UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

WORLD HEART CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

World Heart Corporation
7799 Pardee Lane
Oakland, California  94621

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 20, 2006

TO THE SHAREHOLDERS OF WORLD HEART CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting of Shareholders of WORLD HEART CORPORATION, a Canadian corporation (the “Company” or “WorldHeart”), will be held on Wednesday, December 20, 2006, at 9:00 a.m. local time at Suite 4700, Toronto Dominion Bank Tower, 66 Wellington Street, Toronto, Ontario, Dining Room for the following purposes:

(1)         to receive and to consider the Company’s audited consolidated financial statements for the year ended December 31, 2005, that have been prepared in accordance with generally accepted accounting principles in the United States, together with the report of the auditors thereon;

(2)         to elect directors to serve until the next annual meeting of the shareholders or until their successors are elected or appointed, unless the office is vacated earlier;

(3)         to approve an amendment and restatement of the World Heart Corporation Employee Stock Option Plan  to give the Company the flexibility to grant restricted stock awards, restricted stock unit awards, stock appreciation rights, performance shares and other share-based awards, in addition to incentive and non-statutory stock options, to the directors, employees and consultants of the Company and its affiliates under the plan and to make certain other changes to the plan including increasing the maximum number of common shares that may be issued under the plan from 9,772,505 to 14,772,505;

(4)         to appoint PricewaterhouseCoopers LLP as independent auditors of the Company and to authorize the directors to fix their remuneration;

(5)         to confirm the Company’s new by-law;

(6)         to approve the grant of discretionary authority to the Company’s Board of Directors to amend the Company’s articles to effect a reverse stock split of the Company’s common shares at a ratio within the range from one-to-two to one-to-ten at any time prior to the first anniversary of this Annual and Special Meeting;

(7)         to approve a private placement of the Company’s common shares in the aggregate amount of up to $11.4 million dollars to certain investors; and

(8)         to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on November 17, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at this Annual and Special Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

C. Ian Ross,
Chairman

Oakland, California
November 24, 2006

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN CANADA OR THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE.  EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

World Heart Corporation
7799 Pardee Lane
Oakland, California  94621

PROXY STATEMENT
FOR ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 20, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of management of World Heart Corporation, a Canadian corporation (the “Company” or “WorldHeart”), for use at the Annual and Special Meeting of Shareholders to be held on Wednesday, December 20, 2006, at 9:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Suite 4700, Toronto Dominion Bank Tower, 66 Wellington Street, Toronto, Ontario in the Dining Room. The Company intends to mail this proxy statement and accompanying proxy card on or about November 24, 2006 to all shareholders entitled to vote at the Annual Meeting.

All dollar amounts in the enclosed proxy are in United States dollars, except where otherwise indicated. References to “$” are to United States dollars and references to “Cdn$” are to Canadian dollars and references to “€” are to euros. On November 17, 2006, the noon exchange rate of Canadian dollars in exchange for United States dollars, as reported by the Bank of Canada was Cdn$1.00 = $·. On November 17, 2006, the exchange rate of euros in exchange for United States dollars, as reported by the Bank of New York was €1.00 = $·.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names common shares beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common shares for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of the Company who will not be paid any additional compensation for such services.

The proxy statement is being sent to both registered and non-registered owners of common shares of WorldHeart. If you are a non-registered owner, and WorldHeart or its agent has sent these materials directly to you, your name, address and information about your holdings of common shares, have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding common shares on your behalf.

APPOINTMENT OF PROXY HOLDERS AND REVOCATION OF PROXIES

The persons named in the accompanying form of proxy are directors and/or officers of WorldHeart. A registered shareholder has the right to appoint a person, who need not be a shareholder of WorldHeart, other than the persons designated in the accompanying form of proxy, to attend and act on behalf of the shareholder at the meeting. To exercise this right, a shareholder may either insert such other person’s name in the blank space provided in the accompanying form of proxy or complete another appropriate form of proxy.

To be valid, a proxy must be dated and signed by the shareholder or the shareholder’s attorney authorized in writing or, if the shareholder is a corporation, by a duly authorized officer or attorney. The proxy, to be acted upon, must be deposited with WorldHeart, c/o its registrar and transfer agent, CIBC

Mellon Trust Company, Attention: Proxy Department, 200 Queen’s Quay East, Unit #6, Toronto, Ontario, M5A 4K9 by the close of business on the last business day prior to the date on which the meeting or any adjournment thereof is held, or with the Chair of the meeting on the day of the Annual Meeting or any adjournment thereof.

A shareholder who has given a proxy may revoke it (a) by depositing an instrument in writing (including another proxy) executed by the shareholder or by the shareholder’s attorney authorized in writing, either (i) at the registered office of WorldHeart, 7799 Pardee Lane, Oakland, CA 94621 Attention: Chief Financial Officer, at any time up to and including the last business day prior to the day of the Annual Meeting or any adjournment thereof at which the proxy is to be used, or (ii) with the Chair of the meeting on the day of the meeting at any time before it is exercised on any particular matter, or (b) by attending the Annual Meeting in person and personally voting the shares represented by the proxy prior to the exercise thereof, or (c) in any other manner permitted by law. Attendance at the meeting will not, by itself, revoke a proxy.

VOTING OF PROXIES

The directors and/or officers whose names are printed on the accompanying form of proxy will, on a show of hands or any ballot that may be called for, vote or withhold from voting the shares in respect of which they are appointed in accordance with the direction of the shareholder appointing them. If no choice is specified by the shareholder, the shares will be voted FOR each of the Proposals on the terms disclosed in, this proxy statement.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Annual and Special Meeting of Shareholders, and with respect to any other matter which may properly come before the meeting. As of the date of this proxy statement, management is not aware of any such amendment, variation or other matter proposed or likely to come before the meeting. However, if any such amendment, variation or other matter properly comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such other business in accordance with their judgment.

INFORMATION FOR BENEFICIAL SHAREHOLDERS

The information set forth in this section may be of importance to many shareholders, as a substantial number of shareholders do not hold the common shares of WorldHeart in their own name (beneficial shareholders). In certain cases, a shareholder’s shares may be registered in the name of a third party, such as a broker, securities dealer, trust company, bank or other similar intermediary. Only proxies deposited by shareholders who appear on the records maintained by WorldHeart’s registrar and transfer agent as registered holders of common shares of WorldHeart will be recognized and acted upon at the Annual Meeting. If the common shares are listed in an account statement provided to a beneficial shareholder by a broker, the common shares are likely not to be registered in the shareholder’s name. The common shares are likely to be registered under the name of the shareholder’s broker or an agent of the broker. A significant number of shares are registered under the name of CEDE & Co. (the registration name for the Depository Trust Company which acts as nominee for many United States brokerage firms) or CDS & Co. (the registration name for The Canadian Depositary for Securities, which acts as nominee for many Canadian brokerage firms). Common shares held by brokers (or their agents or nominees) on behalf of the broker’s client can only be voted (for or against resolutions) at the direction of the beneficial holder except for “routine matters” such as the election of directors in uncontested elections and appointment of auditors.

Existing regulatory policy requires brokers and intermediaries to seek voting instructions from beneficial shareholders in advance of shareholders meetings. The various brokers and other intermediaries have their own mailing procedures and provide their own return instructions to clients, which should be carefully followed by beneficial shareholders in order to ensure that their common shares are voted at the Annual  Meeting. The voting instruction form supplied to a beneficial shareholder by its broker (or the agent of the broker) is substantially similar to the form of proxy provided directly to the registered shareholders of WorldHeart. However, its purpose is limited to instructing the registered shareholder (i.e. the broker or agent of the broker) how to vote on behalf of the beneficial shareholder. A significant number of brokers now delegate the responsibility for obtaining instructions from clients to ADP Investor Communications (ADP) in Canada. ADP typically prepares a machine-readable voting instruction form, mails those forms to beneficial shareholders and asks beneficial shareholders to return the forms to ADP, or otherwise communicate voting instructions to ADP (by way of the Internet or telephone, for example). The voting instruction form will name the same persons as the proxy to represent the beneficial shareholder at the Annual Meeting. A beneficial shareholder has the right to appoint a person, including the beneficial shareholder, other than the persons designated in the voting instruction form, to represent the beneficial shareholder at the Annual Meeting. To exercise this right, the beneficial shareholder should insert the name of the desired representative in the blank space provided in the voting instruction form. ADP then tabulates the results of all instructions received and provides appropriate instruction respecting the voting of the common shares to be represented at the meeting. A beneficial shareholder who receives an ADP voting instruction form cannot use the form to vote the common shares directly at the Annual Meeting. The voting instruction forms must be returned to ADP (or instructions respecting the voting of the common shares must otherwise be communicated to ADP) in advance of the Annual Meeting in order to have the common shares voted. If you have any questions respecting the voting of the common shares held through a broker or intermediary, please contact the broker or intermediary for assistance.

Voting Rights and Outstanding Shares

Only holders of record of common shares at the close of business on November 17, 2006 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on November 17, 2006, the Company had outstanding and entitled to vote   •   common shares.

Each holder of record of common shares on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding not less than 33 1/3% of the shares entitled to vote at the meeting are present in person or represented by proxy. Voting at the Annual Meeting will be by show of hands, except where a ballot is demanded by a shareholder or proxyholder entitled to vote at the Annual Meeting or the chair of the Annual Meeting believes that the number of votes against a resolution is greater than 5% of all votes to be cast at the Annual Meeting in respect of the resolution. A shareholder or proxyholder may demand a ballot either before or after any vote by show of hands.  All votes will be tabulated by the inspector of election or scrutineer appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. In determining whether the requisite majority has been achieved to approve any proposal put before shareholders at the Annual Meeting, only votes that have been cast FOR or AGAINST the proposal will be counted. Thus, if approval of a proposal requires a majority of the votes cast at the meeting, the proposal will be approved if the number of votes FOR is greater than the number of votes AGAINST. If approval is required from a certain percentage of the votes cast at the meeting, the proposal will be approved if the votes FOR as a percentage of the total sum of the votes FOR and AGAINST meets or exceeds the required percentage.

Abstentions and broker non-votes will be counted towards a quorum but are not counted for purposes of determining the vote total for any proposal. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Brokerage firms have the authority to vote clients’ shares on “routine” matters.

When a brokerage firm votes its clients’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote clients’ unvoted shares on non-routine matters, which results in a broker non-vote. WorldHeart proposals to elect directors and to appoint auditors are considered routine matters, but the other proposals are not.

Shareholder proposals

WorldHeart currently anticipates that it will hold its 2007 annual meeting of shareholders in May or June 2007. Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 of the Securities and Exchange Commission (the “SEC”) and the Canada Business Corporations Act (“CBCA”), we must receive shareholder proposals for inclusion in WorldHeart’s proxy statement and form of proxy for its 2007 annual meeting of shareholders a reasonable amount of time before the Company begins to print and mail its proxy materials. Except as the Company may otherwise disclose in a filing with the SEC, the Company currently anticipates that any proposal received on or prior to February 17, 2007 will have been timely made.

CONSIDERATION OF THE COMPANY’S AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2005

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

The Company’s U.S. GAAP audited consolidated financial statements for the year ended December 31, 2005, including the report of the independent auditors, are included in the Company’s Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2005 filed with the SEC on March 27, 2006, and amended on April 26, 2006, which is available at the time of Notice of this Annual Meeting of the Shareholders. The audited consolidated financial statements will be placed before the shareholders at the Annual Meeting for the purposes of discussion or comment by the shareholders; however, the audited consolidated financial statements are not required to be approved by a resolution of the shareholders.

The audited consolidated financial statements for the year ended December 31, 2005 and the interim unaudited consolidated financial statements for the nine months ended September 30, 2006 are included as Appendix A-1 and A-2, respectively, to this proxy statement. Management’s Discussion and Analysis of Financial Condition and Results of Operations for the same periods are also included as Appendix B-1 and B-2, respectively, to this proxy statement.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s articles provide for a Board of Directors of not less than one and not more than ten directors to be elected annually. The number of directors is currently fixed at four. Each of the nominees for election is currently a director of the Company who was previously elected by the shareholders.

Set forth below is the name, age and biographical information for each person nominated by the Corporate Governance and Nominating Committee of the Board of Directors as a director. Each such person has agreed to serve if elected, and the Corporate Governance and Nominating Committee and management have no reason to believe that any nominee will be unable to serve. Each elected director will hold office until the next annual meeting of shareholders and until his or her successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

C. Ian Ross (64) (Ontario, Canada) has served as a director of the Company since February 2000. He currently serves as Chairman of the Board of Directors of WorldHeart and is on a number of Board Committees. From July 1999 to September 2003, Mr. Ross was Senior Director, Administration in the

Dean’s Office at the Richard Ivey School of Business, University of Western Ontario, with responsibility for managing the support functions for the business school. Since September 2003, Mr. Ross has been a professional company director. He currently serves as a director of Ontario Power Generation, which is a wholly-owned business corporation charged with managing and operating Crown provincial electricity generation assets, GrowthWorks Canadian Fund Ltd. (Chair), a labour-sponsored venture capital corporation, PetValu Canada Inc. (Chair), a specialty retailer of pet food and pet supplies, Comcare Health Services, a community-based company providing health care solutions, and e-Just Systems Inc. (Chair), a management systems development company providing software to police and the courts.

William C. Garriock (68) (Ontario, Canada), has served as a director of the Company since December 2003. Since 2003, Mr. Garriock has been a professional company director and the retired Chair (from 2000 to 2003) and former President (from 1994 to 1999) of MDS SCIEX, the analytical instrument division of MDS Inc. He was the Executive-at-Large for MDS Inc, a health and life sciences company from 2000 to 2003. From 1993 to 1994, he was Vice President and Managing Partner (Pharmaceuticals) of MDS Health Ventures Inc. following 18 years as President and CEO of Miles Canada Inc. (now Bayer Canada Inc.), a pharmaceutical, diagnostics and consumer products company. Mr. Garriock currently serves as Chair or director of public and private companies, including Cipher Pharmaceuticals Inc., a pharmaceutical development company. In April 2001, Mr. Garriock assumed the role of Director, Chairman and acting President of Ultravision, Inc. to assist in the turnaround of the company. He ceased to be acting President shortly thereafter and resigned as Chairman and Director in July 2002. Ultravision subsequently filed a notice of intent to make a proposal under the BIA in July 2002 and made an assignment of bankruptcy under the BIA in September 2002.

Robert J. Majteles (41) (California, United States) has served as a director of the Company since September 2003. Mr. Majteles founded Treehouse Capital, LLC, an investment firm, in 2001. Currently, Mr. Majteles is on the Board of Directors of Adept Technology, Inc., Macrovision Corporation, Vertical Communications, Inc. and Unify Corporation. Mr. Majteles received a law degree from Stanford University and an undergraduate degree from Columbia University. In addition, Mr. Majteles is a lecturer at the Haas School of Business, University of California, Berkeley and is a lecturer at Stanford Law School.

Jal S. Jassawalla (61) (California, United States) has served as a director of the Company since December 2005 and has been President and Chief Executive Officer of the Company since July 2004. From June 2003 to July 2004, Mr. Jassawalla was Executive Vice President and Chief Technical Officer of the Company and was responsible for research and development, clinical affairs, clinical and technical support and quality. Mr. Jassawalla was a co-founder of Novacor Medical Corporation in 1979 and became an employee of WorldHeart when the Company acquired the Novacor Division of Edwards Lifesciences LLC, formerly Baxter Corporation, in June 2000. Mr. Jassawalla received a graduate degree in engineering from Stanford University and an MBA from the University of California, Berkeley.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees listed above. The four nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote shall be elected directors. Abstentions and broker non-votes will be counted towards a quorum, but are not counted towards the vote total for this proposal. The Company’s management does not anticipate that any of the nominees for election as directors will be unable to serve as a director, but if that should occur for any reason prior to the meeting, the persons named in the enclosed form of proxy reserve the right to vote for another nominee at their discretion.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE IN PROPOSAL 1

COMPENSATION OF DIRECTORS

Each non-employee director of the Company receives an annual cash fee of Cdn$15,000. The Chairman of the Board of Directors receives an additional cash fee of Cdn$48,000, the Chair of the Audit Committee receives an additional cash fee of Cdn$30,000, and the Chairs of each of the other committees receive an additional cash fee of Cdn$25,000. Beginning in 2006, the Chair of the Corporate Governance and Nominating Committee does not receive a fee. An additional Cdn$1,000 per diem fee is paid for meetings attended in person and a Cdn$500 per diem fee is paid for meetings attended by telephone, with a daily maximum of Cdn$1,000. In the fiscal year ended December 31, 2005, the total compensation paid to non-employee directors was Cdn$346,500 of which Cdn$94,000 was for 2004 compensation paid in 2005. Non-employee directors are also entitled to be reimbursed for travel and other expenses incurred in attending meetings of the Board of Directors or of a committee.

Each of the Company’s non-employee directors also receives stock option grants under the World Heart Corporation Employee Stock Option Plan. Options granted under the Plan are non-statutory stock options under the Internal Revenue Code.

During 2005, the Company granted options to purchase 50,000 shares to each non-employee director at an exercise price of $1.48 per share, the fair market value of such common shares on the date of grant.  As of November 17, 2006, no options had been exercised by the directors under the Plan.

Upon consummation of WorldHeart’s 2003 common shares and warrant financing, the Special Situations Funds (as described below) exercised its right to designate two director nominees and designated John F. Carlson and Robert J. Majteles to serve as members of our Board of Directors.

Mr. Majteles and Mr. Carlson joined the Board of Directors in 2003, and were subsequently reelected to serve on the Board at the 2005 annual shareholders meeting. Mr. Majteles serves on the Board of Directors of Adept Technology, Inc. Mr. Richard Juelis, our Chief Financial Officer, also serves on the Board of Directors of Adept. Special Situations Funds, the second largest shareholder of WorldHeart, is also a significant shareholder of Adept. Mr. Majteles is the founder of Treehouse Capital, LLC, an investment firm. Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Fund, L.P. (together, “Special Situations Funds”) have entered into an agreement with Mr. Majteles and Treehouse Capital pursuant to which Treehouse Capital, through Mr. Majteles, provides certain management and financial advisory services for the funds on request. If Mr. Majteles’ services are requested by the funds with respect to a particular portfolio investment, Treehouse Capital is entitled to ten percent of the funds’ net gain (as defined) or net loss (as defined) on the investment during the term of the agreement, offset by certain fees that may be paid by the portfolio company to Treehouse Capital or Mr. Majteles directly. Under the agreement, Mr. Majteles is required to act independently of the funds in discharging his fiduciary duties to shareholders of any company for which he serves as a member of the Board of Directors and also is obligated not to disclose to the funds or use for his own benefit any confidential information he obtains in connection with his service as a director for a particular portfolio company. Mr. Majteles does not have or share voting or dispositive power over any securities held by the funds. Mr. Majteles has agreed to serve as a member of WorldHeart’s Board of Directors pursuant to this agreement.

BOARD COMMITTEES AND MEETINGS AND CORPORATE GOVERNANCE PRACTICES

The Company’s Board of Directors and management consider good corporate governance to be essential for the effective and efficient operation of the Company. National Instrument 58-101

(“NI 58-101”) pursuant to the Securities Act (Ontario) requires the following disclosure with respect to corporate governance practices of the Company.

Board of Directors

Prior to November 10, 2006, the Board of Directors consisted of five directors. On November 10, 2006, the number of directors was reduced to four due to the death of John Carlson. Of the four persons, three of them: C. Ian Ross, William C. Garriock and Robert J. Majteles are independent as such term is defined in NI 58-101 as well as in accordance with Nasdaq Marketplace Rule 4200(a)(15). Mr. Carlson was also considered to be an independent director during his term with the Board of Directors. A majority of the Company’s directors are independent. As noted under the heading “Compensation of Directors,” Robert J. Majteles is a nominee of Special Situations Funds, a significant shareholder of the Company. Mr. Majteles’ arrangements with Special Situations Funds are more fully described under the heading “Compensation of Directors”. Mr. Carlson was a nominee of Special Situations Funds and did not have any similar arrangements with Special Situations Funds. Jal S. Jassawalla, President and Chief Executive Officer, is not independent. The Company’s Board of Directors has determined that the completion of the proposed private placement discussed in “Proposal 6—Private Placement to Certain Investors” will not affect the independence of Mr. Majteles.

Several of the directors are also directors of other reporting issuers (or the equivalent). These various affiliations are more fully described under the heading “Proposal 1—Election of Directors.”

The Chair of the Board of Directors of the Company, Mr. C. Ian Ross, is an independent director. Mr. Ross chairs each meeting of the Board and takes an active role in communicating with the President and CEO as to the operations of the business and ongoing activities of the Company. The Board of Directors is relatively small and maintains very open lines of communication among all the directors and management of the Company.

During the fiscal year ended December 31, 2005, the Board of Directors held eight meetings and acted by unanimous written consent five times. During the fiscal year ended December 31, 2005, each of the directors attended at least 75% of the total meetings of the Board and of the committees on which he served and which were held during the period he was a director or committee member. The following directors attended the following number of Board meetings in the fiscal year ended December 31, 2005:

Name	Number of Meetings
C. Ian Ross	8/8
John F. Carlson	7/8
Robert J. Majteles	8/8
William C. Garriock	8/8
D. Mark Goudie(1)	7/7
Jal S. Jassawalla(1)	1/1

(1)          Mr. Goudie resigned from the Board in December 2005. Mr. Jassawalla joined the Board in December 2005.

Our independent directors have the opportunity to meet in an executive session following each regularly schedule meeting of the Board of Directors. A total of five such executive sessions of the Board of Directors were held in 2005. The members of the Company’s Board of Directors are encouraged, but are not required, to attend the annual meeting of shareholders. C. Ian Ross,  William C. Garriock, Jal S. Jassawalla and Mark Goudie (former director) of our directors attended the 2005 annual meeting.

The Board of Directors does not have a written mandate. The Board of Directors monitors the overall effectiveness of the Company and provides general oversight. The Board of Directors also considers the recommendations of the various Committees before approval.

Position Descriptions

The Board of Directors has adopted a written position description for the Chair of the Board and the Chair of each Committee. The Chair of each Committee is responsible for reporting on the activities of the Committee to the full Board on a periodic basis.

The Board of Directors has developed a written position description for the Chief Executive Officer. The Board of Directors and the CEO develop, on an annual basis, detailed corporate objectives and parameters within which the CEO operates the business of the Company. The Board of Directors is also responsible for annually evaluating the CEO against these objectives.

Board Committees

The Board of Directors has a Compensation Committee, an Audit Committee, a Corporate Governance and Nominating Committee and a Strategic Planning Committee. Each of these committees has a written charter which sets out its governance practices. The charters provide the Board of Directors with the necessary authority and practices to review and evaluate the Company’s business operations and make decisions that are independent of the Company’s management. The charters establish the practices and guidelines that the committees of the Board of Directors will follow with respect to Board and committee composition, meetings of the committees and involvement of senior management. The committee charters are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices.

The Audit Committee consists of C. Ian Ross, William C. Garriock and Robert J. Majteles who replaced  John F. Carlson on the Audit Committee on November 10, 2006. The Compensation Committee consists of Robert J. Majteles (Chair), C. Ian Ross and William C. Garriock. The Corporate Governance and Nominating Committee consists of C. Ian Ross (Chair), William C. Garriock and Robert J. Majteles who replaced  John F. Carlson on the Corporate Governance and Nominating Committee on November 10, 2006. The Strategic Planning Committee consists of William C. Garriock (Chair), C. Ian Ross, Robert J. Majteles and Jal S. Jassawalla.  John F. Carlson served as the Chair of the Audit Committee and on the Corporate Governance and Nominating and the Strategic Planning Committees throughout 2005 and until November 2006. With the exception of the Strategic Planning Committee, each of these committees is comprised solely of independent directors as determined in accordance with stock exchange and  U.S. and Canadian regulatory requirements.

Audit Committee

The Audit Committee of the Board of Directors of the Company assists the Board of Directors in its oversight of the quality and integrity of the accounting, auditing and reporting practices of WorldHeart. The Audit Committee’s role includes overseeing WorldHeart’s internal accounting and auditing processes and discussing with WorldHeart’s management the processes to manage the business, financial risk and compliance with applicable legal, ethical and regulatory requirements. The Audit Committee is responsible for reviewing all financial continuous disclosure filings of WorldHeart, including press releases with respect to earnings and related matters. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditors engaged to prepare and issue audit reports on the financial statements of WorldHeart. The Committee also approves all non-audit expenditures. The Audit Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. During 2005, the Audit Committee was composed of three directors:  John F. Carlson (Chair), C. Ian Ross and William C. Garriock and met seven times during the year. All members of the Company’s Audit Committee are independent (as independence is defined in Nasdaq Marketplace Rule 4200(a)(15) and under Canadian securities regulations) and hold in camera sessions with the auditors of the Company from time to time as well as sessions where non-independent directors and members of management are not in attendance. A total of four such in camera sessions of the Audit Committee were held in 2005. The Board of Directors has determined that each member of the Audit Committee has sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that John F. Carlson was an “audit committee financial expert” as currently defined in Rule 10A-3 of the Exchange Act. Following the Annual Meeting, the Board of Directors anticipates that it will designate another director as an “audit committee financial expert” and the Audit Committee will appoint a new Chair.

Compensation Committee

The principal responsibilities of the Compensation Committee are: (i) to review, approve and recommend to the Board of Directors the annual goals, objectives and compensation of the President and Chief Executive Officer of the Company and to evaluate performance against those goals and objectives; (ii) to oversee the performance evaluation of the Company’s other executive officers and approve and recommend their compensation; (iii) to oversee the administration of the Company’s equity-based compensation and approve grants of equity compensation under the Company’s employee stock option plan. The Compensation Committee’s role includes producing the report on executive compensation required to be included in the Company’s proxy statement. For the fiscal year ended December 31, 2005, no compensation consultant or advisor has been retained to assist in the determining of compensation for the Company’s directors and officers. During 2005, the Compensation Committee was composed of three directors:  Robert J. Majteles (Chair), C. Ian Ross and William C. Garriock, and met twice during the year. All members of the Company’s Compensation Committee are independent (as independence is defined in Nasdaq Marketplace Rule 4200(a)(15) and under Canadian securities regulations). The Board of Directors has adopted a written an Amended and Restated Compensation Committee Charter, a copy of which is available upon written request to the Company at 7799 Pardee Lane, Oakland, California 94621, Attention: Chief Financial Officer.

Corporate Governance and Nominating Committee

The principal responsibilities of the Corporate Governance and Nominating Committee are: (i) to determine the slate of director nominees for election to the Company’s Board of Directors and recommend candidates to fill vacancies that may occur; (ii) to review the composition of the committees of the Board of Directors; and (iii) to monitor compliance with, review and recommend changes to the Company’s compliance with corporate governance regulatory requirements, including issues of significance to the Company and its shareholders, such as disclosure and trading practices. The Corporate Governance and Nominating Committee also reviews director compensation data for companies of a comparable size. This data is compiled by the Company’s management from public sources and is reported to the Committee. Using such information, the Committee formulates a compensation recommendation to the Board of Directors and the final decision is made by the Board of Directors. During 2005, the Corporate Governance and Nominating Committee was composed of three directors:  C. Ian Ross (Chair), John F. Carlson and William C. Garriock and met once. As a result of the death of Mr. Carlson, Mr. Majteles has been appointed to the Corporate Governance and Nominating Committee. All members of the Company’s Corporate Governance and Nominating Committee are independent (as independence is defined in Nasdaq Marketplace Rule 4200(a)(15) and under Canadian securities regulations). The Board of Directors has adopted a written Corporate Governance and Nominating Committee Charter, a copy of which is attached hereto as Appendix C.

Although no established specific minimum qualifications for director nominees have been adopted, the Corporate Governance and Nominating Committee reviews the backgrounds and qualifications of current directors and potential nominees in light of opportunities and risks facing the Company, and the competencies, skills and personal qualities that are desirable to add value to the Company and contribute to the effective governance of the Company. Candidates are identified from a number of sources, including recommendations from Board members, management, shareholders and others. The Corporate Governance and Nominating Committee then presents potential candidates to the Board of Directors for final consideration. The name of any recommended candidate for director may be sent by shareholders  to the attention of the Corporate Governance and Nominating Committee. These requirements are separate from and in addition to the SEC requirements that must be met by a shareholder in order to have a shareholder proposal included in the Company’s proxy statement. See “Information Concerning Solicitation and Voting—Shareholder Proposals.”  To date, the Corporate Governance and Nominating Committee has not received any recommendations from shareholders requesting that the Corporate Governance and Nominating Committee consider a candidate for inclusion among the Corporate Governance and Nominating Committee’s slate of nominees in the Company’s proxy statement.

Strategic Planning Committee

The Strategic Planning Committee’s overall responsibility is to assist the Board of Directors in its long range financial and strategic planning efforts. The primary responsibilities of the Strategic Planning Committee are (i) to make choices on the strategic direction of the Company; (ii) to focus the financial resources of the Company on program initiatives which have the greatest opportunity for technical, commercial and financial success based on the markets and the factors required to succeed in those markets; and (iii) to identify the resources required to ensure a successful implementation of the Company’s strategic plan. All members of the Board of Directors are members of the Strategic Planning Committee and the Committee met once during 2005. The specific responsibilities and functions of the Strategic Planning Committee are delineated in the Strategic Planning Committee Charter.

Assessments

The Corporate Governance and Nominating Committee reviews on an annual basis the effectiveness and contribution of the Board of Directors, the Committees of the Board of Directors and individual directors. The Chair reports to the full Board on the findings. Any agreed upon improvements are implemented as applicable.

Orientation and Continuing Education

Since 2003, no new independent directors have joined the Board of Directors. The Board of Directors has developed a manual for new directors which provides a comprehensive reference source about the Company, the Board of Directors and its Committees. Arrangements are made for specific briefing sessions from appropriate senior personnel to help new directors better understand the Company’s business environment, strategies and operations. Directors are given periodic reviews and more detailed presentations on particular strategies and presentations by the Company’s senior management. Directors are encouraged to enroll in professional development courses.

Ethical Business Conduct

The Board of Directors has adopted a written Code of Ethics for directors, officers, employees and consultants of the Company. A copy of the Code of Ethics has been previously filed with the SEC and with the Canadian securities authorities as an exhibit to the Company’s Annual Report of Form 10-KSB for the year ended December 31, 2004 and is available at www.worldheart.com or upon written request to the Company at World Heart Corporation, 7799 Pardee Lane, Oakland, California 94621 Attention: Chief

Financial Officer. Each employee and officer must confirm in writing that they have read and understood the Code of Ethics. The Company has implemented a complaint procedure which allows employees to report any conduct that is not compliant with the Code of Ethics on an anonymous and/or confidential basis.

The Company has not filed any material change report during the financial year ended December 31, 2005 that pertains to any conduct of a director or executive officer that constitutes a departure from the Code of Ethics. No waivers from the Code of Ethics have been sought or granted.

In the event any transactions or agreements occur in respect of which a director has a material interest, the director will excuse himself from voting on the matter and remove himself from the meeting while the transaction at issue is being considered by the Board of Directors.

The Board of Directors sets the tone for ethical conduct throughout the Company by considering and discussing ethical considerations when reviewing corporate transactions and other Company activities. The Corporate Governance and Nominating Committee, which is comprised of entirely independent directors, oversees the Company’s Code of Ethics and compliance with various regulatory requirements.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may contact an individual director, the Board of Directors as a group or a specific committee of the Board of Directors, including the non-management directors as a group, by the following means: by mail to Investor Relations, World Heart Corporation, 7799 Pardee Lane, Oakland, California 94621; or by email to investors@worldheart.com. You must include your name and address and indicate whether you are a shareholder of the Company. The Company will initially compile all communications and summarize all lengthy, repetitive or duplicative communications before forwarding them to the addressee. The Company will not forward non-substantive communications, communications that pertain to personal grievances or communications that it determines to be primarily commercial in nature or related to an improper or irrelevant topic, or that requests general information about the Company, but instead will forward them to the appropriate department within the Company for resolution. In this case, the Corporate Secretary will retain a copy of such communication for review by any director upon his request.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The following is the report of the Audit Committee of the Board of Directors dated October 24, 2006 with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2005, which include the consolidated balance sheets of the Company as of December 31, 2005, and the related consolidated statements of operations, shareholders’ equity and cash flows for  the period ended December 31, 2005, and the notes thereto.

The Audit Committee reviews the Company’s consolidated financial statements, corporate accounting and financial reporting process and internal controls on behalf of the Board of Directors. All of the members of the Audit Committee are independent under the current requirements of the Nasdaq Global Market and the current requirements of the TSX, and in accordance with SEC rules and regulations and Canadian securities regulatory requirements. As of the date of this report, Mr. Carlson, Chair of the Audit Committee, qualified as an “audit committee financial expert” within the meaning of that term as defined by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act of 2002. The Audit Committee has a written

(1)          This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before of after the date hereof and irrespective of any general incorporation language in any such filing.

charter describing its functions which was amended and restated and approved by the Board of Directors in December 2003, a copy of which is attached hereto as Appendix D.

The Company’s management is primarily responsible for preparing the Company’s financial statements and  for the overall reporting process, including the Company’s systems of internal control over financial reporting. In fulfilling its oversight responsibilities with respect to the Company’s corporate accounting and financial reporting process, the Audit Committee regularly reviews and discusses the financial statements with management, including the discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management represented to the Audit Committee that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2005 were prepared in accordance with generally accepted accounting principles of both the United States and Canada, and the Audit Committee has reviewed the audited consolidated financial statements with management.

The Audit Committee also meets regularly with the Company’s independent auditors who have unrestricted access to the Audit Committee. The Audit Committee is directly responsible for the compensation, appointment, retention and oversight of the Company’s independent auditors. The independent auditors report directly to the Audit Committee. The Audit Committee discussed with the independent auditors the overall scope and plans for their audit, and the Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed with PricewaterhouseCoopers LLP, the Company’s independent auditors who are responsible for auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles of both the United States and Canada, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has reviewed and discussed the audited consolidated financial statements with the independent auditors. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP such auditor’s independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and considered the compatibility of any non-audit services with the independence of PricewaterhouseCoopers LLP.

Based on the considerations above, the Audit Committee recommended to the Board of Directors and the Board of Directors has approved, the inclusion of the U.S. GAAP and Canadian GAAP audited consolidated financial statements in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 filed with the SEC in March 2006 and amended in April 2006.

AUDIT COMMITTEE
John Carlson, Chair
William Garriock
C. Ian Ross

Subsequent to the date of the Report of the Audit Committee of the Board of Directors, Mr. Carlson died. Mr. Majteles has been appointed to the Audit Committee to replace Mr. Carlson. Following the Annual Meeting, the Board of Directors anticipates that it will designate another director as an “audit committee financial expert” and the Audit Committee will appoint a new Chair.

PROPOSAL 2

APPROVAL OF THE WORLD HEART CORPORATION 2006 EQUITY INCENTIVE PLAN

The Board of Directors, upon the recommendation of the Compensation Committee, approved and adopted the amended and restated World Heart Corporation 2006 Equity Incentive Plan (the “Plan”), formerly known as the World Heart Corporation Employee Stock Option Plan, on July 27, 2006 and again on November 10, 2006, to be effective as of the date of shareholder approval.

The Plan is an element of the Company’s overall compensation strategy to align employee compensation with the Company’s business objectives, strategy and performance. The Plan is designed to reward the Company’s employees for delivering measurable results. The Company is dependent on its ability to attract and retain qualified scientific, technical and key management personnel. The purpose of the Plan is to enable the Company to attract, retain and reward highly qualified individuals who contribute to our success and motivate them to enhance the value of the Company. In response to a changing compensation environment, the Company wishes to amend and restate the Plan to allow for the grant of stock awards other than stock options and to make certain other changes to the Plan as more fully described below, primarily in response to changing rules and regulations and the Company’s consolidation of its operation in the United States. Specifically, the Company would like the ability to grant restricted stock awards, restricted stock unit awards, stock appreciation rights and performance shares to its and its subsidiaries’ directors, employees and consultants. These types of grants are not currently permitted under the Plan.

In addition, the maximum number of common shares under the Plan would be increased by five million common shares from 9,772,505 to 14,772,505 common shares. This increase would assist the Company in meeting its previously stated objectives of the Board that it was appropriate for the number of options reserved under the Plan to be approximately 10% to 15% of the issued and outstanding common shares of WorldHeart. At the time the Board made its determinations in 2005, it  reviewed various studies in the marketplace including the 2003 MEDIC report for companies based in the United States and the TechEdge report for the Canadian technology market and subsequently the 2005 MEDIC report and the Radford Survey and several other less comprehensive equity compensation surveys for publicly and privately held companies all of which were compiled by independent research firms. The Board and Compensation Committee continue to support this objective. After giving effect to the maximum share issuances contemplated under “Proposal 6—Private Placement to Certain Investors” in this proxy statement, 14,772,505 common shares would represent approximately 13% of the issued and outstanding shares of WorldHeart, without giving effect to securities exercisable into common shares such as warrants or common shares issuable under the Plan. As of November 17, 2006, 3,021,419 common shares were available for grant under the Plan and options exercisable for 6,751,086 common shares were outstanding under the Plan.

AMENDMENT AND RESTATEMENT OF THE COMPANY’S EMPLOYEE STOCK OPTION PLAN

The amendment and restatement of the Plan is subject to approval by our shareholders and will not become effective until the amended and restated Plan is approved by our shareholders. The Board of Directors believes approval of the Plan is in the best interest of the Company and its shareholders. The Company’s executive officers and directors have an interest in this proposal. If the shareholders approve the Plan, it will replace the current version of the Plan. Otherwise, the current version of Plan will remain in effect.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy will be required to approve the amendment and restatement of the Plan, other than the votes attaching to common shares beneficially owned by directors and officers of the Company and their respective associates. Accordingly the votes attached to 348,055 common shares will not be entitled to be cast in connection with the resolution.  Shares represented by executed proxies will be voted, if authority to do so is not withheld, in favor of the amendment and restatement of the Plan. Abstentions and broker non-votes will be counted towards a quorum but are not counted towards the vote total for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

SUMMARY DESCRIPTION OF THE PLAN

The following description of the Plan below is qualified in its entirety by reference to the provisions of the amended and restated Plan itself, which includes as a schedule to the amended and restated Plan, the unamended stock option plan, attached as Appendix E to this proxy statement. All references to the Plan describe the Plan as amended and restated.

Purpose of the Plan

The Company, by means of the Plan, seeks to retain the services of persons who are now employees, directors or consultants of the Company, to secure and retain the services of new employees, directors and consultants and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. The purpose of the Plan is to provide a means by which employees, directors and consultants of the Company may be given an opportunity to benefit from increases in value of the Company’s common shares through the granting of the following types of awards:  (i) incentive stock options; (ii) non-statutory stock options; (iii) stock appreciation rights; (iv) restricted stock awards; (v) restricted stock units awards; (vi) performance shares; and (vii) other share-based awards. As of November 17, 2006, the last reported sales price of the Company’s common shares on the Nasdaq Global Market was $   •   and on the TSX was Cdn$   •   . Currently, an undetermined number of consultants, three non-employee directors, seven executive officers and all of WorldHeart’s employees and non-executive officers are entitled to participate in the Plan.

Plan Basics

Eligible participants:	Employees, directors and consultants of the Company and its affiliates
Types of awards:	Incentive stock options Non-statutory stock options Stock appreciation rights Other share-based awards	Restricted stock awards Restricted stock unit awards Performance shares
Shares available for issuance:

Subject to recapitalization adjustments, 14,772,505 shares of the Company’s common shares are reserved under the Plan. If any outstanding option or stock appreciation right expires or is terminated or any restricted stock or other share-based award is forfeited, then the shares allocable to the unexercised or forfeited portion of the award may again be available for issuance under the Plan.

Limitations:	No more than 3,000,000 shares of common shares subject to stock awards may be granted to an eligible participant in any calendar year.
Administration:	The Plan will be administered by the Compensation Committee of the Board of Directors.
Effective date:	The Plan is effective upon approval by the Company’s shareholders.
Plan term:	The Plan will terminate on the tenth anniversary of the date of Board of Directors approval unless earlier terminated by the Board of Directors.
Capitalization adjustments:

Share reserve, limitations, purchase price and number of shares subject to outstanding stock awards may be adjusted in the event of a stock split, reverse stock split, stock dividend, merger, consolidation, reorganization, recapitalization, or similar transaction.

Change in control:	If acquiring entity refuses to assume or substitute for the stock award, then vesting and exercisability of stock awards will be accelerated in full at the discretion of Board of Directors.
Awards in foreign countries:	The Board of Directors may adopt modifications, procedures and sub-plans as may be necessary or desirable to grant stock awards to employees and directors who are working outside of the United States.
Repricing and option exchange programs:	Not permitted without stockholder approval.

Stock Options and Stock Appreciation Rights

Term:	Not more than 10 years from the date of grant.
Exercise price:	Not less than 100% of the fair market value of the underlying stock on the date of grant.
Method of exercise:	Cash	Delivery of common shares (including delivery by attestation)
	Net exercise	Any other form of legal consideration
Transferability:

Incentive stock options are nontransferable, except upon death. Non-statutory stock options and stock appreciation rights are transferable upon death or divorce. With permission of the Board of Directors some non-statutory stock options may be transferred to certain family members of the optionholder.

Vesting:	To be determined by the Board of Directors at the time of grant; the Board of Directors may accelerate vesting and exercisability at any time.

Termination of service:

Unvested portion of option or stock appreciation right is forfeited; limited post-termination exercise period may be imposed, for example:

·  3 months after continuous service to the Company or an affiliate terminates, except:

—  immediately if separation is for cause.

—  at least 6 months if separation due to disability.

—  at least 6 months if separation due to death.

Payment:	Stock appreciation rights may be settled in cash (subject to variable plan accounting), stock, or in a combination of cash and stock.

Restricted Stock Awards; Restricted Stock Unit Awards; Performance Shares; and Other Share-Based Awards

Purchase price:	Determined by the Board of Directors at time of grant; may be zero if permissible under applicable law.
Consideration:	Determined by the Board of Directors at the time of grant; may be in any form permissible under applicable law.
Vesting:	Determined by the Board of Directors at time of grant; may be based on achievement of performance objectives. The Board of Directors may accelerate vesting at any time.
Performance objectives:

The Board of Directors may condition the grant or vesting of stock awards upon the attainment of one or more of the performance objectives listed below or upon such other factors as the Board of Directors may determine.

	· Return on total shareholder equity · Net income · Stock price · Net earnings · Related return ratios · Cash flow · Earnings before interest, taxes, depreciation, and amortization	· Revenues · Return on total capital · Profit before taxation · Product development milestones · Clinical trial milestones
Transferability:	Stock awards are transferable as provided in the applicable stock award agreement.
Termination of service:	Unvested portion of the stock award is forfeited.

Dividend equivalents:	Dividend equivalents may be credited in respect of common share equivalents underlying Restricted Stock Unit Awards and Performance Shares.
Payment:

Restricted stock, restricted stock units and performance shares may be settled only in common shares. Other share-based awards may be settled in cash (subject to variable plan accounting), stock, or in a combination of cash and stock.

Deferral of award payment:

The Board of Directors may establish one or more programs to permit selected participants to elect to defer receipt of consideration upon vesting of restricted stock unit awards and performance shares, the satisfaction of performance objectives, or other events which would entitle the participant to payment, receipt of common shares or other considerations.

NEW PLAN BENEFITS

A new plan benefits table is set forth below. All awards under the Plan are discretionary, except for certain option grants to non-employee directors. If the Plan, as amended and restated, had been in effect in 2005, actual grants, to specified groups, under the Plan during the year ended December 31, 2005 were as follows:

Name and Position	Number of Options for Common Shares
Jal S. Jassawalla, President and CEO	1,000,000
A. Richard Juelis, Vice President, Finance, Chief Financial Officer	275,000
Piet Jansen, M.D., Managing Director, Europe	85,000
John Marinchak, Vice President, Marketing and Sales	100,000
John J. Vajda, Vice President, Manufacturing	250,000
Phillip J. Miller Vice President, Research and Development	145,000
Pratap Khanwilkar Vice President, Rotary Systems and Business Development	425,000
Executive Group (7 persons)	2,280,000
Non-Executive Director Group (4 persons)	200,000
Non-Executive Officer Employee Group (121 persons)	890,750

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is only a brief summary of the effect of U.S. federal income taxation on the Plan participants and the Company. This summary does not discuss the income tax laws of any other jurisdiction (such as a local, state or country in which the recipient of the award may reside). For purposes of this discussion “Code” is the Internal Revenue Code of 1986, as amended.

Incentive Stock Options.   No regular federal income tax will be payable by the participant or the Company at the time of grant or exercise of an incentive stock option that satisfies the requirements of Code Section 422; however, alternative minimum tax may be payable upon exercise on the difference between the exercise price and the fair market value of the shares. The participant will recognize long term capital gain or loss on the sale or exchange of the shares acquired upon the exercise of the incentive stock option if the participant sells or exchanges the shares at least two years after the date of grant and more than one year after the date of exercise. If the participant sells or exchanges the shares earlier than the expiration of these two holding periods, then the participant will recognize ordinary income equal to the lesser of the difference between the exercise price of the option and the fair market value of the shares on the date of exercise and the difference between the sales price and the exercise price. Any additional gain on the sale of the shares will be capital gain. The Company will be entitled to deduct the amount, if any, that the participant recognizes as ordinary income, subject to certain reporting requirements.

Non-statutory Stock Options.   No tax will be payable by the participant or the Company at the time of grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, the excess, if any, of the fair market value of the shares with respect to which the award is exercised over the exercise price of the award will be treated for Federal tax purposes as ordinary income. Any additional profit or loss realized on the sale or exchange of the shares will be treated as a capital gain or loss. The Company will be entitled to deduct the amount, if any, by which the fair market value of the shares on the date of exercise exceeds the exercise price.

Restricted Stock.   Generally, no taxes are due when the restricted stock award is initially granted and no deduction will be taken by the Company at that time. The difference between the fair market value of the shares subject to the award and the price paid for such shares, if any, is taxable as ordinary income when the shares are no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable) or upon grant if a valid section 83(b) election is made. The Company will be entitled to a corresponding deduction at the time the participant is subject to tax. Any additional profit or loss realized on the sale or exchange of the shares will be treated as a capital gain or loss.

Restricted Stock Units and Performance Shares.   Generally, no taxes are due when the restricted stock units or performance shares are initially granted and no deduction is taken by the Company at that time. Subject to the award satisfying the requirements of Code Section 409A, the fair market value of the shares awarded is taxable to the participant when such shares are paid to the participant. The Company will be entitled to deduct the amount, if any, that the participant recognizes as ordinary income.

Section 162(m).   Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. Stock awards will qualify as “performance-based compensation” if the grant of the stock award or the vesting of the stock award is subject to one or more performance objectives that satisfy the requirements of Section 162(m).

Deferred Compensation.   Subject to further guidance from the Internal Revenue Service, restricted stock awards, restricted stock unit awards and performance shares that may be deferred beyond the vesting date are deferred compensation subject to the design limitations and requirements of Code Section 409A.

If the requirements of Code Section 409A are not satisfied, deferred amounts will be subject to tax upon vesting at ordinary income rates plus an additional penalty equal to 20% of the amount deferred.

All of the awards under the Plan will be discretionary. Therefore, the benefits and amounts that may be granted to Company’s executive officers, directors and other employees under the Plan are not determinable. Stock options granted to the Named Executive Officers in 2005 are set forth below under “Compensation of Executive Officers—Summary of Compensation.”  Stock options granted to non-employee directors are set forth under “Election of Directors—Compensation of Directors.”  In addition, during 2005, a total of 5,358,475 stock options were granted to the Company’s employees.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to the Plan, which was the only equity compensation plan in effect as of December 31, 2005. The Plan was initially adopted in December 1996 and has been amended and restated several times. At last year’s annual meeting on July 18, 2005, the shareholders approved the last amendments to the Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	6,803,804	$1.73	2,968,701
Equity compensation plans not approved by security holders	—	—	—
Total	6,803,804	$1.73	2,968,701

PROPOSAL 3

APPOINTMENT OF AUDITORS

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006 and has further directed that management submit the selection of independent auditors for approval by the shareholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements since April 1, 1996. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting where they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The remuneration of the independent auditors would have to be fixed by the shareholders if the shareholders do not authorize the directors to fix the remuneration of such auditors. The auditors’ remuneration is determined by the Audit Committee and is fixed by the Board of Directors after reviewing the auditors’ letter of engagement with respect to the services to be offered by the auditors to the Company. Periodically management also looks at the audit fees reported by comparable companies in their public filings to determine costs in the competitive market place.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy will be required to approve the appointment of PricewaterhouseCoopers LLP. Abstentions and broker non-votes will be counted towards a quorum but are not counted towards the vote total for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3

AUDIT FEES

During the last two fiscal years ended December 31, 2005 and December 31, 2004, the aggregate fees billed by PricewaterhouseCoopers LLP for the professional services rendered for the audit of the Company’s annual financial statements and for the reviews of the financial statements included in the Company’s Forms 10-QSB or services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements for such fiscal years were approximately Cdn$273,000 and Cdn$230,000, respectively.

AUDIT-RELATED FEES

During the last two fiscal years ended December 31, 2005 and December 31, 2004, the aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not otherwise reported above under “Audit Fees” were approximately Cdn$167,000 and nil, respectively. These services primarily related to the Management Information Circular (Proxy) filing.

TAX FEES

During the last two fiscal years ended December 31, 2005 and December 31, 2004, the aggregate fees billed by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning were approximately Cdn$242,000 and Cdn$90,000, respectively. These services included assistance with tax return preparation and review, federal, state and international tax compliance, strategic tax planning services and services to the Company’s international subsidiaries.

ALL OTHER FEES

During the last two fiscal years ended December 31, 2005 and December 31, 2004, the aggregate fees billed by PricewaterhouseCoopers LLP for products and professional services other than those described above were nil for both periods. These services included tax planning related to the MedQuest acquisition, re-incorporation, tax monetization and support for the resolution of the ongoing provincial sales tax audit.

PRE-APPROVAL POLICIES AND PROCEDURES

Under its charter adopted by the Board of Directors on December 16, 2003, the Audit Committee has the authority and responsibility to review and approve in advance all auditing services of the independent auditors, including related fees and terms, and all non-audit service mandates, including related fees and terms, to the extent permitted by applicable laws, regulations and policies. The Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve non-audit services to be provided by the independent auditors provided that any such approvals made by the designated individuals will be reported to the full Audit Committee at its next scheduled meeting. All of the services described above were pre-approved by the Audit Committee.

AUDITORS’ INDEPENDENCE

The Audit Committee has determined that the rendering of all the aforementioned services by PricewaterhouseCoopers LLP were compatible with maintaining the auditors’ independence. During the fiscal year ended December 31, 2005, none of the total hours expended on the Company’s financial audit by PricewaterhouseCoopers LLP were provided by persons other than PricewaterhouseCoopers LLP’s full-time permanent employees.

PROPOSAL  4

CONFIRMATION OF NEW BY-LAW

The Company was incorporated by articles of incorporation under the laws of the Province of Ontario on April 1, 1996. On December 14, 2005, the Company filed articles of continuance and continued under the laws of Canada. In conjunction with the continuance, a new by-law was adopted by the Company’s Board of Directors on December 21, 2005, subject to confirmation by the shareholders at the Annual Meeting. The complete copy of the new by-law was filed with the SEC on the Company’s Report on Form 8-K dated December 21, 2005 (Commission File No. 000-28882), and is attached hereto as Appendix F. Other than the changes necessary as a result of the continuance under the laws of Canada, no material changes have been made to the by-law.

CONFIRMATION OF NEW BY-LAW

At the Annual Meeting, shareholders will be asked to consider, and if thought advisable, to approve a resolution confirming the new by-law of the Company.

In order for the by-law to be confirmed and remain in effect, the resolution must be approved by the affirmative vote of not less than a simple majority of the votes cast in respect thereof, in person or by proxy, at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, in favor of the confirmation of the new by-law. Abstentions and broker non-votes will be counted towards a quorum but are not counted towards the vote total for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4

PROPOSAL 5

APPROVAL OF GRANT OF DISCRETIONARY AUTHORITY TO THE COMPANY’S BOARD OF DIRECTORS TO AMEND
THE COMPANY’S ARTICLES TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON SHARES AT A
RATIO WITHIN THE RANGE FROM ONE-TO-TWO TO ONE-TO-TEN AT ANY TIME PRIOR TO THE FIRST
ANNIVERSARY OF THIS ANNUAL MEETING

General

As of November 17, 2006, the Company’s aggregate market capitalization was approximately $   •   . Because over 66 million shares, including 11 million common shares that were issued in a private placement on November   •   , 2006, of the Company’s common shares were outstanding, the per share price of the Company’s common shares on that date was only $                           . The Board of Directors has unanimously approved amendments to the Company’s articles to effect a reverse stock split of all outstanding common shares of the Company at an exchange ratio ranging from one-to-two to one-to-ten. The Board has recommended that these proposed amendments be presented to the shareholders of the Company for approval. You are now being asked to vote upon these amendments to the Company’s articles to effect this reverse stock split whereby a number of outstanding common shares of the Company between and including two and ten, such number consisting only of whole shares, will be combined into one common share. Upon receiving shareholder approval, the Board will have the sole discretion to elect, as it determines to be in the best interests of WorldHeart and its shareholders, whether or not to effect a reverse stock split, and if so, the number of common shares between and including two and ten which will be combined into one common share, at any time before the first anniversary of this Annual Meeting of shareholders. The Board believes that shareholder approval of these amendments granting the Board this discretion, rather than approval of a specified exchange ratio, provides the Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of WorldHeart and its shareholders.

The text of the forms of proposed amendments to the Company’s articles is attached to this proxy statement as Appendix G. By approving these amendments, shareholders will approve an amendment to the articles pursuant to which any whole number of outstanding shares between and including two and ten would be combined into one common share, and authorize the Board to file such amendment, as determined by the Board in the manner described herein. The Board may also elect not to do any reverse split.

If our shareholders approve the reverse stock split proposal and the Board determines that it is in the best interests of the Company and its shareholders to implement the reverse stock split, the Company will file one selected amendment to its articles with Industry Canada (as described below) which will effect a reverse split of the common shares then issued and outstanding at the specific ratio determined by the Board of Directors. The reverse stock split, if implemented, would not change the unlimited number of authorized shares of common shares or preferred shares. Except for any changes as a result of the treatment of fractional shares (as described below), each shareholder will hold the same percentage of common shares outstanding immediately prior to the reverse stock split as such shareholder did immediately prior to the split.

Reasons for the Reverse Stock Split

In order to reduce the number of common shares of the Company outstanding and thereby attempt to proportionally raise the per share price of the Company’s common shares, the Board of Directors believes that it is in the best interests of the Company’s shareholders for the Board of Directors to obtain the authority to implement a reverse stock split. The Board of Directors believes that shareholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the Board of Directors with maximum flexibility to achieve the purposes of the reverse stock split. If the shareholders approve the reverse stock split proposal, the reverse stock split will be effected, if at all, only upon a determination by the Board of Directors that the reverse stock split is in the best interests of the Company and its shareholders at that time. In connection with any determination to effect a reverse stock split, the Board of Directors will set the timing for such a split and select the specific ratio within the approved range. These determinations will be made by the Board of Directors to create the greatest marketability of the Company’s common shares based on prevailing market conditions at that time. No further action on the part of shareholders will be required to either implement or abandon the reverse stock split. If the Board of Directors does not implement a reverse stock split prior to the first anniversary of this Annual Meeting, the authority granted in this proposal to implement a reverse stock split on these terms will terminate. The Board of Directors reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the split is no longer in the best interests of the Company and its shareholders.

The Board of Directors seeks authority to implement the reverse stock split for the following resons:

·       The Board of Directors believes that a higher stock price may help generate investor interest in the Company and help the Company attract and retain qualified employees and other service providers; and

·       The Board of Directors believes a that a reverse stock split may be the most effective means of avoiding a potential delisting of the Company’s common shares from the Nasdaq Global Market.

Potential Increased Investor Interest

The Board of Directors is seeking shareholder approval of the authority to implement a reverse stock split because it believes that a higher stock price may help generate investor interest in the Company and help the Company attract and retain qualified employees and other service providers. The Board of Directors believes that institutional investors and investment funds are generally reluctant to invest in lower priced stocks. Accordingly, the Board of Directors concluded that reducing the number of outstanding common shares of the Company might be desirable in order to attempt to support a higher stock price per share based on the Company’s current market capitalization. In addition, the Board of Directors considered that the Company’s common shares may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks.

Nasdaq Stock Market Listing

The Company’s common shares are quoted on the Nasdaq Global Market under the symbol “WHRT.” On June 20, 2006, the Company received a letter from Nasdaq indicating that, for 30 consecutive business days, the bid price of the Company’s common shares had closed below the minimum $1.00 per share requirement for continued listing on Nasdaq and that, in accordance with Nasdaq rules, the Company had 180 calendar days (until December 18, 2006) to regain compliance. If, at any time before December 18, 2006, the bid price of the Company’s common shares closes at $1.00 per share or more for a minimum of ten consecutive business days, the Company should regain compliance with the minimum bid price rules. If the Company does not regain compliance by December 18, 2006, it may be granted an additional 180-day period to regain compliance if the Company applies for a transfer to the Nasdaq Capital Market and meets that markets initial listing criteria other than the minimum bid price requirement. If the Company does not regain compliance with the minimum bid price rules within the allotted compliance period, the Company’s common shares may be delisted from Nasdaq. At that time, the Company would be entitled to appeal the staff’s determination to a Nasdaq Listing Qualifications Panel. If the common shares were to be delisted, and do not qualify for trading on the Nasdaq Capital Market, they would trade on the OTC Bulletin Board or in the “pink sheets” maintained by the National Quotation Bureau, Inc. Such alternative markets are generally considered to be less efficient than, and not as broad as, the Nasdaq Global Market or the Nasdaq Capital Market.

Certain Risks Associated With the Reverse Stock Split

The Board expects that a reverse stock split of the common shares will increase the market price of the common shares so that the Company is able to maintain compliance with the Nasdaq minimum bid price listing standard. However, the effect of a reverse split upon the market price of the common shares cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the common shares after the reverse split will not rise in proportion to the reduction in the number of common shares outstanding resulting from the reverse stock split, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The market price of the common shares may vary based on other factors which are unrelated to the number of shares outstanding, including the Company’s future performance. In addition, there can be no assurance that the common shares will not be delisted due to a failure to meet other continued listing requirements even if the market price per post-reverse split common share remains in excess of $1.00. Notwithstanding the foregoing, the Board believes that the proposed reverse stock split, when implemented within the proposed exchange ratio range, will result in the market price of the common shares rising to the level necessary to satisfy the $1.00 minimum bid price requirement.

There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers or will increase the Company’s ability to attract and retain employees and other service providers .

The market price of the Company’s common shares will also be based on the Company’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of the Company’s common shares declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company’s common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of the Company’s common shares could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

Corporate Matters

If approved and effected, the reverse stock split would have the following effects:

·       Depending on the exact reverse stock split ratio selected by the Board, between and including two and ten common shares owned by a shareholder would be exchanged for one new common share;

·       The number of issued and outstanding common shares of the Company will be reduced proportionately based on the reverse stock split ratio selected by the Board;

·       Based on the reverse stock split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase common shares of the Company’s, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split; and

·       The number of shares reserved for issuance under the Company’s existing equity incentive plan will be reduced proportionately based on the reverse stock split ratio selected by the Board.

If approved and effected, the reverse stock split will be effected simultaneously for all of the Company’s common shares and the ratio will be the same for all of the Company’s common shares. The reverse stock split will affect all of the Company’s shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of the Company’s shareholders owning a fractional share. Any fractional shares will be eliminated and shareholders will not be compensated for such fractional shares. Common shares issued pursuant to the reverse stock split will remain fully paid and non-assessable It is not anticipated that the reverse split will materially, if at all, affect the number of the Company’s outstanding shareholders. The common shares are currently registered under Section 12 of the Securities Exchange Act of 1934 and the Company is subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934. The proposed reverse stock split will not affect the registration of the common shares under the Securities Exchange Act of 1934. If the proposed reverse stock split is implemented, Nasdaq would likely add the letter “D” to the end of the Company’s trading symbol (“WHRT”) for a period of 20 trading days to indicate that the reverse stock split has occurred), while the shares would continue to be traded on the Toronto Stock Exchange under the symbol “WHT.”

Fractional Shares

No scrip or fractional certificates will be issued in connection with the reverse stock split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of common shares not evenly divisible by the number selected by the Board for the reverse stock split ratio will not be entitled to cash compensation and holder will lose any entitlement to such fractional shares upon surrender of certificate(s) representing such shares.

If approved and effected, the reverse stock split will result in some shareholders owning “odd lots” of less than 100 shares of the Company’s common shares. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Warrants and Options

The reverse stock split will not affect the ownership of option and warrant holders. Upon the exercise of any options or warrants, resulting shares issued will be issued on a post-consolidation basis. No exchange of option or warrant certificates is required at the time of the reverse stock split.

Authorized Shares

Upon the effectiveness of the reverse stock split, the number of authorized common shares that are not issued or outstanding would continue to be unlimited despite the reduction in the number of common shares of the Company’s issued and outstanding based on the reverse stock split ratio selected by the Board. As of November 17, 2006, the Company had unlimited common shares authorized and 66,479,549 shares of common shares issued and outstanding, including 11,000,000 shares that were issued in a private placement on November   •   , 2006. and unlimited preferred shares authorized and no preferred shares issued and outstanding. Authorized unissued shares will be available for issuance, and the Company may issue such shares in financings or otherwise. If the Company issues additional shares, the ownership interest of holders of the Company’s common shares may also be diluted. Furthermore, the issued shares may have rights, preferences or privileges senior to those of the Company’s common shares.

Accounting Matters

The Company’s common shares are no par value shares and therefore the reverse stock split will not affect the total stated capital on the Company’s balance sheet attributable to the Company’s common shares. The per share net income or loss of the Company’s common shares, for all periods, will be restated because there will be fewer outstanding common shares of the Company.

Potential Anti-Takeover Effect

The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended. The Company’s Board does not currently contemplate recommending the adoption of any other amendments to the Company’s articles of continuance that could be construed to affect the ability of third parties to take over or change the control of the Company.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the shareholders approve the proposal to authorize the Board of Directors to implement the reverse stock split and the Board of Directors decides to implement the reverse stock split on or prior to the first anniversary of this Annual Meeting, the Company will file an amendment to the articles with Industry Canada. The reverse stock split will become effective at the time specified in such amendment, which is referred to below as the “effective time.” Beginning at the effective time, each certificate representing pre-split common shares will be deemed for all corporate purposes to evidence ownership of new post-split common shares. The text of the form of each amendment attached hereto is subject to modification to include such changes as may be required by Industry Canada and as the Board deems necessary and advisable to effect the reverse stock split, including the insertion of the effective time and the applicable reverse stock split ratio determined by the Board.

As soon as practicable after the effective time, shareholders will be notified that the reverse stock split has been effected. The Company expects that its transfer agent, CIBC Mellon Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split common shares will be asked to surrender to the exchange agent certificates representing pre-split common shares in exchange for certificates representing new post-split common shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its shareholders. As required by the Toronto Stock Exchange, a new CUSIP number will be assigned and replacement share certificates will be issued. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any pre-split common shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new post-split common shares. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Dissent Rights

Under, the Canada Business Corporations Act, the Company’s shareholders are not entitled to dissent rights with respect to the reverse stock split, and the Company will not independently provide shareholders with any such right.

U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-split common shares were, and the post-split common shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder.

If round down shares:

A shareholder may hold a number of pre-split common shares that is divisible by the exchange ratio into a whole number of post-split common shares (“Whole Shareholders”) or into a whole number plus a fractional share of post-split common shares (“Fractional Shareholders”).

No gain or loss should be recognized by a Whole Shareholder upon such shareholder’s exchange of pre-split common shares for post-split common shares pursuant to the reverse stock split. The aggregate tax basis of the post-split common shares received in the reverse stock split will be the same as the shareholder’s aggregate tax basis in the pre-split common shares exchanged therefor. The shareholder’s holding period for the post-split common shares will include the period during which the shareholder held the pre-split common shares surrendered in the reverse stock split.

Fractional Shareholders will not receive fractional shares in the reverse stock split and will instead receive a number of shares that is rounded down to a whole number. Fractional Shareholders should consult their own tax advisors on whether to allocate their aggregate tax basis in their pre-split common shares entirely to their post-split common shares or, alternatively, whether they should allocate a portion of such basis to the fractional shares which they would have received had their post-split common shares not been rounded down to a whole number and recognize a loss on such fractional share equal to the basis so allocated. Other than a possible loss with respect to the fractional shares not received, no gain or loss should be recognized by a Fractional Shareholder upon such shareholder’s exchange of pre-split common shares for post-split common shares pursuant to the reverse stock split and the shareholder’s holding period for the post-split common shares will include the period during which the shareholder held the pre-split common shares surrendered in the reverse stock split.

The Company’s view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each shareholder should consult with his, her or its own tax advisor with respect to all of the potential tax consequences to him, her or it of the reverse stock split.

Canadian Federal Income Tax Consequences

The reverse stock split does not constitute a disposition of common shares for purposes of the Income Tax Act (Canada). The applicable aggregate adjusted cost base of common shares owned by a shareholder immediately after the reverse stock split will be the same as immediately before.

REVERSE STOCK SPLIT RESOLUTION

At the Annual Meeting, shareholders will be asked to approve a special resolution giving the Board of Directors discretionary authority to amend the Company’s articles to effect a reverse stock split of the Company’s common shares at a ratio within the range from one-to-two to one-to-ten at any time prior to the first anniversary of this Annual Meeting.

In order for the reverse stock split to be approved, the special resolution must be approved by the affirmative vote of not less than 66 2/3% of the votes cast in respect thereof, in person or by proxy, at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, in favor of giving the Board of Directors discretionary authority to amend the Company’s articles. Abstentions and broker non-votes will be counted towards a quorum but are not counted towards the vote total for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 5

PROPOSAL 6

PRIVATE PLACEMENT TO CERTAIN INVESTORS

This section of the proxy statement describes material aspects of a proposed private placement. Under the terms of the purchase agreement attached as Appendix H to this proxy statement, WorldHeart has issued 11,000,000 common shares and will issue up to an additional 45,420,000 common shares for an aggregate of up to 56,420,000 common shares in a two tranche financing. The first tranche was completed on November ·, 2006 for 11,000,000 common shares at a price of $0.25 per share for an aggregate purchase price of $2,750,000. The first tranche of the financing did not require shareholder approval and is not being considered under this Proposal 6. The second tranche of the financing to issue up to 45,420,000 common shares at a price of $0.25 per share for an aggregate purchase price up to $11,355,000, is subject to shareholder approval and is the subject of this Proposal 6.

Up to 32,800,000 common shares to be issued in the second tranche of the financing will be issued to insiders of WorldHeart. An insider includes any executive officer and director of WorldHeart and any person or company who beneficially owns, directly or indirectly, voting securities of a company or who exercises control or direction over voting securities of a company carrying more than 10 percent of the voting rights attached to all voting securities (an “Insider”).

ThinkEquity Partners LLC has acted as a placement agent in connection with the private placement. As consideration for ThinkEquity’s services as a placement agent, WorldHeart has agreed to issue to ThinkEquity the number of common shares equal to 6% of all of the common shares issued in the private placement or up to 3,385,200 common shares (the “Agent Shares”). The issuance of the Agent Shares is subject to shareholder approval of the private placement as discussed in this Proposal 6. Approval of this Proposal 6 will also act as approval of the issuance of the Agent Shares. As a result, the total number of common shares issued as a result of the private placement may be up to 59,805,200.

While WorldHeart believes that the description covers the material terms of the private placement, this summary may not contain all the information that is important to you. You should read the entire purchase agreement and other documents referred to in this proxy statement carefully for a more complete understanding of the transaction.

Background and Reasons for Private Placement

WorldHeart entered into a purchase agreement with certain investors dated November 13, 2006 (the “Purchase Agreement”) to complete a two tranche financing for aggregate gross proceeds of $14,105,000 (the “Financing”). The first tranche of the Financing was completed on November ·, 2006 for 11,000,000 common shares at $0.25 for aggregate proceeds of $2,750,000. The first tranche of the Financing was completed with non-insiders of WorldHeart and did not equal or exceed 20% of the outstanding common shares of WorldHeart, and therefore, did not require shareholder approval. The second tranche of the Financing is subject to shareholder approval, and assuming shareholder approval, is expected to close on or about December 21, 2006. The second tranche of the Financing is for up to 45,420,000 common shares at $0.25 per share for aggregate proceeds of up to $11,355,000. As part of the second tranche of the Financing, Insiders will participate for up to 32,800,000 common shares including Special Situations Funds (“SSF”), Maverick Venture Management, LLC and certain executive officers of WorldHeart, namely, Jal S. Jassawalla, Piet Jansen, M.D. and Phillip J. Miller. SSF will acquire 20,000,000 common shares for an aggregate purchase price of $5,000,000 and Maverick will acquire 12,000,000 common shares for an aggregate purchase price of $3,000,000. The executive officers of WorldHeart in the aggregate will acquire approximately 800,000 common shares for an aggregate purchase price of $200,000. Additional investors have agreed to acquire up to 12,620,000 common shares for an aggregate purchase price of up to $3,155,000. These additional investors are not Insiders of the Company.

Shareholders are being asked to consider and approve the proposed terms of the second tranche of the Financing being a private placement of up to 45,420,000 shares at a price of $0.25 per share. The terms and conditions of the first and second tranches of the Financing are set out in the Purchase Agreement, the form of which is attached as Exhibit H to this proxy statement.

As consideration for ThinkEquity’s services as a placement agent, WorldHeart has agreed to issue to ThinkEquity the number of common shares equal to 6% of all of the common shares issued in the private placement or up to 3,385,200 common shares. Approval of this Proposal 6 will also act as approval of the issuance of the Agent Shares. As a result, the total number of common shares issued as a result of the private placement may be up to 59,805,200.

Over the last several months, WorldHeart has aggressively pursued various financing and strategic alternatives, including debt and equity financing transactions and corporate collaborations. In March 2006, the Company engaged ThinkEquity to act as an agent in connection with the possible private placement of the common shares and for other potential transactions. Management has also been taking steps to conserve cash pending a definitive outcome of these activities. WorldHeart has noted in its continuous public disclosure documents that securing additional funding is necessary for the Company to continue its operations.

WorldHeart and ThinkEquity have agreed that ThinkEquity’s consideration for acting as a placement agent in connection with the Financing would be paid in common shares and would be equal to 6% of the total amount of common shares issued in the Financing. The payment of common shares to ThinkEquity is subject to shareholder approval of this Proposal 6. As part of the agreement to issue the common shares to ThinkEquity, the Company agreed to register the potential resale of the common shares.

Upon completion of the Financing, SSF will own approximately 31,313,307 common shares of WorldHeart and securities immediately exercisable for an additional 1,613,387 common shares, and will be the beneficial owner of approximately 28.2% of the issued and outstanding common shares of WorldHeart.

Maverick is the largest beneficial owner of common shares of WorldHeart, and upon completion of the Financing, Maverick will own approximately 28,007,033 common shares in WorldHeart and will be the beneficial owner of approximately 24.3% of the issued and outstanding common shares of WorldHeart.

As a result of previous investments in WorldHeart, each of SSF and Maverick continue to have the right to nominate two members to the Board of Directors of WorldHeart, provided each of SSF and Maverick maintain certain ownership percentages in WorldHeart. After this Annual Meeting, SSF will have one nominee and Maverick will have no nominees on the Board of Directors, if the nominees named in this proxy statement are elected at the meeting.

Regulatory Approvals

WorldHeart’s common shares are listed on the Nasdaq Global Market and are subject to the Nasdaq Marketplace Rules. Nasdaq Rule 4350 requires shareholder approval prior to the sale, issuance or potential issuance of 20% or more of the outstanding voting shares or securities convertible into voting shares before the issuance, in one transaction or a series of transactions other than a public offering, at less than the greater of the book or market value of the stock. In addition, Nasdaq requires shareholder approval if voting shares or securities are being sold to directors or officers of the issuer or their affiliates at less than the greater of book or market value of the stock or if the transaction results in a change of control of the issuer. Pursuant to the Purchase Agreement, we intend to issue up to 56,420,000 common shares in a two tranche financing and up to an additional 3,385,200 common shares to ThinkEquity as consideration for acting as a placement agent in the Financing. The first tranche of the Financing does not require shareholder approval and the second tranche of the financing due to the size and the participation of Insiders does require shareholder approval in accordance with the Nasdaq rules. In addition, under

Nasdaq rules, the second tranche of the Financing may be deemed to constitute a change of control of WorldHeart because SSF and Maverick beneficially held 22.6% and 28.8% of the Company’s securities, respectively, prior to the Financing, and upon completion of the Financing will beneficially hold 28.2%and 24.3% of the Company’s securities, respectively.

Ordinarily under the rules of the TSX, WorldHeart must obtain the approval of its shareholders whenever it proposes to issue shares in such an amount where the consideration to Insiders is in aggregate 10% or greater of the market capitalization of the company and when the aggregate number of listed securities issuable is greater than 25% of the issued and outstanding shares, where the price per share is less than the market price. However due to the significant trading volume and value on the Nasdaq Global Market over the last six months in respect of World Heart’s common shares, the TSX has granted conditional approval to the Company of an exemption from compliance with certain TSX rules including certain shareholder approvals and voting restrictions, provided the Company is in compliance with the Nasdaq rules.

On November 13, 2006, when the Purchase Agreement was executed by the investors, the closing price per share on the Nasdaq Global Market was $0.51 and the closing price per share on the Toronto Stock Exchange was Cdn$0.55.

Share Capital of WorldHeart

Common Shares

Each common share entitles its holder to one vote at meetings of the shareholders of WorldHeart, except meetings at which only the holders of another class or series of shares are entitled to vote and, subject to the prior rights of holders of any preferred shares, to receive any dividends declared by the Board of Directors and to receive the property of WorldHeart upon liquidation, dissolution or winding up. All issued and outstanding common shares are fully paid and non-assessable.

Preferred Shares

The Board of Directors has the authority to issue an unlimited number of preferred shares, issuable in series, and to determine prior to any such issuance the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the shareholders. Preferred shares may, at the discretion of the Board of Directors, be entitled to preference over the common shares and any other shares ranking junior to the preferred shares with respect to the payment of dividends and distribution of assets in the event of liquidation, dissolution or winding up. If any cumulative dividends or amounts payable on return of capital are not paid in full, preferred shares of all issued series would participate ratably in accordance with the amounts that would be payable on such shares if all such dividends were declared and paid in full or the sums which would be payable on such shares on the return of capital if all amounts so payable were paid in full, as the case may be. Currently, no preferred shares are issued and outstanding.

Purchase Agreement

General

Following satisfaction or waiver of the other conditions in respect of the first and second tranches of the private placement as contemplated in the Purchase Agreement:

·       WorldHeart will issue to the investors up to 56,420,000 common shares in a two tranche financing, of which the issuance of up to 45,420,000 shares is subject to shareholder approval; and

·       the investors will pay up to $14,105,000 to WorldHeart pursuant to the terms of the Purchase Agreement.

The first tranche was completed on November ·, 2006. If all conditions to the second tranche of the private placement are satisfied or waived, the second tranche of the private placement will become effective on the date of closing, or such other date as the parties may agree.

Consideration

Upon satisfaction or waiver of the conditions contemplated by the Purchase Agreement for the second tranche, WorldHeart will issue up to 45,420,000 common shares to the investors at a price of $0.25 per share for total gross proceeds of up to $11,355,000. In connection with the closing of the first tranche, WorldHeart issued 11,000,000 common shares at a price of $0.25 per share for total gross proceeds of $2,750,000. The total amount of the private placement of up to $14,105,000 was negotiated as an amount that was intended to provide sufficient incremental liquidity to continue to fund the WorldHeart Levacor™ rotary VAD through the commencement of clinical trials. The closing price on the Nasdaq Global Market on November 17, 2006 of $· per share is ·% greater than the offering price per share.

Representations and Warranties

In the Purchase Agreement, WorldHeart and the investors have made a number of representations and warranties. These representations and warrants relate to, among other things:

·       their organization, existence, corporate good standing, corporate power and similar corporate matters;

·       their authorization, execution, delivery and performance and the enforceability of the Purchase Agreement and related matters; and

·       certain brokers’ fees and related fees.

The investors have also made representations and warranties as to:

·       the shares to be acquired by the investors being acquired for investment purposes;

·       the knowledge and experience of the investors in financial and business matters being such that the investors are capable of evaluating the merits and risks of the investment contemplated by the private placement; and

·       the status of each investor as an accredited investor.

WorldHeart has also made representations and warranties as to:

·       its capitalization;

·       the absence of conflicts and required governmental and third party consents;

·       the required vote of its shareholders;

·       Board of Directors approval;

·       the absence of material adverse changes, as specified in the Purchase Agreement;

·       valid authorization and issuance of common shares to be issued to the investors;

·       tax matters;

·       environmental matters;

·       tangible and intellectual property;

·       litigation;

·       legal compliance;

·       permits; and

·       documents and reports filed with the SEC and financial statements of WorldHeart included in those documents.

Covenants

Access to Information.   WorldHeart agreed to provide the investors, upon reasonable request, with access to information relating to WorldHeart and its subsidiaries, other than material non-public information.

Operations of WorldHeart.   Until WorldHeart has satisfied the obligations under a registration rights agreement entered into between WorldHeart and the investors (the “Registration Rights Agreement”), WorldHeart has agreed that it will conduct operations in the ordinary course of business and in compliance with applicable laws, and will not take any action, enter into any agreement or make any commitment that would conflict with the Purchase Agreement.

Listing of Shares.   WorldHeart has agreed to take all necessary action, at its own expense, to cause the common shares issued pursuant to the private placement to be listed for trading on Nasdaq and the TSX.

Conditions to Obligations to Effect the Private Placement

The obligation of WorldHeart to complete the second tranche of the Financing is subject to the satisfaction or waiver of a number of conditions including the following:

·       the representations and warranties of the investors being true and correct as of the date of the closing of the second tranche of the private placement; and

·       receipt by WorldHeart from the investors of the purchase price for the common shares.

In addition, the obligation of the investors to effect the second tranche of the Financing is subject to the satisfaction or waiver of a number of conditions, including the following:

·       the representations and warranties of WorldHeart in the Purchase Agreement being true and correct as of the date of the closing of the second tranche of the private placement;

·       WorldHeart will have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under the Purchase Agreement as of or prior to the closing of the second tranche of the private placement;

·       the approval of the second tranche of the private placement by WorldHeart’s shareholders;

·       WorldHeart shall have delivered a certificate to the investors which states that specified conditions of the Purchase Agreement have been satisfied;

·       the investors will have received other certificates and instruments they reasonably request in connection with the closing of the second tranche of the private placement, including opinions from WorldHeart’s counsel;

·       the absence of any legal impediment to the closing of the second tranche of the private placement;

·       there shall not have been a suspension of public trading of WorldHeart’s common shares imposed by the TSX, the Nasdaq Global Market, the SEC or any other regulatory body; and

·       WorldHeart will have obtained all necessary regulatory approvals to complete the private placement including the approval of the TSX and the Nasdaq Global Market.

·       the completion of the second tranche of the private placement is also subject to the first tranche of the private placement having been completed.

Indemnification

The Purchase Agreement provides that WorldHeart will indemnify the investors for, among other things, any and all damages, subject to the limitations described below, that the investors may suffer as a result of a breach of the Purchase Agreement.

WorldHeart’s representations and warranties contained in the Purchase Agreement continue in effect for one year from the closing of the private placement.

Related Agreements

Registration Rights Agreement

In connection with the private placement, WorldHeart entered into a Registration Rights Agreement with the investors and ThinkEquity. The Registration Rights Agreement provides that within five business days following the closing of each applicable tranche of the private placement, WorldHeart will prepare and file with the SEC a registration statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available) permitting the resale of the common shares issued pursuant to the applicable tranche of the private placement. In the event that WorldHeart fails to meet the filing deadlines certain liquidated damages will have to be paid by WorldHeart to the investors in an amount equal to 1.0% of the aggregate amount invested by such investor(s) for each 30-day period or pro rata for any portion thereof following the date by which such registration statement should have been filed for which no registration statement is filed. In addition, there are similar penalties payable to the investors for the Company’s failure to have each of the registration statements declared effective within 60 days following the closing of each tranche of the financing, assuming no comments from the SEC in respect of the registration statement, or alternatively within 90 days following the closing of each tranche of the financing, in the event comments are received from the SEC in respect of the registration statement. Liquidated damages are also payable in the event that the investors are unable to use the registration statement after it is declared effective and for WorldHeart’s failure to remove legends from the stock certificates issued to investors in connection with the Financing. The form of the Registration Rights Agreement is attached to the Purchase Agreement which is attached as Appendix H to this proxy statement.

WorldHeart also agrees to indemnify and hold harmless the investors and ThinkEquity against any losses arising from:

·       any mispresentation or failure to state a material fact in the registration statement;

·       any blue sky application executed by WorldHeart;

·       any violation of any securities laws, rules or regulations relating to the registration statement; or

·       any failure to register the common shares as required.

Use of Net Proceeds

The net proceeds of the offerings will be approximately $13,905,000. The Company anticipates that the proceeds will be used primarily to provide sufficient incremental liquidity to continue to fund WorldHeart’s next generation products, primarily the WorldHeart Levacor ™ VAD, the Company’s next generation rotary VAD through the commencement of clinical trials. In addition, an undeterminable amount of the proceeds will be used for general corporate purposes.

APPROVAL OF PRIVATE PLACEMENT

At the Annual Meeting, shareholders are therefore being asked to approve the resolution, a copy of which is attached to this proxy statement as Appendix I. Approval of the second tranche of the Financing will also result in approval of the issuance of up to 3,385,200 common shares to ThinkEquity in connection with its services as placement agent in the Financing. In accordance with the SEC’s proxy statement requirements, attached as Appendix A and Appendix B is certain financial information pertaining to WorldHeart.

Approval of the resolution is required from a majority of the votes cast at the Annual Meeting, in person or by proxy, other than the votes attaching to common shares issued in the first tranche of the Financing. Accordingly the votes attached to 11,000,000 common shares will not be entitled to be cast in connection with the resolution. Shares represented by executed proxies will be voted, if authority to do so is not withheld, in favor of the confirmation of the private placement. Abstentions and broker non-votes will be counted towards a quorum but are not counted towards the vote total for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 6

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common shares as of November 17, 2006, by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to beneficially own more than five percent of its common shares. The following table includes the issuance of 11,000,000 common shares in the first tranche of the Financing, but does not included the effects of the second tranche of the Financing as set forth in “Proposal 6—Private Placement to Certain Investors.”

	Beneficial Ownership(1)
	Number of	Percent of
Name and Address of Beneficial	Shares	Class
Maverick Venture Management LLC	16,007,033	24.08%
737 Bryant Street Palo Alto, CA 94301
Austin W. Marxe and David M. Greenhouse(2)	12,926,694	18.98%
153 East 53rd Street New York, NY 10022
Entities affiliated with BC Advisors, LLC(3)	11,000,000	16.55%
300 Crescent Court, Suite 1111 Dallas, TX 75201
Michael A.Roth and Brian J. Stark(4)	3,929,610	5.85%
c/o Bryan Cave LLP 1290 Avenue of the Americas New York, NY 10104
Jal S. Jassawalla(5)	1,818,929	2.66%
A. Richard Juelis(6)	275,000	*
Piet Jansen, M.D.(7)	325,000	*
John Marinchak(8)	260,000	*
Phillip J. Miller(9)	340,270	*
D. Mark Goudie(10)	80,000	*
William C. Garriock(11)	70,000	*
C. Ian Ross(12)	70,866	*
Robert J. Majteles(13)	70,000	*
All Executive Officers and Directors as a Group (11 persons)(14)	4,287,620	6.09%

*                    less than one percent

  (1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, WorldHeart believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the principal address of each of the shareholders named in this table is: c/o World Heart Corporation, 7799 Pardee Lane, Oakland, California 94621. Applicable percentages are based on 66,479,549 shares outstanding on November 17, 2006, adjusted as required by rules promulgated by the SEC.

  (2) Includes warrants to purchase 316,915 common shares and 2,050,604 common shares held by Special Situations Cayman Fund, L.P., warrants to purchase 76,622 common shares and 551,240 common shares held by Special Situations Fund III, L.P., warrants to purchase 874,124 common shares and

6,288,734 common shares held by Special Situations Fund III QP, L.P., and warrants to purchase 345,726 common shares and 2,422,729 common shares held by Special Situations Private Equity Fund, L.P. Messrs. Marxe and Greenhouse share sole voting and investment power over the shares held by Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P., Special Situations Fund III QP, L.P. and Special Situations Private Equity Fund, L.P.

  (3) Includes 1,361,200 shares held by Walker Smith International Fund, Ltd., 976,400 shares held by Walker Smith Capital (Q.P.), L.P., 152,000 shares held by Walker Smith Capital, L.P., 510,400 shares held by HHMI Investments, L.P., 229,200 shares held by SRB Greenway Offshore Operating Fund, L.P., 627,600 shares held by SRB Greenway Capital, L.P., 5,143,200 shares held by SRB Greenway Capital (Q.P.), L.P., 944,800 shares held by WS Opportunity Fund International, Ltd., 564,400 shares held by WS Opportunity Fund, L.P., and 490,800 shares held by WS Opportunity Fund (Q.P.), L.P. WS Capital, L.L.C. (“WS Capital”) is the general partner of WS Capital Management, L.P. (“WSC Management”). WSC Management is the general partner of Walker Smith Capital, L.P. (“WSC”) and Walker Smith Capital (Q.P.), L.P. (“WSCQP”) and is the agent and attorney-in-fact for Walker Smith International Fund, Ltd., a British Virgin Islands exempted company (“WS International”). WSV Management, L.L.C. (“WSV”) is the general partner of WS Ventures Management, L.P. (“WSVM”). WSVM is the general partner of WS Opportunity Fund, L.P. (“WSO”) and WS Opportunity Fund (Q.P.), L.P. (“WSOQP”) and is the agent and attorney-in-fact for WS Opportunity Fund International, Ltd. (“WSO International”). BC Advisors, LLC (“BCA”) is the general partner of SRB Management, L.P. (“SRB Management”). SRB Management is the general partner of SRB Greenway Capital, L.P. (“SRBGC”), SRB Greenway Capital (Q.P.), L.P. (“SRBQP”) and SRB Greenway Offshore Operating Fund, L.P. (“SRB Offshore”). Reid S. Walker and G. Stacy Smith are the controlling principals of WS Capital, and Reid S. Walker, G. Stacy Smith and Patrick P. Walker are the controlling principals of WSV. Through their control of WS Capital, Messrs. R. Walker and Smith share voting and investment control over the portfolio securities of each of WSC, WSCQP and WS International. Through their control of WSV, Messrs. R. Walker, Smith and P. Walker share voting and investment control over the portfolio securities of each of WSO, WSOQP and WSO International. Pursuant to a letter agreement, Reid S. Walker, G. Stacy Smith and Patrick P. Walker may collaborate with Steven R. Becker on investment strategies from time to time.

Steven R. Becker is the sole principal of BCA. Through his control of BCA, Mr. Becker possesses sole voting and investment control over the portfolio securities of each of SRBGC, SRBQP and SRB Offshore. Pursuant to a letter agreement, Steven R. Becker may collaborate with Reid S. Walker, G. Stacy Smith and Patrick P. Walker on investment strategies from time to time.

  (4) Includes warrants to purchase 691,244 common shares. The shares and the warrants are held directly by SF Capital Partners Ltd. Messrs. Roth and Stark are the Managing Members of Stark Offshore Management, LLC, which acts as an investment manager and has sole power to direct the management of SF Capital. Through Stark Offshore, Messrs. Roth and Stark possess voting and dispositive power over the shares but disclaim beneficial ownership, except to the extent of their pecuniary interests therein.

  (5) Mr. Jassawalla holds options for 1,788,929 common shares. All of those options are exercisable within 60 days of November 17, 2006.

  (6) Mr. Juelis holds options for 275,000 common shares. All of those options are exercisable within 60 days of November 17, 2006.

  (7) Dr. Jansen holds options for 325,000 common shares. All of those options are exercisable within 60 days of November 17, 2006.

  (8) Mr. Marinchak holds options for 260,000 common shares. All of those options are exercisable within 60 days November 17, 2006.

  (9) Mr. Miller holds options for 325,270 common shares. All of those options are exercisable within 60 days of November 17, 2006.

(10) Mr. Goudie holds options for 80,000 common shares. Of those options, all are exercisable within 60 days of November 17, 2006. Mr. Goudie ceased to be a director in December 2005.

(11) Mr. Garriock holds options for 130,000 common shares. Of those options, 70,000 are exercisable within 60 days of November 17, 2006.

(12) Mr. Ross holds options for 130,365 common shares. Of those options, 70,866 are exercisable within 60 days of November 17, 2006.

(13) Mr. Majteles holds options for 130,000 common shares. Of those options, 70,000 are exercisable within 60 days of November 17, 2006.

(14) Includes an aggregate of 3,939,565 options held by executive officers and directors as a group that are exercisable within 60 days of November 17, 2006.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE OFFICERS

Set forth below is the name, age and biographical information for each executive officer of the Company.

Jal S. Jassawalla (61) has served as a director of the Company since December 2005 and has been President and Chief Executive Officer of the Company since July 2004. From June 2003 to July 2004, Mr. Jassawalla was Executive Vice President and Chief Technical Officer of the Company and was responsible for research and development, clinical affairs, clinical and technical support and quality. Mr. Jassawalla was a co-founder of Novacor Medical Corporation in 1979 and became an employee of WorldHeart when the Company acquired the Novacor Division of Edwards Lifesciences LLC, formerly Baxter Corporation, in June 2000. Mr. Jassawalla received a graduate degree in engineering from Stanford University and an MBA from the University of California, Berkeley.

A. Richard Juelis (58) was appointed Vice President, Finance and Chief Financial Officer in June 2005. He previously held the same position with Cellegy Pharmaceuticals, Inc., a public pharmaceutical company, from 1994 to March 2005. Mr. Juelis has held domestic and international financial and general management positions with both major and emerging health care companies. He is currently on the board of directors of Adept Technologies, Inc., a public company manufacturing flexible automation and robotic equipment.

Piet Jansen, M.D. (47) joined the Company in February 2004 as Chief Medical Officer and was appointed Managing Director, Europe, in July 2004. Prior to joining the Company, Mr. Jansen was the Vice-President, Clinical Programs at Orqis International GmbH from 2003 to February 2004 and at Jarvik Heart Inc. as Vice President, Clinical Affairs from 2001 to 2003. From 1997 to 2001, Mr. Jansen worked for the Novacor Division of Edwards Lifesciences LLC, formerly Baxter Corporation.

John J. Vajda (66) joined the Company in June 2005 as Vice President, Manufacturing. Prior to joining the Company, Mr. Vajda was at Centaur Pharmaceuticals, Inc. from January 1997 as Director of Operations and became Vice President in February 1998. One year later, he was appointed Senior Vice President of Operations in charge of process development, manufacturing, engineering, facilities and quality control. Previous to Centaur, Mr. Vajda was Director of Operations for Oculex Pharmaceuticals, Inc. and ChemTrack, Inc. and spent 17 years with the Dow Chemical Co. in several executive positions.

John Marinchak (44) joined the Company in October 2003 as Director of Sales, North America and was appointed Vice President, Marketing and Sales in July 2004. Prior to joining the Company, Mr. Marinchak was Director of Sales at Cardica, from May 2003. From 1999 to May 2003, he was the Western Area Sales and International Sales Manager with Thoratec Corporation.

Phillip J. Miller (58) was appointed Vice President, Research and Development in November 2004. Mr. Miller became an employee in June 2000 when the Company acquired the Novacor Division of Edwards Lifesciences LLC, formerly Baxter Corporation. Prior to joining the Company, Mr. Miller was Director, Biomedical Engineering at Edwards Lifesciences LLC commencing in 1973.

Pratap S. Khanwilkar (43) joined the Company in August 2005 as Vice-President Rotary Systems & Business Development upon the Company’s acquisition of MedQuest Products, Inc. Prior to joining the Company, Mr. Khanwilkar was Chief Executive Officer and a co-founder of MedQuest from 1993. Mr. Khanwilkar has more than 50 publications in scientific, engineering and medical journals and, most recently, he was recognized as a 2006 Fellow of the American Institute of Medical & Biological Engineering (AIMBE).

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

The following table shows for the fiscal years ended December 31, 2003, December 31, 2004 and December 31, 2005, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer, the Company’s Chief Financial Officer and its other three most highly compensated executive officers at the end of fiscal year 2005 (the “Named Executive Officers”).

							Long Term
		Annual Compensation					Compensation
							Securities
Named Executive Officers					Other annual		underlying		All other
and Principal Position	Year	Salary ($)	Bonus ($)		compensation ($)		options (#)		Compensation ($)
Jal S. Jassawalla	2005	$267,000	—				1,000,000	(3)	$4,107	(4)
President and Chief	2004	$267,000	—		—		787,225	(3)	—
Executive Officer	2003	$227,000	$64,381		$24,000	(5)	104,558		—
A. Richard Juelis(1)	2005	$112,308	—		—		275,000	(6)	—
Vice President Finance,	2004	—	—		—		—		—
Chief Financial Officer	2003	—	—		—		—		—
D. Mark Goudie(2)	2005	CAD 71,689	—		—		40,000	(7)
Vice President Finance,	2004	CAD202,209	—		—		40,000	(7)	CAD209,667	(8)
Chief Financial Officer	2003	CAD144,900	CAD95,300		—		37,395	(7)	—
Piet Jansen, M.D.	2005	€170,000.00	—		€30,057.00	(10)	85,000	(9)	—
Managing Director Europe	2004	€153,750.00	—		—		240,000	(9)	—
and Chief Medical Officer	2003	—	—		—		21,500		—
John Marinchak	2005	$160,000	$110,000	(12)	$6,600	(13)	100,000	(11)	$5,839	(4)
Vice President Marketing	2004	$142,096	$157,291	(12)	$6,600	(13)	160,000	(11)	—
and Sales	2003	$21,635	$22,500	(12)	$1,142	(13)	18,256	(11)	—
Phillip J. Miller	2005	$160,000	—		—		145,000	(14)	$13,767	(15)
Vice President Research	2004	$141,414	—		—		180,000	(14)	$7,280	(15)
and Development	2003	$130,305	$23,455		—		5,036	(14)	$4,689	(15)

   (1) Mr. Juelis became Vice President, Finance and Chief Financial Officer in June 2005.

   (2) Mr. Goudie resigned as Vice President, Finance and Chief Financial Officer of WorldHeart in May 2005.

   (3) Options for 787,225 common shares were granted to Mr. Jassawalla on September 23, 2004, and Mr. Jassawalla forfeited previously granted options for 105,397 common shares. The September 23, 2004 options initially had an exercise price of $1.12, and required approval by the shareholders, which was given on July 18, 2005. After the shareholder approval, the exercise price of these options was adjusted to $1.30 reflecting the fair market value on the date shareholders approved the grant. On January 31, 2005, options for 1,000,000 common shares were granted to Mr. Jassawalla.

   (4) Amount represents 401(k) company matching contribution.

   (5) Travel allowance paid to Mr. Jassawalla of $24,000. No travel allowances were paid to Mr. Jassawalla in 2004 and 2005.

   (6) Options for 275,000 common shares were granted to Mr. Juelis on May 27, 2005.

   (7) Options for 40,000 common shares were granted to Mr. Goudie, subject to meeting certain milestones, on September 23, 2004, and Mr. Goudie forfeited previously granted options for 39,820 common shares. The September 23, 2004 options initially had an exercise price of $1.12, and required approval by the shareholders, which was given on July 18, 2005. After the shareholder approval, the exercise price of these options was adjusted to $1.30 reflecting the fair market value on the date shareholders approved the grant. On January 31, 2005, options for 40,000 commons shares were granted to Mr. Goudie.

   (8) Amount represents a payment for notice, severance and vacation lump sum accrued in 2004 and paid in 2005 as part of Mr. Goudie’s termination arrangements pursuant to Mr. Goudie’s employment agreement with WorldHeart.

   (9) Options for 240,000 common shares were granted to Dr. Jansen on September 23, 2004, and Dr. Jansen forfeited previously granted options for 21,500 common shares. The September 23, 2004 options initially had an exercise price of $1.12, and required approval by the shareholders, which was given on July 18, 2005. After the shareholder approval, the exercise price of these options was adjusted to $1.30 reflecting the fair market value on the date shareholders approved the grant. On January 31, 2005, options for 85,000 common shares were granted to Mr. Jansen.

(10) Amount represents car allowance and health care benefits paid to Dr. Jansen.

(11) Options for 160,000 common shares were granted to Mr. Marinchak on September 23, 2004, and Mr. Marinchak forfeited previously granted options for 18,256 common shares. The September 23, 2004 options initially had an exercise price of $1.12, and required approval by the shareholders, which was given on July 18, 2005. After the shareholder approval, the exercise price of these options was adjusted to $1.30 reflecting the fair market value on the date shareholders approved the grant. On January 31, 2005, options for 100,000 common shares were granted to Mr. Marinchak.

(12) Amount represents sales commissions paid to Mr. Marinchak.

(13) Amount represents car allowance paid to Mr. Marinchak.

(14) Options for 180,000 common shares were granted to Mr. Miller on September 23, 2004, and Mr. Miller forfeited previously granted options for 5,716 common shares. The September 23, 2004 options initially had an exercise price of $1.12, and required approval by the shareholders, which was given on July 18, 2005. After the shareholder approval, the exercise price of these options was adjusted to $1.30 reflecting the fair market value on the date shareholders approved the grant. On January 31, 2005, options for 145,000 common shares were granted to Mr. Miller

(15) $7,162, $7,280, $4,689 in 2005, 2004 and 2003, respectively, represent royalties on the sales of the Novacor LVAS pursuant to a royalty agreement between Mr. Miller and WorldHeart dated April 22, 1998.

STOCK OPTION GRANTS AND EXERCISES

The Company grants options to its employees, executive officers and directors under the World Heart Corporation Employee Stock Option Plan, as amended (the “Plan”). As of November 17, 2006, options to purchase a total of 6,751,086 shares were outstanding under the Plan and options to purchase 3,021,419 shares remained available for grant thereunder.

The following tables show for the fiscal year ended December 31, 2005, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers.

OPTION GRANTS IN FISCAL YEAR 2005

		As a			Potential Realizable
	Common	Percentage of			Value at Assumed
	Shares	Total Options	Exercise		Annual Rates of Stock
	Under	Granted to	Price		Price Appreciation for
	Option	Employees in	($/Common	Expiration	Option Term
Named Executive Officers	Granted (#)	Financial Year	Share)	Date	5%	10%
Jal S. Jassawalla(1)	1,000,000	29.85%	$1.48	January 2014	$930,777	$2,358,756
A. Richard Juelis(2)	275,000	8.21%	$1.15	May 2014	$198,901	$504,039
D. Mark Goudie(3)	40,000	1.19%	$1.48	May 2008	$37,244	$94,367
Piet Jansen, M.D.	85,000	2.54%	$1.48	January 2014	$79,128	$200,510
John Marinchak	100,000	2.99%	$1.48	January 2014	$93,090	$235,891
Phillip J. Miller	145,000	4.33%	$1.48	January 2014	$134,974	$342,035

The aggregate number of options granted to all employees during the year ended December 31, 2005 was 3,349,750.

(1)          Mr. Jassawalla became President and Chief Executive Officer of WorldHeart on July 28, 2004.

(2)          Mr. Juelis became Vice-President, Finance and Chief Financial Officer of WorldHeart on June 2, 2005.

(3)          Mr. Goudie resigned as Vice President, Finance and Chief Financial Officer of WorldHeart on May 17, 2005.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

	Shares		Number of Securities		Value of Unexercised
	Acquired on	Value	Underlying Unexercised		In-the-Money Options at
	Exercise	Realized	Options at December 31, 2005		December 31, 2005
Named Executive Officers	(#)	($) (1)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Jal S. Jassawalla(1)	—	—	$1,000,000	—	—	—
A. Richard Juelis(2)	—	—	$275,000	—	—	—
D. Mark Goudie(3)	—	—	40,000	—	—	—
Piet Jansen, M.D.	—	—	85,000	—	—	—
John Marinchak	—	—	$100,000	—	—	—
Phillip J. Miller	—	—	$145,000	—	—	—

The aggregate number of options granted to all employees during the year ended December 31,2 005 was 3,349,750.

(1)   Mr. Jassawalla became President and Chief Executive Officer of the Corporation on July 28, 2004

(2)   Mr. Juelis became Vice President, Finance and Chief Financial Officer on June 2,2005.

(3)   Mr. Goudie resigned as Vice President, Finance and Chief Financial Officer of WorldHeart on May 17, 2005.

On December 21, 2005, the Board of Directors of WorldHeart approved the accelerated vesting of all outstanding stock options held by current employees or consultants, except for the options held by the non-employee members of the Board of Directors. No options were exercised by Named Executive Officers during 2005. As of December 31, 2005, none of the options held by the Named Executive Officers were in-the-money.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

WorldHeart entered into an employment arrangement with Mr. Jal S. Jassawalla dated June 23, 2000, which arrangement was updated as of July 28, 2004 and further amended as of October 25, 2004. As of July 28, 2004, Mr. Jassawalla is entitled to receive a base salary of $267,000 per annum. Mr. Jassawalla was granted 787,255 options on September 23, 2004, in connection with which he forfeited previously granted options for 105,397 common shares, and was granted 1,000,000 options on January 31, 2005. Mr. Jassawalla is eligible to receive grants of options pursuant to the Plan. Mr. Jassawalla is entitled to a severance payment of 104 weeks upon termination by WorldHeart pursuant to the terms and conditions of World Heart Inc. severance pay plan.

WorldHeart entered into an employment agreement with Mr. Richard Juelis on May 27, 2005. Mr. Juelis is entitled to receive an annual salary of $200,000. He received an initial stock option grant for 275,000 common shares and is eligible to receive future option grants pursuant to the Plan.

Mr. Mark Goudie entered into an employment agreement with WorldHeart effective October 1, 2003. This agreement provided for certain termination payments in the event that the position of Chief Financial Officer was re-located from Ottawa, Ontario. As part of the decision to consolidate in August 2004 operations of WorldHeart to Oakland, California, WorldHeart entered into a letter agreement with Mr. Goudie wherein Mr. Goudie received a termination payment of Cdn$180,000 less statutory deductions, including payment for accrued vacation. Mr. Goudie was granted 40,000 options on September 23, 2004, in connection with which he forfeited previously granted options for 39,820 common shares, and was granted another 40,000 options on January 31, 2005, all of which vested as to 100% on the termination date of employment with WorldHeart.

WorldHeart entered into an employment arrangement with Mr. Phillip Miller dated June 23, 2000, which arrangement was updated as of October 12, 2004. As of October 2004, Mr. Miller is entitled to receive a base salary of $160,000 per annum. Mr. Miller was granted 180,000 options on September 23, 2004, in connection with which he forfeited previously granted options for 5,716 common shares, and was granted 145,000 options on January 31, 2005. Mr. Miller is also eligible to receive future option grants pursuant to the Plan. Under the October 12, 2004 arrangement, Mr. Miller retained royalty rights pursuant to a royalty agreement between Mr. Miller and WorldHeart dated April 22, 1988 entitling him to certain payments on the sale of Novacor LVAS kits.

WorldHeart entered into an original employment arrangement with Dr. Piet Jansen on December 9, 2003. This was updated on October 12, 2004 and revised again on July 12, 2006. Under the revised agreement, as the Company’s Chief Medical Officer, he receives an annual salary of $205,000, and is entitled to receive reimbursement of certain moving expenses in the event of his relocation to Oakland, California up to $50,000. The initial term of employment under the revised agreement is eighteen months, during which time Dr. Jansen may be terminated for cause (as defined in the agreement), and after such initial term Dr. Jansen employment will be at-will. If, following a change of control of WorldHeart (as defined in the agreement) but prior to the expiration of the initial term of employment, Dr. Jansen is terminated, then he is entitled to receive, as severance, the remainder of his compensation that he would have been paid during the initial term of employment. Dr. Jansen was granted 240,000 options on September 23, 2004, in connection with which he forfeited previously granted options for 21,500 common shares, and was granted 85,000 options on January 31, 2005. He is also eligible to receive future option grants pursuant to the Plan.

WorldHeart entered into an employment arrangement with Mr. John Marinchak dated October 6, 2003, which arrangement was updated as of October 12, 2004. As of October 2004, Mr. Marinchak is entitled to receive a base salary of $160,000 per annum. Mr. Marinchak is also entitled to receive commissions based on sales of Novacor LVAS kits based on a formula for which commissions are adjusted from time to time. Mr. Marinchak was granted 160,000 options on September 23, 2004, in connection with which he forfeited previously granted options for 18,256 common shares, and was granted 100,000 options on January 31, 2005. Mr. Marinchak is also eligible to receive future option grants pursuant to the Plan.

WorldHeart entered into an employment arrangement with Mr. Pratap Khanwilkar dated January 31, 2005, which was effective on July 29, 2005 upon the closing of the acquisition by WorldHeart of MedQuest Products, Inc. As of July 29, 2005, Mr. Khanwilkar is entitled to receive a base salary of $165,000 per annum. Mr. Khanwilkar was granted options for 425,000 common shares on July 29, 2005 and is also eligible to receive future option grants pursuant to the Plan.

WorldHeart entered into an employment arrangement with Mr. John Vajda on June 9, 2005. Mr. Vajda is entitled to receive a base salary of $150,000 per annum. Mr. Vajda was also granted options for 250,000 common shares and is also eligible to receive future option grants pursuant to the Plan.

OPTION REPRICINGS

The following table provides certain information with respect to certain options forfeited by the Named Executive Officers during the past fiscal year (1) and the number of new options granted to each Named Executive Officer. There is no direct correlation between the number of options forfeited and the number of options granted but the nature of these actions is considered to be a repricing of options received by the Named Executive Officers.

				New
	Forfeited	Exercise		Options	Exercise
Named Executive Officer	Options	Price	Expiry Date	Granted	Price	Expiry Date
Jal S. Jassawalla	105,397	$7.77-$29.05	Jan 4, 2007 to Dec 31, 2010	787,225	$1.30	September 22, 2013
A. Richard Juelis	—	—	—	—	—	—
D. Mark Goudie	39,820	Cdn $8.54- Cdn $37.45	Apr 1, 2007 to Dec 31, 2010	40,000	$1.30	May 27, 2008
John Marinchak	18,256	$7.21-$7.83	Oct 26, 2008 to Dec 31,2010	160,000	$1.30	September 22, 2013
Piet Jansen, M.D.	21,500	$7.03	Dec 31, 2008 to Dec 31, 2010	240,000	$1.30	September 22, 2013
Phillip J. Miller	5,176	$7.77-$29.05	Jan 4, 2007 to Dec 31, 2010	180,000	$1.30	September 22, 2013

(1)   In September 2004, the Board of Directors of WorldHeart determined to make certain grants of options to employees, executive officers and directors of WorldHeart in order to improve morale and ensure retention of their services. The Named Executive Officers, among others, agreed to forfeit certain previously granted options with higher exercises prices, and each individual was granted new options on a common basis with more equitable terms, including lower exercise price. Although these option grants were made in September 2004, they were subject to shareholder approval, which was received in July 2005. The September 2004 options initially had an exercise price of $1.12, and after the shareholder approval was received, the exercise price of these options was adjusted to $1.30 reflecting the fair market value on the date shareholders approved the grant.

CERTAIN TRANSACTIONS

The Company has entered into certain employment agreements with Messrs. Jassawalla, Juelis, Miller, Marinchak, Khanwilkar and Vajda and with Dr. Jansen. The details of these employment agreements are described above under the heading “Employment, Severance and Change of Control Agreements.”

SSF, Maverick and Messrs. Jassawalla, Jansen and Miller have entered into the Purchase Agreement with the Company pursuant to which the two entities and the three officers are required to acquire up to 32,800,000 common shares from the Company for $0.25 per share for proceeds of up to $8,200,000. The details of the transaction are discussed under “Proposal 6—Private Placement to Certain Investors.”

SSF is entitled to two nominees on the Board of Directors depending on certain ownership requirements of common shares of the Company. Mr. Robert J. Majteles serves on our Board of Directors as a designee of the Special Situations Funds, our second largest shareholder. The details of Mr. Majteles relationship and agreements with the Special Situations Funds are described above under the heading “Compensation of Directors.”

Maverick Venture Management, LLC, our largest shareholder, is entitled to two nominees on the Board of Directors if Maverick’s shareholdings are at least 25% of the issued and outstanding common shares of the Company and is entitled to one nominee on the Board if Maverick’s shareholdings are between 15% and less than 25%. Under an agreement with Maverick, the number of directors shall not exceed seven.

DIRECTORS’ AND OFFICERS’ INDEMNIFICATION

WorldHeart maintains directors’ and officers’ liability insurance in the aggregate amount of $15,000,000. The aggregate annual premium in 2005 for such insurance was $506,000. Premiums for Directors’ and Officers’ liability insurance, including excess Directors’ and Officers’ coverage from December 21, 2005 through December 21, 2006, totals $487,000. The by-laws of WorldHeart provide that WorldHeart shall indemnify a director or officer of WorldHeart against liability incurred in such capacity to the extent permitted or required by the Canada Business Corporations Act. To the extent WorldHeart is required to indemnify the directors or officers pursuant to the by-laws, the insurance policy provides that WorldHeart is liable for the initial $350,000 in respect of each securities claim and the initial $350,000 with respect to each other claim.

LOANS TO DIRECTORS AND OFFICERS

None of the directors or officers of WorldHeart, or any associate of the directors or officers of WorldHeart, has been or is indebted to WorldHeart

44

REPORT ON EXECUTIVE COMPENSATION AND COMPOSITION OF THE COMPENSATION COMMITTEE

The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the overall approach to compensation for WorldHeart and its employees and specifically with respect to the executive officers of WorldHeart, including the President and Chief Executive Officer, reviews remuneration of directors of WorldHeart, and administers the Plan. The Compensation Committee, comprised of Robert J. Majteles (Chair), C. Ian Ross and William Garriock, met twice in 2005. All members of the Compensation Committee are independent.

WorldHeart’s executive compensation plan is based on a pay for performance philosophy weighted in favor of long term equity incentives. The Compensation Committee believes that long term equity incentives are an important component of compensation to motivate executive officers and employees and more closely align these individuals with the interest of shareholders.

Initially, from January 2004, the compensation for each of the Named Executive Officers and key employees as a group consisted of four elements: a fixed base salary, a variable incentive component, a longer term incentive in the form of stock options, and benefits. In addition, the compensation program for Mr. Marinchak included a sales-based commission component.

As part of the revised strategic plan of WorldHeart adopted by the Board of Directors in August 2004 there was a shift in the approach to compensation for the executive officers and key employees. Long term equity compensation in the form of stock options and a fixed moderate base salary, measured against similar businesses in the market, were determined to be the key components of compensation as well as benefits. The Board of Directors, using such reports as the 2005 Medical Device Industry Compensation Benchmark Survey (MEDIC) and the Radford Survey for 2005, determined that executive officers and key employees should, as a group, have an increased ownership stake in WorldHeart of approximately 10% of the common shares on a fully diluted basis. Cash bonuses and cash incentives, except for the commission-based cash component for the sales team, were eliminated for the present time. The option grants to executive officers and key employees were provided on a one time basis, to vest over a three year period, but with the possibility of additional grants to individuals by the Board of Directors from time to time depending on certain performance milestones and other events.

Base salaries for all employees, including executives, use WorldHeart’s estimated market value of each position based on the 50th percentile for market compensation data obtained from industry salary surveys, including the 2005 MEDIC report and the Radford Survey for 2005 for US based companies. Base salaries are then set at between plus or minus 20 percent of the estimated market value. Increases or decreases in salary levels, effective January 1 each year, are proposed to the Compensation Committee for review and a recommendation is subsequently made to the Board of Directors for approval.

Prior to August 2004, the executive officers’ participation in the annual bonus and incentive based stock plans was based on recommendations by the Compensation Committee at the commencement of each fiscal year and subject to actual performance against documented corporate and individual goals and objectives. At the conclusion of the year, the Compensation Committee would review the actual performance of both WorldHeart and individual executive officers against the predetermined goals and objectives to arrive at a recommended bonus and option grant considered as earned during the year. In August 2004, the Compensation Committee adjusted this approach to compensation by eliminating annual cash bonuses and performance options and moving to a compensation philosophy based on a moderate base salary and long term equity compensation. Each executive officer and key employee received an option grant in September 2004 to allow the executive officers and key employees to receive, as a group, a targeted ownership of 10% of the common shares of WorldHeart on a fully diluted basis. To maintain the 10% targeted executive officer and key employee ownership of the common shares of WorldHeart on a fully diluted basis, additional options were granted to executive officers and key employees in January 2005 due to proposed share issuances pursuant to the acquisition of MedQuest Products, Inc. and the private placement to Maverick Venture Management, LLC. The Compensation Committee will consider from time to time if there should be periodic grants of options to key employees and executive officers. No further equity grants were made to the executive officers during 2005.

Chief Executive Officer’s Compensation

When Mr. Jassawalla became President and Chief Executive Officer, the Compensation Committee reviewed Mr. Jassawalla’s existing compensation in light of his new position and responsibility and adjusted it based on the market information of comparable companies. Also the Compensation Committee adjusted the compensation to reflect a revised compensation model based primarily on a moderate base salary and long term equity compensation. The Compensation Committee determined that the base salary would be fixed at $267,000 and that comparable chief executive officers received long term equity compensation ranging from three to five percent of the fully diluted issued and outstanding common shares of the company. The Compensation Committee determined to issue Mr. Jassawalla approximately 1.7 million options or approximately three percent of the issued and outstanding common shares of WorldHeart after giving effect to the MedQuest acquisition and the Maverick private placement and the related warrant exercises and debenture conversions. A portion of such options was granted to Mr. Jassawalla in September 2004 with an additional portion in January 2005 based on performance and the proposed transactions. These option grants were subject to shareholder approval of the amendments to the Plan and the amendments to certain options held by executive officers and directors, which approval was received at the July 2005 annual meeting.

This report on executive compensation is submitted by the directors of the Compensation Committee:

Robert J. Majteles (Chair)
William Garriock
C. Ian Ross

(1)          This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before of after the date hereof and irrespective of any general incorporation language in any such filing.

HOUSEHOLDING OF PROXY MATERIALS

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of the Annual Report and proxy statement unless the Company has received contrary instructions. This procedure will reduce our printing costs and postage fees.

Shareholders who participate in householding will continue to receive separate proxy forms. Householding will not affect your dividend check mailings.

A copy of the 2006 Annual Report to Shareholders accompanies this proxy statement. Shareholders who wish to receive a separate Annual Report and Proxy Statement, please notify your broker or direct your written request to World Heart Corporation, Attn: Investor Relations, 7799 Pardee Lane, Oakland, California 94621, or contact our Investor Relations Department at 510-563-4721.

The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, as amended, and filed with the SEC, is available at no charge to shareholders. Copies also may be obtained without charge through the Company’s website at http://www.worldheart.com, as well as the SEC’s website at http://www.sec.gov and on SEDAR at http://www.sedar.com or by written request to World Heart

Corporation, Attn: Investor Relations, 7799 Pardee Lane, Oakland, California 94621, or contact our Investor Relations Department at 510-563-4721.

Upon receipt of your written or oral request, the Company will promptly deliver a separate copy of the Annual Report or proxy statement. Shareholders who currently receive multiple copies of the Annual Report and proxy statement at their address and would like to request “householding” of their communications should contact their broker.

WHERE YOU CAN FIND MORE INFORMATION

Additional information relating to WorldHeart is available on the System for Electronic Document Analysis and Retrieval at www.sedar.com. Shareholders may request copies of the corporation’s financial statements and management’s discussion and analysis by writing to the Director of Finance of WorldHeart at 7799 Pardee Lane, Oakland, California, USA 94621 or by calling (510) 563-5000 or obtain copies on WorldHeart’s website www.worldheart.com.

Prior to March 21, 2005, WorldHeart was subject to the informational requirements of the Securities Exchange Act of 1934 applicable to foreign private issuers and fulfilled the obligations of these requirements by filing reports with the SEC. As a foreign private issuer, WorldHeart was exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and its officers, directors and principal shareholders were exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, WorldHeart was not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, WorldHeart filed with the SEC within six months after the end of each fiscal year, an annual report on Form 20-F containing financial statements examined and reported on, with an opinion expressed, by an independent public accounting firm. In addition, WorldHeart furnished the following types of information to the SEC under cover of Form 6-K:

·       material information WorldHeart otherwise made publicly available in reports it filed with regulatory authorities in Canada;

·       material information that WorldHeart filed with the Toronto Stock Exchange; and

·       material information WorldHeart distributed to its shareholders.

As of March 21, 2005, the Board of Directors determined that WorldHeart ceased to be a foreign private issuer and since that date has complied with the filing and reporting obligations under the Exchange Act.

You may read this proxy statement and any document WorldHeart flies with the Securities and Exchange Commission, without charge at the Securities and Exchange Commission’s public reference room at 100 “F” Street, N.W., Washington, D.C 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. Documents are also available through the website maintained by the SEC at www.sec.gov.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

APPROVAL OF THE BOARD OF DIRECTORS

The contents and the sending of this proxy statement have been approved by the Board of Directors of WorldHeart.

By Order of the Board of Directors
C. Ian Ross,
Chairman
Oakland, California
November 24, 2006

APPENDIX A-1

WORLD HEART CORPORATION

Audited Consolidated Financial Statements
For the years ended December 31, 2005 and 2004

MANAGEMENT’S STATEMENT OF RESPONSIBILITY

Management is responsible for the preparation of the consolidated financial statements and all other information in the annual report. The financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and reflect management’s best estimates and judgments. The financial information presented elsewhere in the annual report is consistent with the consolidated financial statements.

Management has developed and maintains a system of internal controls to provide reasonable assurance that all assets are safeguarded and to facilitate the preparation of relevant, reliable and timely financial information. Consistent with the concept of reasonable assurance, the Corporation recognizes that the relative cost of maintaining these controls should not exceed their expected benefits.

The Audit Committee, which is comprised of independent directors, reviews the consolidated financial statements, considers the report of the external auditors, assesses the adequacy of the Corporation’s internal controls, and recommends to the Board of Directors the independent auditors for appointment by the shareholders. The consolidated financial statements were reviewed by the Audit Committee and approved by the Board of Directors.

The consolidated financial statements were audited by PricewaterhouseCoopers LLP, the external auditors, on behalf of the shareholders.

Original signed by:	Original signed by:
Jal. S. Jassawalla	A. Richard Juelis
Chief Executive Officer	Chief Financial Officer

A-1-1

AUDITORS’ REPORT TO THE BOARD OF DIRECTORS AND SHAREHOLDERS
OF WORLD HEART CORPORATION

We have audited the accompanying consolidated balance sheets of World Heart Corporation and its subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity and cash flow for the years ended December 31, 2005, 2004 and 2003. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our audit opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of World Heart Corporation and its subsidiaries at December 31, 2005 and 2004 and the results of their operations and their cash flows for the years ended December 31, 2005, 2004 and 2003 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Corporation will continue as a going concern. As discussed in Note 1 to the financial statements, the Corporation has suffered recurring losses that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Ottawa, Canada	PRICEWATERHOUSECOOPERS LLP
March 3, 2006	Chartered Accountants

A-1-2

WORLD HEART CORPORATION
CONSOLIDATED BALANCE SHEETS
(United States Dollars)

	December 31, 2005	December 31, 2004
ASSETS
Current assets
Cash and cash equivalents (Note 5)	$10,661,682	$3,818,767
Short-term investments	—	4,999,034
Trade and other receivables	3,896,281	4,238,049
Prepaid expenses	778,007	575,261
Inventory (Note 6)	8,215,995	8,112,525
	23,551,965	21,743,636
Long-term assets
Long-term receivable	—	318,553
Cash pledged as collateral for lease (Note 18)	750,000	750,000
Capital assets (Note 7)	1,837,540	2,011,586
Intangible assets (Note 8)	682,188	255,012
Goodwill (Note 9)	—	17,179,643
	3,269,728	20,514,794
Total assets	$26,821,693	$42,258,430
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$3,754,620	$3,854,833
Indirect taxes payable (Note 10)	343,082	832,000
Accrued compensation	806,367	1,343,364
Deferred revenue	1,205,107	1,607,622
	6,109,176	7,637,819
Long-term liabilities
Convertible debentures (Note 11)	—	8,177,140
Long-term obligation	—	16,368
	—	8,193,508
Total liabilities	$6,109,176	$15,831,327
Commitment and Contingency (Note 18)
Shareholders’ equity (Note 13)
Share capital:
Issued and outstanding—55,479,549 common shares (December 31, 2004—15,744,522 common shares)	276,908,002	214,616,061
Additional paid-in-capital	2,138,765	11,451,267
Cumulative other comprehensive income	(6,285,577)	(6,285,577)
Accumulated deficit	(252,048,673)	(193,354,648)
Total shareholders’ equity	20,712,517	26,427,103
Total liabilities and shareholders’ equity	$26,821,693	$42,258,430

(The accompanying notes are an integral part of these consolidated financial statements.)

Signed on behalf of the Board of Directors Original signed by C. Ian Ross and Jal Jassawalla

Director	Director

A-1-3

WORLD HEART CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(United States Dollars)

	Year Ended December 31,	Year Ended December 31,	Year Ended December 31,
	2005	2004	2003
Revenue	$11,645,954	$9,575,761	$6,775,807
Cost of goods sold	(8,478,855)	(7,680,384)	(4,968,898)
Gross margin	3,167,099	1,895,377	1,806,909
Operating expenses
Selling, general and administrative	12,041,345	13,363,796	7,263,759
Research and development	7,388,385	5,838,754	9,604,080
Restructuring costs (Note 14)	333,030	1,787,129	3,356,487
Amortization of intangibles	338,507	515,012	1,938,595
Acquired in-process research and development (Note 4)	18,147,341	—	—
Goodwill impairment (Note 9)	17,179,643	—	—
Total operating expenses	55,428,251	21,504,691	22,162,921
Operating loss	(52,261,152)	(19,609,314)	(20,356,012)
Other income (expenses)
Foreign exchange gain (loss)	(144,268)	(308,338)	10,055,129
Investment and other income	369,671	99,427	105,596
Loss on disposal of capital assets	(959)	(46,431)	(27,147)
Interest expense and financing costs	(797,067)	(6,277,142)	(4,406,620)
Net loss for the year	(52,833,775)	(26,141,798)	(14,629,054)
Accretion on preferred shares	—	—	(1,614,855)
Inducement related to conversion of preferred shares	—	—	(1,924,395)
Effect of warrant exchange	(5,860,250)	—	—
Net loss applicable to common shareholders	$(58,694,025)	$(26,141,798)	$(18,168,304)
Weighted average number of common shares outstanding	33,369,318	15,373,689	6,259,757
Basic and diluted loss per common share	$(1.76)	$(1.70)	$(2.90)

(The accompanying notes are an integral part of these consolidated financial statements.)

A-1-4

WORLD HEART CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(United States Dollars)

	Common Stock		Additional Paid-in	Cumulative Other Comprehensive	Accumulated	Shareholders’ Equity
	Number	Amount	Capital	Income	Deficit	(Deficiency)
Balance as at December 31, 2002	2,567,084	$93,501,762	$—	$(578,717)	$(150,510,388)	$(57,587,343)
Common shares issued through private placement and public offering	11,006,159	43,692,929	—	—	—	43,692,929
Common shares and warrants granted upon the conversion of warrants and rights	238,857	3,211,698	—	—	—	3,211,698
Warrants issued in connection with debentures and loans	—	—	2,354,370	—	—	2,354,370
Common shares and warrants issued upon conversion of preferred shares	1,211,589	72,051,103	—	—	(1,924,395)	70,126,708
Options issued for services	—	—	193,449	—	—	193,449
Accretion on preferred shares	—	—	—	—	(1,614,855)	(1,614,855)
Reduction in APIC due to accretion of preferred shares	—	—	(1,465,842)	—	1,465,842	—
Cumulative translation adjustment (note 3)	—	—	—	(5,706,860)	—	(5,706,860)
Net loss for the year ended December 31, 2003	—	—	—	—	(14,629,054)	(14,629,054)
Balance as at December 31, 2003	15,023,689	212,457,492	1,081,977	(6,285,577)	(167,212,850)	40,041,042
Common shares and warrants issued in connection with convertible debentures	470,874	659,166	4,548,920	—	—	5,208,086
Value of debentures’ beneficial conversion feature	—	—	5,821,370	—	—	5,821,370
Common shares issued upon exercise of warrants	250,000	1,499,403	—	—	—	1,499,403
Warrants repurchased	—	—	(1,000)	—	—	(1,000)
Net loss for the year ended December 31, 2004	—	—	—	—	(26,141,798)	(26,141,798)
Balance as at December 31, 2004	15,744,563	214,616,061	11,451,267	(6,285,577)	(193,354,648)	26,427,103
Common shares issued upon exercise of warrants	10,655,000	20,884,420	(10,229,420)	—	—	10,655,000
Common shares issued in private placement	8,888,889	12,000,000	—	—	—	12,000,000
Common shares issued upon conversion of convertible debentures and interest	10,891,097	14,769,475	(5,821,370)	—	—	8,948,105
Common shares issued to purchase MedQuest assets	9,300,000	14,694,000	—	—	—	14,694,000
Effect of warrant exchange	—	—	5,860,250	—	(5,860,250)	—
Non-cash stock compensation	—	—	880,038	—	—	880,038
Registration fees	—	(55,954)	—	—	—	(55,954)
Warrants repurchased	—	—	(2,000)	—	—	(2,000)
Net loss for the year ended December 31, 2005	—	—	—	—	(52,833,775)	(52,833,775)
Balance as at December 31, 2005	55,479,549	$276,908,002	2,138,765	$(6,285,577)	$(252,048,673)	$20,712,517

(The accompanying notes are an integral part of these consolidated financial statements.)

A-1-5

WORLD HEART CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOW
(United States Dollars)

	Year Ended December 31,
	2005	2004	2003
CASH FLOWS FROM (USED IN)
Operating activities
Net loss for the period	$(52,833,775)	$(26,141,798)	$(14,629,054)
Items not involving cash—
Amortization and depreciation	1,033,441	1,390,508	3,302,044
Loss on disposal of capital assets	959	46,431	27,147
Acquired in-process research and development	18,147,341	—	—
Goodwill impairment	17,179,643	—	—
Write down of capital and intangible assets	—	547,366	—
Non-cash expense on stock options	880,038	81,466	2,704,247
Non-cash interest on debt	778,603	6,266,027	—
Long-term receivable	318,553	—	—
Gain on settlement of obligation	—	—	(1,694,300)
Unrealized foreign exchange loss (gain)	65,168	7,956	(9,728,237)
Change in operating components of working capital (Note 19)	(1,236,970)	(5,132,726)	(4,939,234)
Cash used in operating activities	(15,666,999)	(22,934,770)	(24,957,387)
Investing activities
Redemption (purchase) of short-term investments	4,999,035	6,504,997	(10,847,245)
Purchase of capital assets	(306,296)	(363,224)	(150,135)
Repayment of bridge loan in connection with MedQuest Acquisition	(3,500,000)	—	—
Transaction costs paid in connection with MedQuest Acquisition	(1,255,696)	—	—
Cash pledged as collateral for lease	—	(222,003)	217,178
Cash used investing activities	(62,957)	5,919,770	(10,780,202)
Financing activities
Capital lease repayments	—	—	(40,460)
Convertible debenture proceeds	—	13,318,750	856,837
Repayment of convertible debenture and accumulated interest	—	—	(884,108)
Bridge loan proceeds	—	—	767,771
Repayment of bridge loan and accumulated interest	—	—	(775,068)
Repayment of short-term loan and accmulated interest	—	—	(1,308,558)
Senior and subordinated loan and accumulated interest	—	—	6,542,790
Repayment of senior and subordinated loan and accumulated interest	—	—	(7,367,568)
Common shares issued through private placement	12,000,000	—	48,453,282
Common shares issued through exercise of warrants	10,655,000	1,498,403	1,120,555
Repurchase of warrants	(2,000)	—	—
Payment of expenses related to convertible debentures, financing, exercise of warrants and issuance of shares	(55,955)	(378,162)	(5,173,616)
Cash provided by financing activities	22,597,045	14,438,991	42,191,857
Effect of exchange rates on cash and cash equivalents	(24,175)	57,099	(273,905)
Change in cash and cash equivalents for the period	6,842,915	(2,518,910)	6,180,363
Cash and cash equivalents, beginning of the period	3,818,767	6,337,677	157,314
Cash and cash equivalents, end of the period	$10,661,682	$3,818,767	$6,337,677
Supplementary Cash Flow Information
Convertible debentures settled with the issuance of common shares	$8,627,117	$—	$—
Accrued interest on convertible debentures settled with the issuance of common shares	320,988	—	—
Purchase of MedQuest assets with issuance of common shares	14,694,000

(The accompanying notes are an integral part of these consolidated financial statements.)

A-1-6

WORLD HEART CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.                 GOING CONCERN ASSUMPTION

These consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assume that WorldHeart will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations.

The use of these principles may not be appropriate because, at December 31, 2005, there was substantial doubt that the Corporation would be able to continue as a going concern. The Corporation’s ability to continue as a going concern is primarily dependent upon its ability to obtain additional financing, reduce expenses or enter into corporate collaborations.

As shown in the consolidated financial statements, the Corporation incurred a significant net loss of $52.8 million and used cash in its operations of $15.7 million during the year ended December 31, 2005. The Corporation had cash and cash equivalents of $10.7 million at December 31, 2005, which it believes is sufficient to fund operations through mid-year 2006. The current financial condition, among other factors, indicates that there is significant doubt about the Corporation’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability of assets that might be necessary should the Corporation be unable to continue as a going concern.

The Corporation’s continuation as a going concern is dependent upon its ability to obtain additional cash to allow for the satisfaction of its obligations on a timely basis. WorldHeart is actively exploring various financing alternatives, including equity financing transactions, as well as, corporate collaborations. Equity financings could include, but are not limited to, private investments in public equity (PIPE) transactions, as well as public offerings. Corporate collaborations could include licensing of one or more of our products for upfront and milestone payments, or co-development and co-funding of our products. Management has initiated cost reduction programs and will continue to control and reduce expenses until sufficient funding is in place. WorldHeart intends to engage an investment banker to assist the Corporation in the evaluation and completion of financing and implementation of strategic alternatives. While the Corporation is exploring all opportunities to improve its financial condition within the next several months, there is no assurance that these programs will be successful. This would result in a significant delay in the completion, reduction in scope, or termination of our development programs and raise further doubt about our ability to do business.

2.                 NATURE OF OPERATIONS

WorldHeart is a global technology leader in mechanical circulatory support systems currently developing and commercializing implantable ventricular assist devices (VADs), which are mechanical pumps that allow for the restoration of normal blood circulation to patients suffering from advanced heart failure. WorldHeart has facilities in Oakland, California, Salt Lake City, Utah and Heesch, Netherlands. During the second quarter 2005, the Corporation consolidated the Ottawa operations into its Oakland facility. WorldHeart currently derives substantially all of its revenue from its Novacor® LVAS (left ventricular assist system) and related peripheral equipment which it manufactures in Oakland and sells directly to medical clinics and hospitals in the United States, most of Europe and Canada and through a distributor in other countries.

A-1-7

WORLD HEART CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3.                 SIGNIFICANT ACCOUNTING POLICIES

(a)         Basis of presentation

These consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States (U.S. GAAP), and include all assets, liabilities, revenues and expenses of the Corporation and its wholly owned subsidiaries; World Heart Inc. and World Heart B.V. All material intercompany transactions and balances have been eliminated. These principles also conform in all material respects with Canadian generally accepted accounting principles (Canadian GAAP) except as described in Note 22. The consolidated financial statements are expressed in U.S. dollars.

(b)         Use of estimates

The preparation of these consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

(c)          Cash equivalents and short-term investments

Cash equivalents and short-term investments include money market funds, debt instruments of commercial enterprises, financial institutions and government entities. The Corporation has established guidelines relative to credit ratings, diversification and maturities that are intended to mitigate risk and provide liquidity. Cash equivalents include highly liquid and highly rated investments with maturity periods of three months or less when purchased. Short-term investments include those investments with maturities in excess of three months but less than one year.

(d)         Inventory

Inventory of raw materials is valued at the lower of average cost and replacement cost. Work in progress and finished goods are valued at the lower of average cost and net realizable value.

(e)          Capital assets

Capital assets are recorded at cost. Amortization is calculated using the following rates and bases:

Furniture and fixtures	20% declining balance
Computer equipment and software	30% declining balance
Manufacturing and research equipment	30% declining balance
Leasehold improvements	Straight-line over the lease term

The carrying value of capital assets is assessed when factors indicating a possible impairment are present. The Corporation records an impairment loss in the period when it is determined that the carrying amounts may not be recoverable. The impairment loss would be calculated as the amount by which the carrying amount exceeds the discounted cash flows from the asset.

A-1-8

WORLD HEART CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(f)            Goodwill and other intangible assets

Goodwill and intangible assets with an indefinite life are not amortized but are tested for impairment on at least an annual basis as required under Statement of Financial Accounting Standard No. 142 (SFAS 142). Intangible assets with a definite life are amortized over their legal or estimated useful lives, whichever is shorter.

The Corporation reviews the carrying amounts of intangible assets with a definite life whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Such events or circumstances might include a significant decline in market share, a significant decline in profits, changes in technology, significant litigation or other items.

The impairment test for goodwill is a two-step process. Step one consists of a comparison of the fair value of a reporting unit with its carrying amount, including the goodwill allocated to the reporting unit. Measurement of the fair value of a reporting unit is based on one or more fair value measures including the Corporation’s market capitalization, present value techniques of estimated future cash flows and estimated amounts at which the unit as a whole could be bought or sold in a current transaction between willing parties. If the carrying amount of the reporting unit exceeds the fair value, step two requires the fair value of the reporting unit to be allocated to the underlying assets and liabilities of that reporting unit, resulting in an implied fair value of goodwill. If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss equal to the excess is recorded in net earnings (loss). This test is performed on the last business day of December in each year.

(g)          Income taxes

Income taxes are provided for using the asset and liability method whereby deferred tax assets and liabilities are recognized using current tax rates on the difference between the financial statement carrying amounts and the respective tax basis of the assets and liabilities. The Corporation provides a valuation allowance on deferred tax assets when it is more likely than not that such assets will not be realized.

(h)         Common shares

Common shares are recorded as the net proceeds received on issuance after deducting all share issue costs.

(i)            Revenue recognition

Revenue from product and service sales is recognized when all of the following criteria are met:  persuasive evidence of an agreement exists; delivery has occurred or services have been rendered; the price is fixed and determinable; and collection is reasonably assured.

For multiple element offerings the Corporation allocates the proceeds to the elements based on their relative fair values. Revenue from each element is recognized when the product is delivered or services rendered. The Corporation provides for returns based on prior experience. The cost of implant kits and equipment is charged to costs of sales upon delivery. The Corporation also rents certain in-hospital equipment to customers. Rental income is included in revenue when earned.

The Corporation has provided certain customers with deferred payment terms. The Corporation has, in certain instances, transferred future payments under these contracts to third-party financing institutions on a non-recourse basis. In situations where the Corporation assumed responsibility for interest payments,

A-1-9

WORLD HEART CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

revenue was recorded net of the present value of the committed future interest cost. The transfer of the related accounts receivable was recorded when control of the receivable was surrendered.

Certain products are covered by a limited warranty. Warranty costs are based on historical experience and estimated and recorded when the related sales are recognized. Any additional costs are recorded when incurred or when they can reasonably be estimated.

(j)            Stock-based compensation

The Corporation has a stock option plan as described in Note 13. The Corporation accounts for its stock option plan in accordance with the Financial Accounting Standards Board’s (FASB) Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock Based Compensation,” and Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees.”  No compensation expense is recognized when shares are issued at prevailing market prices or options are issued to employees with exercise prices at the grant date equal to prevailing market prices. Any consideration paid by employees on the exercise of stock options or purchase of capital stock is credited to share capital. The pro-forma fair value expense of options issued by the Corporation is disclosed in Note 13.

Stock options that are re-priced by the Corporation are accounted for using variable accounting under FASB Interpretation (FIN) No. 44, “Accounting for Certain Transactions Involving Stock Compensation,” whereby any positive difference between the prevailing market price and the exercise price is recognized as an expense over the vesting period of the option.

Stock options issued in lieu of cash to non-employees for services performed are recorded at the fair value of the options at the time they are issued and are expensed as service is provided.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation Transition and Disclosure—an Amendment of FASB Statement No. 123” (SFAS 148), which amended the transitional provisions of SFAS No. 123, “Accounting for Stock-based Compensation” (SFAS 123), for companies electing to recognize employee stock-based compensation using the fair value based method.

During fiscal 2003, 2004 and 2005, WorldHeart elected to continue to account for its stock-based compensation in accordance with the provisions of APB 25, as interpreted by FIN No. 44, “Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25,” and present the pro forma footnote disclosures required by SFAS 123, as amended by SFAS 148.

(k)         Research and development costs

Research and development costs, including research performed under contract by third parties, are expensed as incurred.

(l)            Government assistance

Government assistance is recognized when the expenditures that qualify for assistance are made and the Corporation has complied with the conditions for the receipt of government assistance. Government assistance is applied to reduce the carrying value of any assets acquired or to reduce eligible expenses incurred. A liability to repay government assistance, if any, is recorded in the period when the conditions arise that cause the assistance to become repayable.

A-1-10

WORLD HEART CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(m)     Foreign currency translation

The consolidated financial statements of the Corporation are presented in U.S. dollars. The financial statements of the Corporation’s subsidiaries are translated into U.S. dollar as follows:  monetary assets and liabilities are translated at exchange rates prevailing at the balance sheet date; non-monetary items and any related amortization of such items are translated at the rates of exchange in effect when the assets were acquired or obligations incurred; and all other income and expense items are translated at average exchange rates prevailing during the year. Exchange gains and losses are included in net loss for the year.

(n)         Change in functional and reporting currency

Effective January 1, 2004, the functional currency of the Corporation changed from the Canadian dollar to the U.S. dollar. In general, this change resulted from the Corporation's restructuring and issuance of common shares and warrants during the year ended December 31, 2003 along with a gradual increase in the overall proportion of business activities conducted in U.S. dollars. Concurrent with this change in functional currency, the Corporation adopted the U.S. dollar as its reporting currency.

The change was effected for prior periods as follows: assets and liabilities have been translated at the spot rate on that date; income and expense items for those periods have been translated at the average rate for each period; and equity transactions have been translated at historic rates. The resulting net translation adjustment has been posted to the cumulative other comprehensive income account.

4.                 MEDQUEST ACQUISITION

On July 29, 2005, the Corporation completed its acquisition (MedQuest Acquisition) of MedQuest Products, Inc. (MedQuest), the developer of the WorldHeart rotary VAD (previously called the HeartQuest Rotary VAD), a small rotary pump, for an aggregate consideration of 9.3 million common shares plus the assumption of $3.5 million in debt and the payment of transaction costs of WorldHeart. The acquisition was accounted for as an acquisition of assets as the operations of MedQuest did not meet the definition of a business as defined in Emerging Issues Task Force Issue (EITF) Abstract No. 98-3 “Determining Whether a Non-monetary Transaction Involves Receipt of Productive Assets or of a Business”. Assets acquired and liabilities assumed were recorded at their estimated fair values. The value of the acquisition consideration, including certain acquisition and closing costs, exceeded the fair value of the net assets acquired by approximately $3.8 million. The excess was allocated to the relative fair values of the non-monetary assets acquired. Amounts allocated to identifiable intangible assets are being amortized over their estimated useful lives. Amounts allocated to purchased in-process research and development were expensed immediately.

The value of the acquisition consideration is as follows:

Issuance of WorldHeart common shares	$14,694,000
Bridge loan repayment	3,500,000
Transaction costs	1,255,696
Total purchase price	$19,449,696

A-1-11

WORLD HEART CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The allocation of the purchase price, based on the estimated fair values of the assets acquired, at the acquisition date of July 29, 2005 is as follows:

Net current assets	$272,488
Property and equipment	264,183
Acquired workforce	765,684
Purchased in-process research and development	18,147,341
Net assets acquired	$19,449,696

An aggregate amount of $14.6 million was originally allocated to purchased in-process research and development. We used an income approach and applied risk-adjusted discount rates to the estimated future revenues and expenses attributable to IPR&D programs at MedQuest. The most significant in-process program relates primarily to the development of the WorldHeart rotary VAD, an advanced, next generation, rotary blood pump intended for the Destination Therapy market. The WorldHeart rotary VAD had an estimated fair value at the time of purchase of approximately $9.6 million. The other major development program called MagLev Plus had an estimated fair value of approximately $5.0 million.

The estimated fair value of the IPR&D was increased by approximately $3.6 million related to the excess of the purchase price over the estimated fair value of the net assets acquired. Therefore, the IPR&D was valued at approximately $18.1 million.

The Corporation recorded a non-cash charge to operations in the third quarter of 2005 of approximately $18.1 million to immediately expense the purchased IPR&D as required under SFAS No. 141 where such purchased IPR&D is determined to have no alternative future use.

Private Placement

In connection with the MedQuest Acquisition on July 29, 2005, WorldHeart entered into a private placement agreement with Maverick Venture Management, LLC (Maverick) who was also the majority shareholder of MedQuest. Maverick purchased 8,888,889 common shares of WorldHeart at a purchase price of $1.35 per share for total gross proceeds of approximately $12.0 million. Pursuant to the asset purchase agreement between MedQuest and WorldHeart, WorldHeart assumed certain liabilities of MedQuest, including approximately $3.5 million owed to Maverick in connection with the ongoing operations of the MedQuest business and repaid that amount to Maverick upon closing of the MedQuest Acquisition.

A-1-12

WORLD HEART CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5.                 CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

At December 31, 2005, substantially all of WorldHeart’s cash was invested in money market funds. The corporate securities held at December 31, 2004 were purchased on December 21, 2004 and earned interest at rates ranging from 2.36% to 4.5%. These securities were sold or reached their maturity dates during 2005. The securities in the following table at December 31, 2004 and 2005 are classified as available for sale.

	December 31,
	2005		2004
	Cash and Cash Equivalents	Short-Term Investments	Cash and Cash Equivalents	Short-Term Investments
Cash	$1,609,892	$—	$1,518,767	$—
Money market	9,051,790	—	—	—
Guaranteed investment certificates	—	—	2,300,000	—
Corporate securities	—	—	—	4,999,034
	$10,661,682	$—	$3,818,767	$4,999,034

6.                 INVENTORY

	December 31,
	2005	2004
Raw Materials	$2,464,825	$2,337,702
Work in progress	3,440,131	3,014,302
Finished goods	2,311,039	2,760,521
	$8,215,995	$8,112,525

Consigned sales included in inventory at December 31, 2005 and 2004 were  $401,889 and $409,360, respectively.

7.                 CAPITAL ASSETS

	December 31, 2005
	Cost	Accumulated Amortization	Net Book Value
Furniture and fixtures	$304,745	$(187,967)	$116,778
Computer equipment and software	930,973	(564,839)	366,134
Manufacturing and research equipment	5,339,951	(4,045,907)	1,294,044
Leasehold improvements	579,031	(518,447)	60,584
	$7,154,700	$(5,317,160)	$1,837,540

	December 31, 2004
	Cost	Accumulated Amortization	Net Book Value
Furniture and fixtures	$443,349	$(334,184)	$109,165
Computer equipment and software	1,465,906	(1,061,608)	404,298
Manufacturing and research equipment	4,996,274	(3,498,150)	1,498,124
Leasehold improvements	507,755	(507,755)	—
	$7,413,284	$(5,401,697)	$2,011,586

A-1-13

WORLD HEART CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8.                 INTANGIBLE ASSETS

The cost and accumulated amortization of the Corporation’s intangible assets as of December 31, 2005 and December 31, 2004 are as follows:

	December 31, 2005
	Cost	Accumulated Amortization	Net Book Value
Purchased technology	$6,191,698	$6,191,698	$—
Other intangible assets	5,137,242	4,455,054	682,188
	$11,328,940	$10,646,752	$682,188

	December 31, 2004
	Cost	Accumulated Amortization	Net Book Value
Purchased technology	$6,191,698	$5,936,686	$255,012
Other intangible assets	4,371,573	4,371,573	—
	$10,563,271	$10,308,259	$255,012

At December 31, 2005, other intangible assets of $682,188 relates to the value of the MedQuest workforce acquired in July 2005, and are net of $83,481 in amortization expense recognized in 2005.

9.                 GOODWILL

WorldHeart’s goodwill balance of $17.2 million was related entirely to the Novacor LVAS product. On December 31, 2005, the Corporation completed its annual goodwill impairment test in accordance with SFAS 142. In evaluating whether there was an impairment of goodwill, management compared the fair value of the reporting unit against its carrying amount, including the goodwill. Measurement of the fair value was based on the reporting unit’s market capitalization, discounted cash flows, and a multiple of revenues. As the carrying amount exceeded the estimated fair value, the fair value was allocated to the reporting unit’s assets and liabilities and management then determined that the carrying value of the goodwill exceeded the implied fair value of the goodwill. Accordingly, a goodwill impairment charge of $17,179,643 was recorded in fiscal 2005. Management believes this impairment arose primarily as a result of slower than anticipated adoption of the Novacor LVAS product.

10.          INDIRECT TAXES PAYABLE

The Corporation accrued $832,000 at December 31, 2004 related to a sales tax assessment received from the Province of Ontario during the year. The amount is included in research and development expenses in 2004 as the assessment relates to taxes assessed on certain of those expenses incurred in the prior years. The Corporation paid $488,918 during 2005, leaving a balance at December 31, 2005 of $343,082 in the accrual account. Until the assessment has been paid, the Ministry of Finance for Ontario has placed a lien for the value of the assessed amount on the assets of the Corporation.

11.          CONVERTIBLE DEBENTURES AND WARRANTS

As part of the MedQuest Acquisition, WorldHeart issued tender offers to the holders of its unsecured convertible debentures (Debentures) and the holders of its common share purchase warrants issued to investors on September 15, 2004 (Warrants). The holders of the Debentures unanimously agreed to

A-1-14

WORLD HEART CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

convert all of the outstanding Debentures at the stated conversion price of $1.25 per common share. On July 18, 2005, the shareholders approved a reduction in the Warrant exercise price from $1.55 to $1.00 per share on the condition that the Warrant holders exercise the Warrants immediately. The holders of the Warrants unanimously agreed to exercise the 10,655,000 Warrants into 10,655,000 common shares. During the last two weeks of July 2005, all of the Warrants were exercised into common shares and the outstanding Debentures were converted to common shares. In addition, the accrued interest on the Debentures was converted into an additional 236,097 common shares at a conversion price equal to the volume weighted average stock price at the date of conversion.

The Debentures, which would have become due on September 15, 2009, were convertible at any time at the holder’s option into common shares of the Corporation at a price of $1.25 per share, and accumulated non-compounding interest at an annual rate of 3%. The interest was convertible at any time into common shares of WorldHeart at a price equal to the volume weighted average stock price at the date of conversion.

The Corporation could have redeemed the Debentures when the trading price of the common shares was greater than $3.00 for 20 consecutive days, subject to a maximum of 20% of the initially issued Debentures in any 90-day period. The Warrants allowed the holders to purchase 10,655,000 common shares of WorldHeart at an exercise price of $1.55 per share and were exercisable for a period of five years. WorldHeart could have called the Warrants when the trading price of the common shares was greater than $4.50 for 20 consecutive trading days, subject to a maximum of 20% of the initially issued Warrants in any 90-day period.

The Corporation issued to its agents 470,833 common shares of the Corporation with a value of $659,166 and granted agent’s warrants exercisable for 193,800 common shares of the Corporation with a value of $179,759 having the same terms as the warrants.

As a result of the change in fair value attributed to the decrease in the exercise price of the Warrants from $1.55 to $1.00, $5,860,250 was recorded in the third quarter of 2005 as an increase in net loss applicable to common shareholders and an increase in the carrying value of the Warrants included in additional paid-in capital.

12.          PREFERRED SHARES

(a)         Authorized

Authorized preferred shares of the Corporation consist of an unlimited number of shares issuable in series.

(b)         Issued

On September 22, 2003, Edwards exchanged all of its Series A redeemable, cumulative, participating preferred shares of World Heart Inc. for 711,589 common shares by the Corporation.

On November 27, 2003, Edwards Lifesciences (U.S.) Inc. converted all of its Series A cumulative, redeemable, convertible preferred shares into 500,000 common shares and warrants to acquire 1,000,000 common shares at $5.93 per share, expiring November 27, 2008. A fair value of $6,015,680 was attributed to the additional common shares and warrants of which $4,091,285 was applied to reduce the outstanding liability for accrued dividends and the remaining $1,924,395 was charged to accumulated deficit.

A-1-15

WORLD HEART CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13.          SHAREHOLDERS’ EQUITY

Common shares

(a)         Authorized

Authorized common shares of the Corporation consist of an unlimited number of shares with no par value. On November 25, 2003, the Corporation’s shareholders approved a one-for-seven consolidation of the Corporation’s common shares and common share equivalents, and on December 1, 2003 WorldHeart filed Articles of Amendment effecting the share consolidation. All references to common share, option, warrant and per common share amounts for all periods presented have been retroactively restated to reflect the share consolidation.

Employee Stock Option Plan

The Corporation has an employee stock option plan (ESOP). The maximum number of shares reserved and set aside under options to eligible persons pursuant to the ESOP could not exceed 1,501,857 common shares. At December 31, 2004, options for 789,046 common shares were granted. In addition, on September 23, 2004, the Corporation granted, subject to shareholder approval of an increase in the number of options available under the plan, options for 2,383,725 common shares to employees, officers, directors and consultants. This grant was conditional on the forfeiture by the employees, officers, directors and consultants of 251,685 options for common shares already issued and outstanding under the ESOP. The maximum number of common shares at any time available for issuance under the ESOP, or pursuant to other outstanding options, to any one person was 5% of the common shares then issued and outstanding. The Compensation Committee appointed by the Board of Directors administers the ESOP. The exercise price for all options issued under the ESOP is based on the fair market value of the common share price which is the closing price quoted on the Toronto Stock Exchange on the last trading day before the date of grant. The options generally vest annually in equal portions over either a five-year period or a three-year period and must be exercised within a four-year to a six-year period from each date of vesting.

On July 18, 2005 shareholders approved two resolutions amending the ESOP. The first resolution increased the number of common shares of the Corporation reserved for issuance from 1,501,857 common shares to 9,772,505 common shares. Shareholders also approved second resolution to remove the restriction providing that the aggregate number of options reserved for issuance to any one person shall not exceed five percent (5%) of the issued and outstanding common shares.

On December 21, 2005, the Board of Directors of WorldHeart approved the accelerated vesting of all outstanding stock options held by current employees or consultants, except for the options held by the non-employee members of the Board of Directors. The accelerated options have exercise prices ranging from $0.98 to $59.95 per share and a weighted average exercise price of $1.77 per share. The purpose of the acceleration of vesting was to improve employee morale and to minimize the amount of compensation expense in future periods following the adoption by WorldHeart of SFAS 123(R).

Without the acceleration of vesting of stock options, the pre-tax charges under SFAS 123 relating to these options would have been $2.0 million in 2006 and $1.4 million in 2007. The adjustment for stock based compensation under the fair value method is $4.9 million consisting of $3.4 million due to option acceleration vesting and $1.5 million due to options vesting during 2005, reflected in the proforma table at the end of this note.

A-1-16

WORLD HEART CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Of the 6.8 million options to purchase shares of the Corporation’s common stock, 6.3 million options became immediately exercisable on December 21, 2005 as a result of the acceleration. Vesting was not accelerated for 520,000 options previously granted to non-employee directors. No changes were made to the exercise price of any outstanding options.

Stock Option and Warrant Activity

The following table summarizes the number of options and warrants outstanding and the weighted average exercise prices:

	Employees		Non-Employees
	Options	Weighted average exercise price	Options	Weighted average exercise price	Warrants	Weighted average exercise price	Total
	#	$	#	$	#	$	#
Outstanding at December 31, 2002	261,297	45.09	9,683	42.49	607,065	26.18	878,045
Granted	1,079,538	8.07	34,350	8.25	14,138,457	6.18	15,252,345
Exercised	—	—	—	—	(147,857)	7.12	(147,857)
Cancelled	(118,108)	53.77	(3,110)	46.99	—	—	(121,218)
Expired	(2,758)	39.51	—	—	(5,000)	57.75	(7,758)
Forfeited	(75,621)	19.36	(1,258)	9.41	—	—	(76,879)
Outstanding at December 31, 2003	1,144,348	10.98	39,665	13.54	14,592,665	6.99	15,776,678
Granted	127,852	6.46	3,095	7.77	10,923,566	1.58	11,054,513
Exercised	—	—	—	—	(250,000)	5.93	(250,000)
Repurchased	—	—	—	—	(300,000)	5.93	(300,000)
Expired	(7,166)	52.46	—	—	(541,998)	26.84	(549,164)
Forfeited	(514,165)	8.01	(4,583)	8.48	—	—	(518,748)
Outstanding at December 31, 2004	750,869	11.85	38,177	13.68	24,424,233	4.15	25,213,279
Granted	5,799,141	1.27	588,000	1.33	—	—	6,387,141
Exercised	—	—	—	—	(10,655,000)	1.55	(10,655,000)
Repurchased	—	—	—	—	(720,870)	5.93	(720,870)
Cancelled	(367,689)	15.74	(4,695)	8.19	—	—	(372,384)
Outstanding at December 31, 2005	6,182,321	1.69	621,482	2.03	13,048,363	6.18	19,852,166

A-1-17

WORLD HEART CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Options
	Employees	Non-Employees	Warrants
Weighted average exercise price of exercisable options and warrants:
December 31, 2003	$45.67	$50.55	$7.03
December 31, 2004	18.09	18.34	4.15
December 31, 2005	1.69	2.03	6.18
Number of exercisable options and warrants:
December 31, 2003	66,283	4,036	14,592,665
December 31, 2004	287,102	17,867	24,424,233
December 31, 2005	5,662,223	621,482	13,048,363
Range of exercise prices of all options and warrants at December 31, 2005:
From	$0.98	$1.34	$1.55
To	$49.34	$59.95	$28.63
Range of expiry dates of all options and warrants at December 31, 2005:
From	Jan. 1, 2006	Jan. 22, 2006	Feb. 11, 2006
To	Oct. 16, 2012	Sept. 23, 2013	Sep. 14, 2009

The following table summarizes information about the outstanding options and warrants as at December 31, 2005:

Range of exercise price	Number outstanding	Weighted average exercise price	Weighted average remaining life in years
$ .98 to 2.50	6,599,404	$1.28	6.41
2.51 to 5.00	1,484	$4.08	4.53
5.01 to 7.50	12,511,881	$6.01	2.66
7.51 to 10.00	601,033	$7.93	3.16
10.01 to 20.00	7,838	$14.68	0.33
20.01 to 40.00	127,209	$28.50	0.86
40.01 to 59.95	3,317	$52.28	0.90
	19,852,166	$4.65	3.91

The Corporation accounts for its stock option plan in accordance with the provisions of SFAS No. 123, which requires companies to recognize as expense, over the vesting period, the fair value of all stock based awards on the date of grant or to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma income per share disclosures as if the fair value based method defined in SFAS No. 123 had been applied to stock-based awards. The Corporation follows this alternative method. The pro forma net loss and net loss per share in the table below reflects for fiscal 2005 approximately $5.8 million of compensation expense taking into effect WorldHeart’s acceleration of unvested, out-of-the-money options in December 2005 discussed above.

A-1-18

WORLD HEART CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The estimated share-based compensation costs based on stock options granted to directors and employees, and the pro-forma net loss and loss per share are as follows:

	2005	2004	2003
Net loss applicable to common shareholders	$(58,694,025)	$(26,141,798)	$(18,168,304)
Adjustment for stock-based costs under the fair value method	(4,970,236)	(2,134,707)	(1,579,378)
Adjusted pro forma net loss	$(63,664,261)	$(28,276,505)	$(19,747,682)
Reported basic and diluted loss per share	$(1.76)	$(1.70)	$(2.90)
Pro forma basic loss per share	$(1.91)	$(1.84)	$(3.15)

The weighted average fair value of the options issued during the year ended December 31, 2005 was $0.94 (2004—$4.39; 2003—$5.48). The fair values of options granted are determined using the Black-Scholes model. For 2005, 2004 and 2003, the following weighted average assumptions were utilized:

	2005	2004	2003
Expected option life, in years	6	6	6
Volatility	83%	73%	75%
Risk free interest rate	4.17%	4.00%	3.65%
Dividend yield	Nil	Nil	Nil

14.          2007262 ONTARIO, INC.

On December 19, 2001, the Corporation incorporated 2007262 Ontario Inc. (2007262) to carry out specified research and development.

2007262 has been accounted for as a research and development arrangement, recording amounts expended by 2007262 as research and development expenses in the period that they occurred. Expenses incurred by 2007262 in 2005, 2004 and 2003 were $18,723 , $230,071 and $608,970, respectively. On January 1, 2006, WorldHeart purchased the 100 common shares of NewGen and became the sole shareholder of 2007262. WorldHeart is in the process of a voluntary dissolution of 2007262 as there are no active operations in 2007262.

A-1-19

WORLD HEART CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15.          RESTRUCTURING

On August 25, 2004, the Corporation approved a plan to consolidate its Ottawa, Ontario operations into its facilities in Oakland, California where the Novacor LVAS is manufactured. The consolidation of the Novacor North American operations into one location has reduced ongoing business expenses and management expects that it will continue to improve the Corporation’s operational efficiency and effectiveness. The consolidation was completed by June 30, 2005.

	Employee Severnace	Contract Settlement	Write down	Other	Total
Costs accrued during 2004	$1,396,037	$57,653	$338,595	$22,509	$1,814,794
Costs paid or settled in 2004	(795,923)	—	(338,595)	(8,624)	(1,143,142)
Balance in accrued liabilities at December 31, 2004	$600,114	$57,653	$—	$13,885	$671,652
Costs accrued during 2005	122,352	192,012	(6,801)	25,467	333,030
Costs paid or settled in 2005	(722,466)	(249,665)	6,801	(39,352)	(1,004,682)
Balance in accrued liabilities at December 31, 2005	$—	$—	$—	$—	$—

16.          LOSS PER COMMON SHARE

For all of the years presented, diluted loss per share equals basic loss per share due to the anti-dilutive effect of convertible debentures, options and warrants.

	Number of common shares to be issued on exercise or conversion
	2005	2004	2003
Employee and non-employee stock options	6,803,803	789,046	1,184,013
Warrants	13,048,363	24,424,233	14,592,665
Convertible debentures	—	10,655,000	—
Stock options subject to shareholder approval	—	2,383,725	—
Total potentially dilutive instruments	19,852,166	38,252,004	15,776,678

A-1-20

WORLD HEART CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17.          INCOME TAXES

The Corporation operates in several tax jurisdictions. Its income is subject to varying rates of tax and losses incurred in one jurisdiction cannot be used to offset income taxes payable in another. A reconciliation of the combined Canadian federal and provincial income tax rate with the Corporation’s effective tax rate is as follows:

	December 31,
	2005	2004	2003
Canadian loss	$(26,813,000)	$(15,790,000)	$(10,115,000)
United States’ loss	(24,169,000)	(9,053,000)	(4,185,000)
European loss	(1,852,000)	(1,300,000)	(329,000)
Loss before income taxes	(52,834,000)	(26,142,000)	(14,629,000)
Expected statutory rate	36.12%	36.12%	36.62%
Expected recovery of income tax	(19,084,000)	(9,440,000)	(5,360,000)
Effect of foreign tax rate differences	(1,281,000)	(510,000)	(350,000)
Permanent differences	6,354,000	2,316,000	(1,860,000)
Change in valuation allowance	15,240,000	7,930,000	12,360,000
Effect of changes in SR&ED carry forwards	371,000	2,256,000	760,000
Effect of tax rate changes	—	268,000	270,000
Effect of exchange rate differences	(1,600,000)	(2,820,000)	(5,820,000)
Recovery of income taxes	$—	$—	$—

The Canadian statutory income tax rate of 36.12% is comprised of federal income tax at approximately 22.12% and provincial income tax at approximately 14.00%. For the years ended December 31, 2003, the permanent differences relate primarily to imputed interest expense on the Preferred Shares and goodwill amortization.

	December 31,
	2005	2004
Deferred tax assets:
SR&ED expenditures	$10,410,000	$10,280,000
Net operating losses	45,810,000	37,750,000
Investment tax credits	5,610,000	5,540,000
Share issue costs	5,240,000	4,790,000
Asset basis differences	7,740,000	1,500,000
	74,810,000	59,860,000
Less: valuation allowance	(74,810,000)	(59,570,000)
	—	290,000
Deferred tax liabilities:
Asset basis differences	—	(290,000)
Net deferred income tax liability	$—	$—

A-1-21

WORLD HEART CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The primary temporary differences affecting deferred taxes and their approximate effects are as follows:

As at December 31, 2005, the Corporation has unclaimed Scientific Research and Experimental Development (SR&ED) expenditures, income tax loss carryforwards and investment tax credits. The unclaimed amounts and their expiry dates are as follows:

	December 31,
	2005	2004	2003
SR&ED expenditures—carried forward without expiry	$28,816,205	$28,500,000	$25,610,000
Income tax loss carryforwards:
Federal (Canada) (expire 2003-2009)	61,484,493	57,054,000	49,210,000
Provincial (expire 2003-2009)	62,568,187	55,900,000	52,290,000
United States (expire 2010-2017)	62,400,000	49,100,000	46,430,000
Europe	3,103,820	1,400,000	140,000
Investment tax credits (expire 2006-2012)	7,203,480	7,100,000	6,170,000

18.          COMMITMENTS AND CONTINGENCIES

(a)         Operating Leases

The Corporation is committed to minimum lease payments for office facilities and equipment and licenses as follows:

Year	Lease payments	Licenses and other
2006	$1,065,315	$51,000
2007	473,172	76,000
2008	163,168	76,000
2009	1,919	—
2010	—	—

Total rent expense for the years ended December 31, 2005, 2004, and 2003 was $1,084,866, $1,026,315, and $1,114,717, respectively. During 2002, the Corporation pledged cash in the amount of $750,000 as collateral for obligations under a premises lease for its Oakland operation. During 2003, $222,003 was drawn against the cash amount pledged to cover certain rent obligations and in 2004 the Corporation restored the balance to the original pledged amount of $750,000. The balance of pledged cash used as collateral remains at $750,000 at December 31, 2005. In addition, WorldHeart has paid a $150,000 security deposit associated with the Oakland lease.

(b)         Novacor LVAS Royalties

The Corporation is committed, under the Novacor LVAS royalty agreement to royalty payments to certain employees. Royalties are payable on annual consolidated gross revenues at a rate of 0.808% up to a cumulative maximum of $3,232,000. Cumulative royalty payments to December 31, 2005 total $1,121,225 (2004 - $1,027,184).

A-1-22

WORLD HEART CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(c)          Technology Partnerships Canada Contribution Agreement

During 2002, the Corporation entered into a shared funding program with Technology Partnerships Canada (TPC) under which the Canadian government shares costs of certain research and development activities. Through December 31, 2005, the Corporation claimed funding in the amount of approximately $6.6 million. Effective January 1, 2004, repayment would be in the form of royalties payable on annual consolidated gross revenues at a rate of 0.65% for a nine-year period ending December 31, 2012. If during this period royalty payments reach the maximum of $20.3 million no further repayments will be required. If the royalty payments do not exceed $20.3 million during this period they will continue until 2015 or until the maximum is reached, whichever is earlier. In connection with the agreement, the Corporation also granted TPC 92,857 warrants to purchase an equivalent number of common shares of the Corporation, exercisable until December 4, 2006, at an exercise price of $29.05 per share.

During 2005, the Government of Canada reassessed the TPC program and delayed a final closing meeting required to disburse $209,543 in remaining payments to WorldHeart. As there is uncertainty as to whether these amounts will be received, the Corporation has provided for the full amount of this receivable.

(d)         Research Agreement

Effective April 1, 1996, the Corporation entered into a research agreement with the Cardiovascular Devices Division (CVD) of the Ottawa Heart Institute Research Corporation (Research Agreement) under which the Corporation agreed to fund a substantial portion of CVD’s remaining research efforts relating to artificial heart technology. The Corporation acquired joint ownership with CVD of the technology arising from CVD’s research under the Research Agreement and an exclusive twenty-five year license to market the product and certain other related technologies for an initial license fee of $147,544 and royalties of 7%. The Corporation is no longer focused on developing or commercializing this technology and as a result is not expected to make any royalty payments to CVD.

The Corporation’s research funding to CVD under the Research Agreement was $13,400,000 for the period from April 1, 1996 to December 31, 2004. No payments were made during 2005 and the Corporation does not anticipate any future payments under the Research Agreement, as it is not pursuing development of the CVD artificial heart technology.

The Corporation has been in discussions with the Ottawa Heart Institute to resolve certain payments which both parties believe are owed to the other. In addition, a former officer of WorldHeart currently employed at CVD has made additional claims for certain payments. WorldHeart believes that most of these claims are unsubstantiated and without merit. At December 31, 2005, World Heart has accrued liabilities of approximately $770,000 and recorded accounts receivable of $615,000 related to CVD and the former officer.

Under the terms of an exclusive license agreement with the University of Utah, which was assigned to WorldHeart as part of the MedQuest Acquisition, WorldHeart has accrued a liability at December 31, 2005 of $125,000 payable to the University in the first quarter of 2006.

A-1-23

WORLD HEART CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19.          NET CHANGE IN OPERATING COMPONENTS OF WORKING CAPITAL AND SUPPLEMENTAL CASH FLOW DISCLOSURE

The net change in operating components of working capital is comprised of:

	December 31,
	2005	2004	2003
Accounts and other receivables	$341,768	$(475,399)	$(334,286)
Prepaid expenses	(184,180)	52,000	(275,978)
Inventory	(103,470)	(2,176,785)	(1,812,506)
Accounts payable and accrued liabilities	(754,091)	(2,172,728)	(2,502,353)
Accrued compensation	(536,997)	(359,814)	(14,111)
	$(1,236,970)	$(5,132,726)	$(4,939,234)

Interest and financing costs paid in the year ended December 31, 2005 totaled $305,000 (2004—nil).

20.          SEGMENTED INFORMATION

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the Corporation’s chief decision maker in deciding how to allocate resources and assess performance. The Corporation’s chief decision maker is the Chief Executive Officer.

The Corporation has one operating segment for the purpose of making operating decisions and assessing performance and operates in several geographic locations.

Geographic Locations

The following geographic data includes revenue based on product shipment destination and long-lived assets based on physical location. The Corporation has locations in the United States and Europe:

	2005		2004
	Revenue	Long-lived Assets	Revenue	Long-lived Assets
United States	$8,978,882	$2,265,834	$5,343,725	$16,038,366
Europe	1,698,957	253,894	3,033,294	515,011
Canada	685,959	—	510,672	2,892,864
Japan	282,156	—	688,070	—
Total	$11,645,954	$2,519,728	$9,575,761	$19,446,241

At December 31, 2005, 2004 and 2003 accounts receivable from Edwards comprised 6%, 8% and 24%, respectively, of accounts receivable. One other account receivable in 2003 amounted to greater than 10% of the total accounts receivable balance. During 2005, Edwards accounted for 5% of revenue and no other customer accounted for more than 10% of revenue. During 2004, Edwards accounted for 7% of revenue and   no other customer accounted for more than 10% of revenue. In 2003, Edwards accounted for 38% of revenue and two other customers accounted for 23% of revenue.

A-1-24

WORLD HEART CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

21.          FINANCIAL INSTRUMENTS

Financial instruments recognized in the balance sheet at December 31, 2005 consist of cash and cash equivalents, trade and other receivables, accounts payable and certain accrued  liabilities. The Corporation does not hold or issue financial instruments for trading purposes.

The Corporation invests the majority of its excess cash in high-grade instruments and diversifies the concentration of cash among different financial institutions.

(a)         Fair value

The Corporation believes that the carrying values of its financial instruments approximate their fair values because of their short terms to maturity, except for the long-term receivable at December 31, 2004. The long-term receivable is valued at the present value of future cash flows at a rate of  4%.

(b)         Interest rate risk

The Corporation is subject to interest rate risks from time to time because of the term to maturity of its cash equivalents and short-term investments. During 2005, all of WorldHeart’s investments were in money market funds.

(c)          Foreign exchange risk

WorldHeart has assets and liabilities denominated in foreign currencies, including primarily the Euro. WorldHeart’s current foreign currency exposure is small, but if its’ exposure changes in the future it may enter into foreign exchange contracts in order to match its foreign exchange requirements.

(d)         Credit risk

Financial instruments that potentially subject the Corporation to a concentration of credit risk consist of cash, cash equivalents, short-term investments and accounts receivable. The Corporation has established guidelines for cash, cash equivalents and short-term investments relative to credit ratings, diversification and maturities that are intended to maintain safety and liquidity. The Corporation has a limited number of customers, all of which operate in the health-care industry.   The Corporation performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from its customers. The Corporation maintains an allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable.

A-1-25

WORLD HEART CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

22.          CANADIAN ACCOUNTING PRINCIPLES

The consolidated financial statements have been prepared in accordance with U.S. GAAP. These principles differ, as they affect the Corporation, for the years ended December 31, 2005 and 2004 in the following material respects from Canadian GAAP. There are no differences in reported cash flows for the years presented.

	December 31,
	2005	2004
BALANCE SHEETS—Canadian GAAP
ASSETS
Current assets	$23,546,784	$21,743,636
Long-term receivable	—	318,553
Cash pledged as collateral for lease	750,000	750,000
Capital assets	1,837,540	2,011,586
Intangible assets	17,317,249	255,012
Goodwill	—	17,179,643
	$43,451,573	$42,258,430
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$6,100,347	$7,637,819
Convertible debentures(1)	10,172	2,530,659
Long-term obligation	8,830	16,368
	6,119,349	10,184,846
Shareholders’ equity (deficiency)
Common shares(2)(3)	250,131,052	187,027,058
Contributed surplus(1)(3)	12,682,731	22,871,780
Cumulative translation adjustment	(6,490,184)	(6,490,184)
Accumulated deficit(1)(2)(3)(4)	(218,991,375)	(171,335,070)
	37,332,224	32,073,584
	$43,451,573	$42,258,430

A-1-26

WORLD HEART CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Year Ended December 31,
	2005	2004	2003
Net loss in accordance with U.S. GAAP	$(52,833,775)	$(26,141,798)	(14,629,054)
Adjustments to reconcile to Canadian GAAP:
Non-cash share based compensation costs(6)(3)	(4,970,236)	(2,134,707)	—
Interest and accretion on convertible debentures(1)	(608,910)	5,469,700	—
Amortization of purchased in-process research and development(5)	(1,512,280)	—	(916,180)
Interest on preferred shares(3)	—	—	(4,322,110)
Foreign exchange translation on shares(3)	—	—	(1,985,669)
In-process research and development(5)	18,147,341	—	—
Gain on settlement of obligation under research and development arrangement(4)	—	—	(1,694,300)
Net loss in accordance with Canadian GAAP	(41,777,860)	(22,806,805)	(23,547,313)
Weighted average number of common shares outstanding	33,369,318	15,373,689	6,259,757
Basic and diluted loss per common share	$(1.25)	$(1.48)	$(3.76)

Footnotes

(1)          Under U.S. GAAP the proceeds of the issue on the convertible debentures were split between the convertible debentures and the related warrants for common shares based on their relative fair values. As a result of allocating some of the proceeds to the warrants, the convertible debentures contain a beneficial conversion feature equal to the intrinsic value of the convertible debentures on the date of issuance. The value of the warrants and the beneficial conversion feature were recorded in additional paid-in capital. On September 16, 2004, the earliest possible exercise date, the full value of the beneficial conversion feature was charged to interest expense. Under Canadian GAAP the proceeds of the issue were allocated based on the relative fair values of the debentures, the warrants and the conversion option. The net proceeds were allocated as follows:

	September 15, 2004	December 31, 2004	December 31, 2005
Convertible debentures	$1,734,350	$2,530,659	$—
Warrants	4,504,127	4,504,127	—
Conversion feature	5,863,191	5,863,191	—
	$12,101,668	$12,897,977	$—

The value allocated to the debentures will accrete to the cash value at maturity at the effective interest rate. All of the debentures were converted and certain warrants were exercised in July 2005.

(2)          Under U.S. GAAP, the difference between the issue price and initial public offering (IPO) price of shares issued within a one-year period prior to the IPO is generally accounted for as an expense and charged against earnings for the period with a corresponding and equal amount recorded as paid-in capital. There is no corresponding requirement under Canadian GAAP. The difference of $32,867,182 related to the Corporation’s IPO in 1996, increases the common shares and accumulated deficit reported under U.S. GAAP, with no difference reported in total shareholders’ equity.

A-1-27

WORLD HEART CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(3)          Under U.S. GAAP, mandatorily redeemable convertible preferred shares are recorded as mezzanine financing at their fair value on the date of issue and excluded from both shareholders’ equity and long-term debt. Dividends are accumulated on these shares at the average dividend rate and this amount, together with the amount necessary to accrete the fair value to the redemption price on maturity, are charged first to retained earnings; if no retained earnings, then to accumulated paid-in capital; if no accumulated paid-in capital, then to accumulated deficit. Under Canadian GAAP these shares are treated as compound instruments and divided into their debt and equity components based on the relative fair values at the time of issue and the effective interest related to the debt component is charged to earnings. The different presentation on the balance sheets also results in a difference in the treatment of exchange because, under Canadian GAAP the amount in shareholders’ equity is translated at historical rates and the amount in long-term debt is translated at current rates. Under U.S. GAAP, the full value of the preferred shares is translated at current rates.

(4)          Under U.S. GAAP, the obligation under the research and development arrangement is classified as a liability. Under Canadian GAAP, this amount is reflected as equity as New Generation Biotech (Equity) Fund Inc. (NewGen) was to receive equity securities of the Corporation upon completion of the R&D arrangement. On January 31, 2003, the Corporation exchanged the 637,000 Series 1 preferred shares held by NewGen for 637,000 common shares of WorldHeart and 637,000 common share purchase warrants exerciseable into one common share of WorldHeart at a price of $27.71 per share at any time up to January 24, 2004. As a result of the transaction the Corporation has recorded a gain on the settlement of the obligation and increased share capital by $1,694,300 under U.S. GAAP.

(5)          Under U.S. GAAP, acquired in-process research and development is required to be expensed if the related technology has not reached technological feasibility and does not have an alternative future use. Under Canadian GAAP, this amount is capitalized and amortized over its useful life. As a result of the MedQuest acquisition in-process research and development that was written off for U.S. GAAP is amortized under Canadian GAAP, in 2005. The 2003 amortization relates to an acquisition in 2000.

(6)          Under U.S. GAAP, the Corporation accounts for its stock option plan in accordance with APB Opinion No. 25 and provides pro forma net income and pro forma income per share disclosure as if the fair value based method as defined in SFAS No. 123 had been applied to stock-based awards. Under Canadian GAAP, the Corporation accounts for its stock option plan in accordance with CICA 3870 which requires entities to account for employee stock options using the fair value based method, where compensation cost is measured at fair value at the date of grant and is expensed over the stock-based awards vesting period.

23.          NEW ACCOUNTING PRONOUNCEMENTS

On June 1, 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections,” (“SFAS 154”) which replaces APB 20, “Accounting Changes,” (“APB 20”) and SFAS 3, “Reporting Accounting Changes in Interim Financial Statements.”  SFAS 154 applies to all voluntary changes in accounting principle and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS 154 requires retrospective application to prior periods financial statements of a voluntary change in accounting principle unless it is impracticable. APB 20 previously required that most voluntary changes in accounting principles be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS 154 carries forward many other provisions of APB 20 without change, including the provisions related to the reporting of a change in

A-1-28

WORLD HEART CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

accounting estimate, a change in the reporting entity and the correction of an error. The Corporation will adopt this standard effective January 1, 2006.

In June 2001, the FASB issued SFAS No. 148,which amended the transitional provisions of SFAS No. 123 for companies electing to recognize employee stock-based compensation using the fair value based method. The provisions of FASB No. 148 will be effective for years beginning on or after January 1, 2006.

On December 16, 2004, the FASB issued SFAS 123(R), “Share-Based Payment,” which is a revision of SFAS 123, “Accounting for Stock-Based Compensation.” SFAS 123(R) supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends SFAS 95, “Statement of Cash Flows.” SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values at the date of grant. Pro forma disclosure in the footnotes to financial statements is no longer an alternative. WorldHeart is required to adopt SFAS 123(R) effective at the beginning of the first quarter of fiscal 2006.

SFAS 123(R) permits public companies to adopt its requirements using one of two methods. The “modified prospective” method recognizes compensation cost based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date, and based on the requirements of SFAS 123 for all awards granted to employees prior to the effective date of SFAS 123(R) that remain unvested on the effective date. The “modified retrospective” method includes the requirements of the modified prospective method described above, but also permits entities to restate their historical financial statements based on the amounts previously recognized under SFAS 123 for purposes of pro forma disclosures either for all prior periods presented, or for prior interim periods of the year of adoption. The Corporation will adopt the “modified prospective” method  beginning in the first quarter of 2006.

In December 2005, WorldHeart implemented a plan to accelerate vesting of all of its employee and consultant stock options, other than those held by non-employee directors, and took other actions to improve employee morale and minimize the impact of the adoption of FAS 123(R).

A-1-29

APPENDIX A-2

WORLD HEART CORPORATION

Unaudited Consolidated Financial Statements
For the three and nine month periods ended September 30, 2006 and 2005

PART I—FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

WORLD HEART CORPORATION
Consolidated Balance Sheets
(United States Dollars)

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,541,399	$10,661,682
Trade and other receivables	1,721,316	3,896,281
Prepaid expenses	1,145,277	778,007
Inventory	4,202,882	8,215,995
	8,610,874	23,551,965
Long-term assets
Cash pledged as collateral for lease	750,000	750,000
Capital assets	1,435,218	1,837,540
Intangible assets	538,620	682,188
	2,723,838	3,269,728
Total assets	$11,334,712	$26,821,693
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$4,265,217	$3,754,620
Indirect taxes payable	402,612	343,082
Accrued compensation	645,008	806,367
Deferred revenue	123,084	1,205,107
Total liabilities	$5,435,921	$6,109,176
Shareholders’ equity
Share capital:
Issued and outstanding - 55,479,549 common shares (December 31, 2005 - 55,479,549 common shares)	276,908,002	276,908,002
Additional paid-in-capital	2,273,747	2,138,765
Cumulative other comprehensive income	(6,285,577)	(6,285,577)
Accumulated deficit	(266,997,381)	(252,048,673)
Total shareholders’ equity	$5,898,791	$20,712,517
Total liabilities and shareholders’ equity	$11,334,712	$26,821,693

(The accompanying notes are an integral part of these consolidated financial statements.)

A-2-2

WORLD HEART CORPORATION
Consolidated Statements of Operations
(United States Dollars)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue	$1,387,096	$2,149,751	$7,659,983	$8,015,917
Cost of goods sold	(4,524,142)	(1,726,158)	(7,846,359)	(5,980,126)
Gross margin	(3,137,046)	423,593	(186,376)	2,035,791
Operating expenses
Selling, general and administrative	1,963,831	2,540,113	6,695,317	9,003,272
Research and development	2,429,875	1,913,941	8,092,265	4,376,010
Restructuring costs	—	(8,373)	—	333,030
Amortization of intangibles	47,856	31,491	143,568	286,518
Acquired in process research and development	—	18,147,341	—	18,147,341
Total operating expenses	4,441,562	22,624,513	14,931,150	32,146,171
Operating loss	(7,578,608)	(22,200,920)	(15,117,526)	(30,110,380)
Other income (expenses)
Foreign exchange gain (loss)	588	(51,279)	41,109	(68,558)
Investment and other income	37,130	91,841	204,106	124,081
Loss on disposal of capital assets	—	—	(271)	(959)
Interest expense and financing costs	(77,753)	(90,750)	(76,126)	(780,429)
Net loss for the quarter	$(7,618,643)	$(22,251,108)	$(14,948,708)	$(30,836,245)
Effect of warrant exchange	—	(5,860,250)	—	(5,860,250)
Net loss applicable to common shareholders	$(7,618,643)	$(28,111,358)	$(14,948,708)	$(36,696,495)
Weighted average number of common shares outstanding	55,479,549	43,797,104	55,479,549	25,918,252
Basic and diluted loss per common share	$(0.14)	$(0.64)	$(0.27)	$(1.42)

(The accompanying notes are an integral part of these consolidated financial statements.)

A-2-3

WORLD HEART CORPORATION
Consolidated Statements of Cash Flow
(United States Dollars)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
CASH FLOWS FROM (USED IN)
Operating activities
Net loss for the period	$(7,618,643)	$(22,251,108)	$(14,948,708)	$(30,836,245)
Items not involving cash—
Amortization and depreciation	240,455	196,479	663,894	765,540
Loss on disposal of capital assets	—	—	271	959
In-process research and development	—	18,147,341	—	18,147,341
Write down of capital and intangible assets	—	—	—	36,842
Non-cash expense on stock options	51,774	160,935	134,982	160,935
Interest and accretion on convertible debentures	—	93,153	—	770,954
Unrealized foreign exchange loss (gain)	—	108,496	945	385,124
Change in operating components of working capital	4,342,625	(1,235,921)	5,146,608	(1,079,436)
Cash used in operating activities	(2,983,789)	(4,780,625)	(9,002,008)	(11,647,986)
Investing activities
Redemption (purchase) of short-term investments	—	—	—	4,999,035
Deferred transaction costs paid	—	(1,255,696)	—	(1,255,696)
Purchase of capital assets	(42,871)	(12,274)	(118,275)	(127,954)
Cash provided by (used in) investing activities	(42,871)	(1,267,970)	(118,275)	3,615,385
Financing activities
Repayment of bridge loan	—	(3,500,000)	—	(3,500,000)
Issuance of common shares through private placement	—	12,000,000	—	12,000,000
Common shares issued through exercise of warrants	—	10,655,000	—	10,655,000
Cash provided by financing activities	—	19,155,000	—	19,155,000
Effect of exchange rates on cash and cash equivalents	—	3,497	—	(19,333)
Change in cash and cash equivalents for the period	(3,026,660)	13,109,902	(9,120,283)	11,103,066
Cash and cash equivalents, beginning of the period	4,568,059	1,811,931	10,661,682	3,818,767
Cash and cash equivalents, end of the period	$1,541,399	$14,921,833	$1,541,399	$14,921,833
Supplementary Cash Flow Information
Convertible debentures settled with the issuance of common shares	$—	$11,639,289	$—	$13,318,750
Accrued interest on convertible debentures settled with the issuance of common shares	—	301,988	—	320,988

(The accompanying notes are an integral part of these consolidated financial statements.)

A-2-4

WORLD HEART CORPORATION

Notes to Unaudited Consolidated Financial Statements

1. Going Concern

These interim unaudited consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assumes that World Heart Corporation (the Corporation or WorldHeart) will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations.

During the quarter ended September 30, 2006, the Corporation incurred a net loss of $7.6 million and used cash in its operations of $3.0 million. As at September 30, 2006, WorldHeart had cash and cash equivalents of $1.5 million and current liabilities of $5.3 million. As a result, there is substantial doubt about the ability of the Corporation to meet its obligations as they come due and the appropriateness of the use of accounting principles applicable to a going concern.

On November 13, 2006, the Corporation entered into a purchase agreement with certain new and current investors for a private placement financing. The completion of the private placement is subject to shareholder approval which is expected to occur at the Corporation’s Annual and Special Meeting to be held on December 20, 2006. Gross proceeds from the financing are expected to be about $14.1 million at a price of $0.25 per common share. A first closing of the financing of $2.75 million is expected to occur on or before November 17, 2006. A second closing of about $11.3 million is expected to occur immediately after shareholder approval. In addition, the Corporation will pay investment banking fees equal to 6% of the gross proceeds payable in common shares. Under the terms of the transaction, the Corporation is required to register for resale the common shares issued pursuant to the private placement.

In addition, as part of the Corporation’s continuing efforts to control spending, and in response to changing market conditions for its Novacor® LVAS product, WorldHeart announced on November 14, 2006 a significant restructuring and realignment of its business operations. The restructuring program will reduce manufacturing, selling and administrative costs, primarily associated with the Novacor LVAS product. The program will include a reduction in workforce of 50-55 persons, or about 50% of its current workforce, primarily at its Oakland, California and Heesch, Netherlands locations. In addition, during the quarter, the Corporation wrote off approximately $3.6 million of raw material, in-process and finished goods inventory associated with the Novacor LVAS product, which management has determined will not be utilized in future periods. In the fourth quarter of 2006, the Corporation expects to incur charges of about $0.7 million, primarily related to severance, in connection with the announced restructuring, and may take a further write down of its Novacor LVAS inventory and fixed assets.

The Corporation’s continuation as a going concern is dependent on completion of the private placement and the restructuring and realignment of its business operations. The Company believes the financing, in combination with the restructuring, will provide sufficient funds to continue operations into the first quarter of 2008.These interim unaudited consolidated financial statements do not include any adjustments relating to the carrying values of assets and liabilities and the reported expenses and balance sheet classifications that would be necessary, were the going concern assumption inappropriate, and these adjustments could be material.

2. Significant Accounting Policies

Principles of consolidation and basis of presentation

The accompanying interim unaudited consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States (U.S. GAAP), and include all assets, liabilities, revenues and expenses of the Corporation and its wholly owned

A-2-5

subsidiaries: World Heart Inc. and World Heart B.V. All material inter-company transactions and balances have been eliminated. These interim unaudited consolidated financial statements follow the same accounting policies and methods of application as the Corporation’s audited consolidated financial statements for the year ended December 31, 2005, except the accounting for stock-based compensation as noted in Note 3. These interim unaudited consolidated financial statements do not conform in all respects to the requirements of U.S. GAAP for annual financial statements. These condensed notes to the interim unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes for the year ended December 31, 2005. In the opinion of management, these interim unaudited consolidated financial statements reflect all normal and recurring adjustments considered necessary to state fairly the results for the periods presented.

The accounting  principles used as a basis for these consolidated financial statements also conform in all material respects with Canadian generally accepted accounting principles (Canadian GAAP) except as described in Note 8. The interim unaudited consolidated financial statements are expressed in U.S. dollars.

Use of estimates

The preparation of these interim unaudited consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of  the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

3. Stock-based Compensation

The Corporation has an employee stock option plan (ESOP). The maximum number of shares reserved and set aside under options to eligible persons pursuant to the ESOP is 9,757,904 common shares. The exercise price for all options issued under the ESOP is based on the fair market value of the common share price which is the closing price quoted on the Toronto Stock Exchange on the last trading day before the date of grant. The options generally vest annually in equal portions over either a five-year period or a three-year period and expire from seven to nine years from the date of grant. All stock option grants are compensatory and shares issued upon exercise of options are in accordance with the ESOP.

Prior to January 1, 2006, the Corporation accounted for its stock option plan in accordance with the Financial Accounting Standards Board’s (FASB) Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock Based Compensation,” and Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees.”  Under these standards no compensation expense was recognized when options were issued to employees with exercise prices at the grant date equal to prevailing market prices.

Effective January 1, 2006, the Corporation adopted Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share—Based Payment” (FAS 123(R)). FAS 123(R) requires the recognition of the fair value of stock compensation as an expense in the calculation of net income. WorldHeart recognizes the stock compensation expense over the vesting period of the individual equity instruments. Stock options issued in lieu of cash to non-employees for services performed are recorded at the fair value of the options at the time they are issued and are expensed as service is provided.

WorldHeart has elected the modified prospective transition method for adopting FAS 123 (R). Under this method, the provisions of FAS 123 (R) apply to all stock-based awards granted after the effective date. The unrecognized expense of awards not yet vested as of January 1, 2006, the date of FAS 123 (R) adoption by the Corporation, are also recognized as an expense in the calculation of net income.  As FAS 123(R) requires that stock-based compensation expense be based on awards that are ultimately expected to vest, stock-based compensation for the nine-month period ended September 30, 2006 has been

A-2-6

reduced for estimated forfeitures. When estimating forfeitures, voluntary termination behaviors as well as trends of actual option forfeitures are considered. To the extent actual forfeitures differ from our current estimates, cumulative adjustments to stock-based compensation expense will be recorded in the period estimates are revised.

In December 2005, the Board of Directors of WorldHeart approved the accelerated vesting of all outstanding stock options held by current employees or consultants, except for the options held by the non-employee members of the Board of Directors. The purpose of the acceleration of vesting was to improve employee morale and to minimize the amount of compensation expense in future periods following the adoption of FAS 123(R).

WorldHeart uses the Black-Scholes valuation model for estimating the fair value of stock compensation.

The stock-based compensation expense for the three and nine-month period ended September 30, 2006 was as follows:

	Three Months Ended	Nine Months Ended
	September 30, 2006
Selling, general and administrative	51,037	133,630
Research and development	737	1,352
	$51,774	$134,982

This stock compensation expense had a negligible impact on the Corporation’s earnings per common share for the third quarter 2006. The unrecognized expense of awards not yet vested, net of estimated forfeitures, was $219,000 and the related stock-based compensation expense will be recognized over the following eleven quarters beginning September 30, 2006.

Stock-based Compensation Award Activity

The following table summarizes activity under our ESOP for the three and nine months ended September 30, 2006:

	Shares	Weighted- Average Exercise Price
Outstanding at January 1, 2006	6,803,803	$1.73
Granted	3,000	$0.59
Exercised	—	—
Forfeited/ expired / cancelled	(54,368)	$37.44
Outstanding at March 31, 2006	6,752,435	$1.44
Granted	148,000	$1.12
Exercised	—	—
Forfeited/ expired / cancelled	(150,298)	$6.08
Outstanding at June 30, 2006	6,750,137	$1.77
Granted	3,500	$0.68
Exercised	—	$—
Forfeited/ expired / cancelled	(2,551)	$39.74
Outstanding at September 30, 2006	6,751,086	$1.76
Exercisable at September 30, 2006	6,356,590	$1.79
Nonvested at September 30, 2006	394,496	$1.28

The aggregate intrinsic value is calculated as the difference between the exercise price of the options and the quoted price of our common shares that were in the money at September 30, 2006. At September 30, 2006, the aggregate intrinsic value of all outstanding options was nil with a weighted average remaining

A-2-7

contractual term of approximately 6.6 years. Of the 6,751,086 outstanding options, exercisable options were 6,356,590 with a weighted average remaining contractual life of 6.5 years and 394,496 were unvested with a weighted average remaining contractual life of 7.6 years. No options were exercised under our stock option plan during the three and nine month periods ended September 30, 2006. The weighted average grant-date fair value of options granted in the three and nine month periods ended September 30, 2006 were $0.52 and $0.85, respectively.

A summary of the status and changes of our non-vested shares related to our ESOP as of and during the nine months ended September 30, 2006 is presented below. The weighted average grant date fair value on non-vested shares represent the gross value of unvested options, excluding estimated forfeitures.

	Shares	Weighted Average Grant-Date Fair Value
Nonvested at January 1, 2006	413,330	$0.99
Granted	154,500	0.84
Vested	(173,334)	0.97
Nonvested at September 30, 2006	394,496	$0.95

Valuation Assumptions

WorldHeart calculated the fair value of each option award on the date of grant using the Black-Scholes option pricing model. The following assumptions were used to calculate the fair value of options granted during the three and month periods ended September 30, 2006:

	Three Months Ended	Nine Months Ended
	September 30, 2006
Average risk free interest rate	4.6%	4.5%
Expected life (in years)	5.5	5.6
Expected volatility	95%	93%
Dividend yield	0%	0%

The dividend yield of zero is based on the fact that WorldHeart has never paid cash dividends and has no present intention to pay cash dividends. Expected volatility is based on the historical volatility of the Corporations’ common stock over the period commensurate with the expected life of the options. The risk free interest rate is based on average rates for 5 and 7 year treasury notes as published by the Federal Reserve.

FAS 123(R) requires the Corporation to present pro forma information for the comparative period prior to adoption as if WorldHeart had accounted for all employee stock options under the fair value method of the original FAS 123. The following table illustrates the effect on net income and earnings per share if WorldHeart had applied the fair value recognition provisions of  FAS 123 to stock-based employee compensation to the prior-year periods.

	Three months ended September 30, 2005	Nine months ended September 30, 2005
Net loss applicable to common shareholders	$(28,111,358)	$(36,696,495)
Adjustment for stock based costs included in net loss	160,931	160,931
Stock-based costs under fair value method	(1,214,519)	(1,863,823)
Adjusted pro forma net loss	$(29,164,946)	$(38,399,387)
Reported basic and diluted loss per common share	$(0.64)	$(1.42)
Stock-based compensation costs per common share	(0.03)	(0.07)
Pro forma basic and diluted net loss per common share	$(0.67)	$(1.48)

The following table summarizes information about the outstanding options as at September 30, 2006:

	Number outstanding	Weighted average exercise price	Weighted average remaining life in years
$0.59 to $1.25	1,242,679	$1.11	6.30
$1.26 to $2.50	5,247,646	$1.37	6.86
$2.51 to $10.00	217,412	$8.21	3.30
$10.01 to $119.25	43,349	$34.61	1.07
	6,751,086	$1.76	6.61

4. Comprehensive Income

For the three months and nine months ended September 30, 2006 and September 30, 2005, there were no significant differences between the Corporation’s comprehensive income or loss and its net income or loss.

5. MedQuest Acquisition

On July 29, 2005, WorldHeart completed the acquisition (MedQuest Acquisition) of all assets and assumption of certain liabilities of MedQuest Products, Inc. (MedQuest), raised approximately $22.7 million in gross financing proceeds from a private placement of common shares with Maverick Venture Management, LLC (Maverick) and the exercise of all the outstanding warrants. In addition, pursuant to the purchase agreement, WorldHeart repaid $3.5 million owed by MedQuest to Maverick upon closing of the MedQuest Acquisition. As a result, WorldHeart received net proceeds of approximately $8.5 million from the private placement.

The acquisition resulted in a one-time charge to earnings for the value of the acquired in-process research and development of approximately $18.1 million in the period ended September 30, 2005.

6. Convertible Debentures and Warrants

As part of the MedQuest Acquisition, the Company issued tender offers to the holders of its unsecured convertible debentures (the “Debentures”) and the holders of its common stock purchase warrants issued to investors in September 2004 (the “Warrants”). The holders of the Debentures unanimously agreed to convert all of the outstanding Debentures at the stated conversion price of $1.25 per common share along with all accrued interest. On July 18, 2005, the shareholders approved a reduction in the Warrant exercise price from $1.55 to $1.00 per share on the condition that the Warrant holders exercise the Warrants immediately. The holders of the Warrants unanimously agreed to exercise the 10,655,000 Warrants into 10,655,000 common shares. During the last two weeks of July 2005, all of the Warrants were exercised into common shares and the remaining outstanding Debentures were converted to common shares. In addition, the accrued interest on the Debentures was also converted into an additional 236,097 common shares at a conversion price equal to the volume weighted average stock price at the date of conversion.

As a result of the change in fair value attributed to the decrease in the exercise price of the Warrants from $1.55 to $1.00, $5,860,250 was recorded in the third quarter of 2005 as an increase in net loss applicable to common shareholders and an increase in the carrying value of the Warrants included in additional paid-in capital.

7. Restructuring

On August 25, 2004, the Company approved a plan to consolidate its Ottawa, Ontario operations into its facilities in Oakland, California where the Novacor LVAS is manufactured. The consolidation of the North American operations into one location has reduced ongoing business expenses. The consolidation was completed by June 30, 2005. These interim unaudited financials statements do not include any provision for the costs of restructuring announced on November 14, 2006.

A-2-8

8. Canadian Accounting Principles

The interim unaudited consolidated financial statements have been prepared in accordance with U.S. GAAP. These principles differ, as they affect the Corporation, for the three and nine month periods ended September 30, 2006 and 2005 and for the balance sheets as at September 30, 2006 and December 31, 2005, in the following material respects from Canadian GAAP.

Balance Sheets - Canadian GAAP

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
Current assets	$8,610,874	$23,551,965
Cash pledged as collateral for lease	750,000	750,000
Capital assets	1,435,218	1,837,540
In-process research and development, net	14,451,577	17,317,249
	$25,247,669	$43,456,754
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$5,435,921	$6,109,176
	5,435,921	6,109,176
Shareholders’ equity (deficiency)
Common shares	238,597,956	238,597,956
Contributed surplus	18,487,718	18,352,736
Cumulative translation adjustment	(6,490,184)	(6,490,184)
Accumulated deficit	(230,783,742)	(213,112,930)
Total shareholders’ equity	19,811,748	37,347,578
Total liabilities and shareholders’ equity	$25,247,669	$43,456,754

A-2-9

Statements of loss - Canadian GAAP
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net loss in accordance with U.S. GAAP	$(7,618,643)	$(22,251,108)	$(14,948,708)	$(30,836,245)
Adjustments to reconcile to Canadian GAAP:
Non-cash share based compensation costs (1)	—	(1,053,588)	—	(1,703,192)
Interest and accretion on convertible debentures	—	(73,673)	—	(608,910)
In-process research and development (2)	—	18,147,341	—	18,147,341
Amortization of purchased in-process research and development (3)	(907,368)	(604,912)	(2,722,104)	(604,912)
Net loss in accordance with Canadian GAAP	$(8,526,011)	$(5,835,940)	$(17,670,812)	$(15,605,918)
Weighted average number of common shares outstanding	55,479,549	43,797,104	55,479,549	25,918,252
Basic and diluted loss per common share	$(0.15)	$(0.13)	$(0.32)	$(0.60)

Footnotes

(1)          Prior to January 2006, under U.S. GAAP, the Corporation accounted for its stock option plan in accordance with APB Opinion No. 25 and provided pro forma net income and pro forma income per share disclosure as if the fair value based method as defined in SFAS No. 123 had been applied to stock-based awards. Under Canadian GAAP, the Corporation accounted for its stock option plan in accordance with CICA 3870 which requires entities to account for employee stock options using the fair value based method, where compensation cost is measured at fair value at the date of grant and is expensed over the stock-based awards vesting period. With the January 1, 2006 adoption of FAS 123(R), this difference has been eliminated.

(2)          Under U.S. GAAP, acquired in-process research and development is required to be expensed if the related technology has not reached technological feasibility and does not have an alternative future use. Under Canadian GAAP, in-process research and development and work force intangible assets, acquired in the Medquest acquisition in July 2005, were capitalized and are being amortized on a straight-line basis over their useful lives.

(3)          Under U.S. GAAP, the Corporation charged the in-process research and development acquired in the MedQuest Acquisition to earnings at the time the acquisition was completed. Under Canadian GAAP, the Corporation accounts for this as an acquired intangible and amortizes the $18.1 million value originally assigned to it against earnings on a straight-line basis over its estimated useful life of five years.

A-2-10

APPENDIX B-1

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND
RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005

INTRODUCTION

World Heart Corporation and its subsidiaries are collectively referred to as WorldHeart. The following Management Discussion and Analysis of Financial Condition and Results of Operations was prepared by management and discusses material changes in WorldHeart’s financial condition and results of operations and cash flows for the years ended December 31, 2005, 2004 and 2003. Such discussion and comments on the liquidity and capital resources should be read in conjunction with the information contained in the accompanying audited consolidated financial statements prepared in accordance with U.S. GAAP. In this discussion, all amounts are in United States dollars (U.S. dollars) unless otherwise stated.

The discussion and comments contained hereunder include both historical information and forward-looking information. The forward-looking information, which generally is information stated to be anticipated, expected, or projected by management, involves known and unknown risks, uncertainties and other factors that may cause the actual results and performance to be materially different from any future results and performance expressed or implied by such forward-looking information. Potential risks and uncertainties include, without limitation:  numerous uncertainties and time delays inherent in the development of products for use in the human body; WorldHeart’s need to establish reimbursement mechanisms and product acceptance from third-party payers; extensive government regulation of our products; rapid developments in technology by competitors some of whom have significantly greater financial, production and marketing resources; slower than anticipated growth in the Destination Therapy market and our ability to raise significant additional funding, as well as other risks and uncertainties set forth under the heading “Risk Factors” and elsewhere in this Annual Report on Form 10-KSB.

OVERVIEW

WorldHeart is a global technology leader in mechanical circulatory support systems currently developing and commercializing implantable ventricular assist devices (VADs), which are mechanical pumps that allow for the restoration of normal blood circulation to patients suffering from advanced heart failure. WorldHeart believes that it has the broadest next generation product platform under development for long-term circulatory support and that both pulsatile and rotary pumps are required to treat the full spectrum of clinical needs of end and late-stage heart failure patients. The Corporation believes that pulsatile devices are best suited for end-stage patients with poor ventricular contractility, who require full support or functional replacement. Alternatively, rotary devices are best suited to late-stage patients, with some contractility, who require only partial support or an assist. The Corporation has facilities in Oakland, California, Salt Lake City, Utah and Heesch, Netherlands. During the second quarter 2005, we consolidated our Ottawa operations into the Oakland facility. WorldHeart currently derives substantially all of its revenue from its Novacor LVAS and related peripheral equipment which it manufactures in Oakland and sells directly to medical clinics and hospitals in the United States, most of Europe and Canada and through a distributor in certain other countries.

The Novacor LVAS is commercially approved as a bridge to transplantation device in the United States and Canada. In Europe, the Novacor LVAS has unrestricted approval for use as an alternative to transplantation, a bridge-to-transplantation, and to support patients who may be able to recover the use of their natural heart. In Japan, the device is commercially approved for use in cardiac patients at risk of imminent death from non-reversible left ventricular failure for which there is no alternative except heart transplantation.

B-1-1

WorldHeart is conducting a long-term use pivotal trial in the United States called RELIANT (Randomized Evaluation of the Novacor LVAS in a Non-Transplant Population). Data from the RELIANT Trial is expected to support a Pre-market Approval Supplement that will request approval for the use of the Novacor LVAS by non-transplant eligible, or Destination Therapy, patients in the United States. At year end December 31, 2005, 20 medical centers and 24 patients were enrolled in the RELIANT Trial. As of March 15, 2006, 21 medical centers and 32 patients were enrolled in this trial.

WorldHeart is developing a next-generation small implantable pulsatile VAD (the Novacor II) and during the third quarter of 2005 acquired MedQuest’s technology and development programs associated with a magnetically levitated centrifugal rotary VAD (the WorldHeart rotary VAD). Development work on the Novacor II achieved an important milestone with a successful initial animal implant completed in July 2005 and further animal trials planned for 2006 to be followed by human trials. Pre-clinical testing of the WorldHeart rotary VAD is underway and an initial human feasibility clinical study began in early March 2006 in Europe.

Research and development by WorldHeart’s competitors is proceeding for several next-generation non-pulsatile continuous flow assist devices. Certain of these devices have received the CE Mark in Europe and are advancing through clinical trials in the United States and Europe. It has not been determined whether these non-pulsatile devices will be suitable for long-term use.

Although the Destination Therapy patient population continues to be largely untreated by cardiac assist devices, we believe that the Destination Therapy market will evolve more rapidly when devices are accepted as reliable and durable. A wider adoption of VADs for long term patient use will likely occur with the next-generation VADs and we believe that late-stage and end-stage heart failure will be best treated by a combination of rotary and pulsatile flow VADs.

MEDQUEST ACQUISITION

On January 31, 2005, WorldHeart announced a definitive agreement to concurrently: acquire all the assets of MedQuest for 9,300,000 common shares plus the assumption of $3,500,000 in debt; issue 8,888,889 common shares through a private placement to Maverick, for gross proceeds of $12,000,000; issue 10,655,000 common shares upon the exercise of 10,655,000 warrants for gross proceeds of $10,655,000 and convert 10,655,000 of WorldHeart’s outstanding convertible debentures.

Upon approval by shareholder vote on July 18, 2005, and unanimous tendering of the debentures and warrants, WorldHeart successfully completed, on July 29, 2005, the acquisition of all assets and assumption of certain liabilities of MedQuest, raised approximately $22.7 million in gross financing proceeds from the private placement with Maverick and the exercise of all the outstanding warrants and also converted all of its remaining convertible debentures. In addition, pursuant to the purchase agreement, WorldHeart repaid $3.5 million owed by MedQuest to Maverick upon closing of the MedQuest Acquisition. As a result, WorldHeart received net proceeds of approximately $8.5 million from the private placement.

The acquisition resulted in a one-time charge to earnings for the value of the acquired in-process research and development of approximately $18.1 million in the period ended September 30, 2005.

B-1-2

SELECTED FINANCIAL INFORMATION

	Year Ended December 31,
	2005	2004
Net revenue	$11,645,954	$9,575,761
Net loss for the year	(52,833,775)	(26,141,798)
Net loss applicable to common shareholders	(58,694,025)	(26,141,798)
Basic and diluted loss per share	(1.76)	(1.70)
Total assets	26,821,693	42,258,430
Long-term liabilities	$—	$8,193,508

SUMMARY OF QUARTERLY RESULTS

	Three Months Ended
	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005
Net revenue	$3,630,037	$2,149,751	$2,449,178	$3,416,988
Net loss for the period	(21,997,530)	(22,251,108)	(4,642,741)	(3,942,396)
Net loss applicable to common shareholders	(21,997,530)	(28,111,358)	(4,642,741)	(3,942,396)
Basic and diluted loss per share	$(0.40)	$(0.64)	$(0.27)	$(0.24)

	Three Months Ended
	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004
Net revenue	$2,986,980	$2,250,050	$2,146,388	$2,192,343
Net loss for the period	(6,293,510)	(10,935,893)	(5,402,792)	(3,509,603)
Net loss applicable to common shareholders	(6,293,510)	(10,935,895)	(5,402,792)	(3,509,603)
Basic and diluted loss per share	$(0.41)	$(0.71)	$(0.35)	$(0.23)

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005 COMPARED WITH THE YEAR ENDED DECEMBER 31, 2004

	Year Ended December 31,
	2005	2004
Revenue	$11,645,954	$9,575,761
Cost of goods sold	(8,478,855)	(7,680,384)
Gross margin	3,167,099	1,895,377
% of Revenue	27%	20%
Operating expenses
Selling, general and administrative	12,041,345	13,363,796
Research and development	7,388,385	5,838,754
Restructuring costs	333,030	1,787,129
Amortization of intangibles	338,507	515,012
Acquired in-process research and development	18,147,341	—
Goodwill impairment	17,179,643	—
Total operating expenses	55,428,252	21,504,691
Operating loss before the undernoted	(52,261,152)	(19,609,314)
Other income (expense)
Foreign exchange loss	(144,268)	(308,338)
Investment income	369,671	99,427
Loss on disposal of assets	(959)	(46,431)
Interest and financing expenses	(797,067)	(6,277,142)
Net loss for the year	(52,833,775)	(26,141,798)
Effect of warrant exchange	(5,860,250)	—
Net loss applicable to common shareholders	$(58,694,025)	$(26,141,798)

B-1-3

Revenue.   The sale of Novacor LVAS implant kits and related peripheral equipment and services accounts for substantially all of WorldHeart’s revenues. WorldHeart primarily sells its products directly, except for a few countries where we sell through distributors. Prior to January 1, 2004, WorldHeart sold its products directly in the United States and through our distributor, Edwards, outside the United States.

The composition of revenue is as follows:

	Year Ended December 31,
	2005		2004
	$	Units	$	Units
Implant kits	$7,600,064	118	$7,055,643	113
Peripherals and other	4,045,890		2,520,118
Revenue	$11,645,954		$9,575,761

Net revenue for the year ended December 31, 2005 increased by  $2.1 million representing an increase of 22% over the year ended December 31, 2004. Implant kit revenue in 2005 increased by  $544,000, representing a 8% increase compared with 2004. During 2005, the average price per kit was $64,400, compared with $62,400 during 2004 reflecting primarily a reduction in discounted sales in 2005.

Peripherals and other revenues, including Novacor LVAS hardware and peripheral sales, services and other revenue for the year ended December 31, 2005, were  $4.0 million, which represents an increase of about 60% over peripherals and other revenue of  $2.5 million recorded in the year ended December 31, 2004.

Implant kits recognized as revenue in the year ended December 31, 2005 were 118 compared with 113 in the year ended December 31, 2004. WorldHeart recognized revenue on 87 implant kits in the United States in 2005 compared with 59 implant kits in 2004. In Europe, Canada and the rest-of-world, WorldHeart recognized revenue on 31 implant kits in 2005 compared with 54 in 2004.

At December 31, 2004, 17 implant kits had been shipped and invoiced, however, the revenue was deferred as the transactions did not meet our revenue recognition criteria. Revenue was recognized on 14 of these kits during 2005 and revenue from 8 additional kits was deferred resulting in 11 implant kits remaining in deferred revenue at December 31, 2005. These kits, plus some undelivered components of multiple element transactions, resulted in deferred revenue at year end 2005 of  $1.2 million. During the first quarter of 2006, we anticipate several implant kits previously shipped to one of our medical centers, and on which revenue recognition was deferred, will meet our revenue recognition criteria, resulting in a further reduction in our deferred revenue balance.

During 2004, WorldHeart announced that its RELIANT Trial had commenced. The RELIANT Trial is a randomized 40 center equivalency trial where patients will receive a Novacor LVAS or Thoratec’s HeartMate® XVE on a 2:1 ratio and where HeartMate is the control arm. At December 31, 2005, enrollment grew to 20 centers and 24 patient were enrolled in the RELIANT trial. At March 15, 2006, center and patient enrollment grew to 21 and 32, respectively.

In future periods, we expect implant kit and peripherals revenue to increase. We anticipate that the average revenue per implant kit will continue at current levels resulting from fewer discounted sale transactions. This assumes new centers become enabled with the required peripheral equipment and implant volume increases at our medical centers.

Cost of goods sold: For the year ended December 31, 2005, the cost of goods sold as a percent of revenue was  73%, compared with 80% at  December 31, 2004. We were able to improve margins in 2005 by continuing to implement cost improvement programs and improve our product sales mix to include

B-1-4

higher margin peripheral products. We expect our cost per unit to remain at current levels, at least through 2006 or until we reach sustainable increased production volumes.

Selling, general and administrative.   Selling, general and administrative expenses consist primarily of payroll and related expenses for executives, sales, marketing, accounting and administrative personnel, professional fees, communication expenses, promotional activities, costs associated with meeting multi-jurisdictional regulatory requirements, insurance premiums, and occupancy and other general corporate expenses.

The composition of selling, general and administrative expenses is as follows:

	Year Ended December 31,
	2005	2004
Selling	$5,776,283	$5,994,238
General and administrative	6,265,062	7,369,558
Total	$12,041,345	$13,363,796

Selling, general and administrative expense for the year ended December 31, 2005 decreased by $1.3 million, or 10%, versus the same period in 2004. Selling expenses for the year ended December 31, 2005 decreased by $0.2 million, or 4%, compared with the same period in 2004. Selling expenses decreased due to lower promotional costs, as well as lower salaries and selling commissions.

General and administrative expenses decreased by $1.1 million, or 15%, for the year ended 2005 compared with 2004. These reductions are primarily due to cost savings associated with the consolidation of our North American Novacor operations, offset somewhat by $382,000 in non-cash compensation expense related to the vesting of stock options in December 2005. Administrative expenses are expected to decrease in the next several quarters resulting from previously implemented cost reduction programs offset somewhat by costs associated with the implementation of information systems upgrades and internal controls, as well as, administrative support of our product development programs.

Research and development: Research and development expenses consist principally of salaries and related expenses for research personnel, prototype manufacturing, testing, clinical trial expenses, factory costs and regulatory affairs expenses incurred at our Oakland and Salt Lake City facilities.

Research and development expenses for the year ended December 31, 2005 increased by $1.5 million, or 27%, compared with the year ended December 31, 2004. The MedQuest Acquisition in July 2005 resulted in $2.1 million of additional research and development expenses in the second half of 2005. Other research and development costs decreased by $0.6 million, or 10%, during 2005, compared with the same period in 2004, reflecting the reduction in expenses due to the consolidation of the North American Novacor operations. This $600,000 decrease includes, $498,000 in non-cash compensation expense relating to the vesting of stock options in December 2005 and $147,000 in other research and development costs. Development work and related expenses on the next-generation Novacor II and WorldHeart rotary VAD are expected to increase in preparation for continuing animal and initial human clinical trials.

Restructuring costs: On August 25, 2004, we approved a plan to consolidate the Ottawa, Ontario operations into our facilities in Oakland, California where the Novacor LVAS is manufactured. The consolidation of the North American Novacor operations into one location and reduced ongoing business expenses in 2004 and 2005 and will continue to benefit operational efficiency and effectiveness.

The restructuring was completed by the end of June 2005. For the year ended December 31, 2005, restructuring costs of $333,000 were recorded, compared with  $1.8 million for the year ended December 31, 2004.

B-1-5

The following were restructuring costs for 2005 and 2004:

	Employee Severance	Contract Settlement	Write down	Other	Total
Costs accrued during 2004	$1,396,037	$57,653	$338,595	$22,509	$1,814,794
Costs paid or settled in 2004	(795,923)	—	(338,595)	(8,624)	(1,143,142)
Balance in accrued liabilities at December 31, 2004	$600,114	$57,653	$—	$13,885	$671,652
Costs accrued during 2005	122,352	192,012	(6,801)	25,467	333,030
Costs paid or settled in 2005	(722,466)	(249,665)	6,801	(39,352)	(1,004,682)
Balance in accrued liabilities at December 31, 2005	$—	$—	$—	$—	$—

Employee severance costs represent the amount employees earned. Contract settlement costs were recorded when notice was provided that the contract was being terminated and WorldHeart ceased using the rights conveyed under the contract. The capital assets were written down to their net realizable value when the decision was made to consolidate the North American operations and it was determined that the carrying value of the capital assets was impaired. Other restructuring costs were recognized when the services were actually received.

Acquired in-process research and development.   During the third quarter of 2005, we recorded a one-time, non-cash charge of $18.1 million to expense the in-process research and development acquired in the MedQuest Acquisition. We had estimated the value of the WorldHeart rotary VAD project using an income approach and applied risk-adjusted discount rates to the estimated future revenue and expenses attributable to this technology and the MagLev Plus at the time of the acquisition. We determined at the time of the acquisition that these projects had no alternative future use and therefore, as required under SFAS 142, we expensed the amounts immediately. There was no acquired in-process research and development expense recorded in 2004.

Amortization of intangibles.   Amortization of intangibles for the year ended December 31, 2005 was $338,000 compared with $515,000 for the same period in 2004. In the first two quarters of 2005, we recorded amortization of $255,000 related to the intangible assets purchased with the Novacor business. At the end of the second quarter of 2005, these assets had been fully amortized. In the second half of 2005, we recorded $83,000 in amortization expense which related entirely to the $766,000 value assigned to the workforce acquired in the MedQuest Acquisition. These intangibles are being amortized over a four year period.

Goodwill impairment.   The purchase of Novacor from Edwards in 2000 resulted in the recording of goodwill of $17.2 million. Since then, management has performed an annual impairment assessment on our goodwill in accordance with SFAS 142. At December 31, 2005, we determined that the fair value of our goodwill was impaired and, accordingly, we recorded a goodwill impairment charge of $17.2 million in the fourth quarter of 2005. The impairment is largely a result of slower than anticipated adoption of the Novacor LVAS product.

Foreign exchange losses.   During the year ended December 31, 2005, a foreign exchange loss of approximately $144,000 was recorded compared with a loss of $308,000 for the year ended December 31, 2004. The decrease in foreign exchange loss in 2005 compared with the previous year relates to fluctuations in the relative value of the U.S. dollar compared with the Canadian dollar and the Euro, and reductions in certain Canadian dollar denominated assets throughout the first half of 2005. We anticipate that foreign exchange gains and losses will diminish in 2006 with the winding down of our Canadian operations in the first half of 2005.

B-1-6

Investment and other income.   Investment income results primarily from interest earned on cash equivalents and short-term investments. Investment and other income was $370,000 and $99,000 for 2005 and 2004, respectively. For 2005, investment income was $245,000 and other income, consisting of the write off of long term liabilities at two medical centers which, as determined during the period, were no longer payable, was $125,000. The increase in investment income in 2005 was due to higher average balances invested at higher average interest rates, compared with 2004.

Interest expense and financing costs: Interest expense and financing costs during the year ended December 31, 2005 were $797,000, compared with $6,277,000 during the year ended December 31, 2004. Interest expense and financing costs consisted primarily of non-cash interest and accretion related to the convertible debentures. During 2005 interest expenses related to the convertible debentures were $797,000. All outstanding debentures were converted in July 2005 resulting in a significant expense reduction for the remainder of 2005. During the year ended December 31, 2004, interest and financing costs were $6.3 million, consisting of a $5.8 million non-cash charge related to the beneficial conversion feature of the convertible debentures issued on September 15, 2004, plus the corresponding accrued interest related to these convertible debentures.

Effect of warrant exchange: We recorded a one-time charge of $5.9 million in the third quarter of 2005 resulting from a reduction in the exercise price of about 10.7 million warrants originally issued, with convertible debentures, in a private placement in September 2004 and subsequently exercised during July 2005. The exercise price of these warrants was reduced by $0.55 from $1.55 to $1.00.

Stock option acceleration: In December, 2005, the Board of Directors of WorldHeart approved the accelerated vesting of all outstanding stock options held by current employees or consultants, except for the options held by the non-employee members of the Board of Directors. The purpose of the acceleration of vesting was to improve employee morale and to minimize the amount of compensation expense in future periods following the adoption by WorldHeart of SFAS 123(R). This program will result in a reduction of future pre-tax charges under SFAS 123(R) of $3.4 million, of which $2.0 million and $1.4 million would have been recognized in fiscal 2006 and 2007, respectively. The accelerated vesting of stock options in 2005 results in a proforma charge of $4.9 million, reflected in the footnote disclosure in the notes to the consolidated financial statements.

B-1-7

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004 COMPARED WITH THE YEAR ENDED DECEMBER 31, 2003

	Year Ended December 31,
	2004	2003
Revenue
Gross revenues	$9,575,761	$7,883,203
Less: returns	—	(1,107,396)
Net revenue	9,575,761	6,775,807
Cost of goods sold	(7,680,384)	(4,968,898)
Gross margin	1,895,377	1,806,909
% of Revenue	20%	27%
Operating Expenses
Selling, general and administrative	13,363,796	7,263,759
Research and development	5,838,754	9,604,080
Restructuring costs	1,787,129	3,356,487
Amortization of intangibles	515,012	1,938,595
Total operating expenses	21,504,691	22,162,921
Operating loss before the undernoted	(19,609,314)	(20,356,012)
Other Income (expense)
Foreign exchange loss	(308,338)	10,055,129
Investment income	99,427	105,596
Loss on disposal of assets	(46,431)	(27,147)
Interest and financing expenses	(6,277,142)	(4,406,620)
Net loss for the year	(26,141,798)	(14,629,054)
Accretion on preferred shares	—	(1,614,855)
Inducement related to conversion of preferred shares	—	(1,924,395)
Net loss applicable to common shareholders	$(26,141,798)	$(18,168,304)

Revenue.   The sale of Novacor LVAS implant kits and related peripheral equipment and services accounted for substantially all of WorldHeart’s revenues.

The composition of revenue was as follows:

	Year Ended December 31,
	2004		2003
	$	Units	$	Units
Implant kits	$7,055,643	113	$5,996,738	118
Re-purchased Edwards implant kits	—		(602,339)	(20)
		113		98
Peripherals and other	2,520,118		1,886,465
Re-purchased Edwards peripherals and other	—		(505,057)
Gross revenue	$9,575,761		$6,775,807

Net revenue for the year ended December 31, 2004 increased to $9.6 million representing an increase of 41% over the year ended December 31, 2003. Implant kit net revenue in 2003 includes the return of 20 units, which WorldHeart re-acquired in connection with the amendments to the distribution agreement

B-1-8

with Edwards in December 2003. Net implant kits recognized as revenue in 2004 increased by 15% compared to 2003.

Peripherals and other revenues, including Novacor LVAS hardware and peripheral sales and services for the year ended December 31, 2004, were  $2.5 million, which represents an increase of 82% over other revenue of  $1.4 million (gross revenue of  $1.9 million less returns of  $505,000) recorded in the year ended December 31, 2003.

Gross revenue increased to  $9.6 million representing an increase of 21% over the year ended December 31, 2003. Novacor LVAS implant kit gross revenue increased to  $7.1 million for the year ended December 31, 2004 compared to  $6.0 million for the year ended December 31, 2003 representing an increase of 18%. The gross number of implant kits recognized as revenue in the year ended December 31, 2004 was 113 compared to 118 in the year ended December 31, 2003. The revenue per kit increased substantially for sales outside of the United States and Japan due primarily to the shift to selling direct to medical centers rather than through a distributor.

An additional 17 implant kits were shipped and invoiced in the year ended December 31, 2004, however, these kits were deferred as revenue at the time of shipment as the transactions did not meet our revenue recognition criteria. These kits remain in deferred revenue at December 31, 2004 representing  $1,020,000.

WorldHeart recognized revenue on 59 implant kits in the United States in 2004 compared to 51 implant kits in 2003. In Europe, Canada and the rest-of-world, excluding Japan, WorldHeart recognized revenue on 44 implant kits in 2004 compared to 44 in 2003 (64 kits less the return of 20 kits). Revenues were recognized on 10 implant kits in Japan in 2004 compared to three in 2003.

During the second quarter of 2004, WorldHeart announced its RELIANT Trial and implantation commenced under the RELIANT Trial in the third quarter of 2004. At December 31, 2004, WorldHeart had enrolled nine centers under the RELIANT Trial with five implants.

Cost of goods sold.   For the year ended December 31, 2004, the overall cost of goods sold increased to 80% of revenue as compared to 73% for the year ended December 31, 2003.

Despite continued efforts to improve per unit manufacturing costs, we experienced significant production inefficiencies during 2004 caused by supply shortages due to quality control and production volumes well below capacity. This resulted in higher Novacor LVAS per unit production costs.

Selling, general and administrative.   Selling, general and administrative expenses consist primarily of payroll and related expenses for executives, sales, marketing, accounting and administrative personnel, professional fees, communication expenses, promotional activities, costs associated with meeting multi-jurisdictional regulatory requirements, insurance premiums, and occupancy and other general corporate expenses.

The composition of selling, general and administrative expenses was as follows:

	Year Ended December 31,
	2004	2003
Selling	$5,994,238	$4,518,270
General and administrative	7,369,558	2,745,489
Total	$13,363,796	$7,263,759

Selling, general and administrative expenses for the year ended December 31, 2004 increased by $6.1 million or 84% from the same period in 2003. Selling expenses increased during 2004, as compared to 2003, as WorldHeart assumed responsibility for its direct sales in Europe and increased sales and marketing program expenditures in the United States. General and administrative expenses increased with

B-1-9

the expanded infrastructure required to support a broadened sales responsibility and due to increases in communication expenses, professional fees, insurance costs and multi-jurisdictional regulatory costs. Costs related to the European distribution operations and the related support are fully reflected in the results for the year ended December 31, 2004. In the third quarter of 2004, WorldHeart commenced the consolidation of its North American operations.

Research and development.   Research and development expenses consist principally of payroll and related expenses for development staff, prototype manufacturing, testing, and configuration of equipment expenses, trial expenses, and regulatory affairs expenses.

Research and development expenses for the year ended December 31, 2004 decreased by $3.8 million or 39% compared to year ended December 31, 2003. Gross research and development expenditures excluding the impact of government programs decreased by 42% to $6.0 million in 2004 compared to $10.3 million in 2003.

	Year Ended December 31,
	2004	2003
Gross research and development expenses	$5,975,344	$10,299,324
Investment tax credits	(136,590)	(695,244)
Net research and development expenses	$5,838,754	$9,604,080

Lower research and development costs for year ended December 31, 2004 compared to the same period in 2003 reflect expense reductions associated with the merged next-generation VAD development program and reduced pre-clinical and clinical trial expenses. The cost reduction programs were completed in fiscal year 2003 and the expense reductions were realized in 2004.

Investment tax credits for the year ended December 31, 2004 totaled  $137,000 and relate to a Canadian provincial government investment tax credit program. A credit of  $2.3 million was recorded against research and development expense for the year ended December 31, 2003 relating to a Canadian federal tax credit program. However, in the same period a provision of  $1.7 million was recorded against research and development expense relating to a provincial tax credit program claim that was recorded in a prior period.

Restructuring costs.   On August 25, 2004, we approved a plan to consolidate the Ottawa, Ontario operations into our facilities in Oakland, California where the Novacor LVAS is manufactured. The consolidation of the North American operations into one location reduced ongoing business expenses in 2004 and 2005. The restructuring was completed by June 2005.

The following were restructuring costs incurred in 2004:

	Employee Severance	Contract Settlement	Write down	Other	Total
Costs accrued during 2004	$1,396,037	$57,653	$338,595	$22,509	$1,814,794
Costs paid or settled in 2004	(795,923)	—	(338,595)	(8,624)	(1,143,142)
Balance in accrued liabilities at December 31, 2004	$600,114	$57,653	$—	$13,885	$671,652

During the year ended December 31, 2004, actual restructuring costs of  $1.8 million were recorded. Employee severance costs represent the amount employees earned to December 31, 2004. Contract settlement costs were recorded when notice was provided that the contract was being terminated and WorldHeart ceased using the rights conveyed under the contract. The capital assets were written down to their net realizable value when the decision was made to consolidate the North American operations and it was determined that the carrying value of the capital assets was impaired. Other restructuring costs are recognized when the services are actually received.

B-1-10

During the year ended December 31, 2003, WorldHeart realigned its business operations to focus on Novacor LVAS commercial operations and to reduce research and development costs by merging our VAD development programs. Total restructuring costs for the year ended December 31, 2003 amounted to  $3.4 million. The restructuring costs related to employee severance and termination costs were  $1.6 million; costs related to the buyout of a Novacor LVAS royalty agreement were  $1.0 million; costs related to the excess of inventory purchase cost over the carrying value of the inventory re-purchased from Edwards were  $770,000; and other miscellaneous costs were  $13,000. The royalty buy-out eliminated royalty payment obligations going forward of 4% of Novacor LVAS sales.  $2.2 million of the 2003 restructuring costs were paid in 2003 with  $1.2 million being paid in 2004. The difference of  $28,000 was adjusted in 2004 to reflect revised estimates for employee severance and termination costs.

Amortization of intangibles.   Amortization of intangibles for the year ended December 31, 2004 was  $515,000 compared with  $1.9 million for the same period in 2003. The majority of the intangible assets arose from the purchase of the Novacor business in June 2000. Most of these assets have now reached the end of their original estimated useful life and have been fully amortized. As at December 31, 2004, intangible assets totaling  $255,000 remain unamortized.

Foreign exchange gains and losses.   During the year ended December 31, 2004, a foreign exchange loss of  $308,000 was recorded compared to a gain of  $10.0 million for the year ended December 31, 2003. The 2004 foreign exchange loss relates to the effect of a strengthening U.S. dollar compared to the Canadian dollar during the first half of the year on net monetary assets, predominately cash and cash equivalents and short-term investments, less current liabilities, denominated in Canadian dollars. The majority of the 2003 foreign exchange gain can be attributed to the preferred shares.

Interest expense and financing costs.   During the year ended December 31, 2004, interest and financing costs of  $6.3 million were recorded compared with costs of  $4.4 million during the year ended December 31, 2003. Interest expense and financing costs in 2004 consisted mainly of the non-cash charge of the beneficial conversion feature of the convertible debentures. These non-cash interest charges continued to accrete ratably on the convertible debentures until their conversion. All outstanding debentures were converted in July 2005, in conjunction with the terms of the MedQuest Acquisition. Interest expense and financing costs for the year ended December 31, 2003 consisted of interest on loan obligations that were outstanding during the year as well as the costs of entering into the loan obligations. In September 2003, the loans were repaid in full.

LIQUIDITY AND CAPITAL RESOURCES

Historically, WorldHeart has funded operations through the sale of equity and issuance of debt instruments. Combined with revenues, these funds have provided us with the resources to operate our business, attract and retain key personnel, fund our research and development program and clinical trials, apply and obtain the necessary regulatory approvals and develop our technology and products.

Liquidity.   At December 31, 2005, WorldHeart had cash, cash equivalents and short-term investments of $10.7 million, compared with $8.8 million at December 31, 2004, an increase during 2005 of $1.9 million. This increase was primarily due to financing activities offset by cash outflows from operations. In July 2005, we received net cash of $19.1 million, resulting from the Maverick private placement of $12.0 million and proceeds from warrant exercises of  $10.7 million, offset by a repayment of the Maverick bridge loan of $3.5 million.

During 2005, cash used to fund operating activities was  $15.7 million, consisting primarily of the net loss for the period of  $52.8 million adjusted for:

·       a non-cash in-process research and development charge of $18.1 million related to the MedQuest Acquisition;

·       a non-cash goodwill impairment charge of $17.2 million related to Novacor; and

B-1-11

·       working capital changes that required cash of $1.2 million, consisting primarily of a decrease of $1.3 million in accounts payable and accrued compensation, partially offset by a decrease of  $0.3 million in accounts receivable and other receivables, and an increase of $0.2 million in prepaid expenses.

Investing activities for 2005 used cash of $0.1 million consisting primarily of $5.0 million in redemption of short-term investments, offset by $3.5 million repayment of the bridge loan related to the MedQuest Acquisition, $1.3 million in transaction costs related to the MedQuest Acquisition and capital asset purchases of $0.3 million.

With the completion of the MedQuest Acquisition and related financing transactions and through cost reduction programs to re-align our cost structure in light of slower than anticipated Destination Therapy adoption rates, we ended the third and fourth quarters of 2005 with cash and cash equivalents of $14.9 million and $10.7 million, respectively. Based on our current operating expenses and commercial sales, we believe we currently have sufficient cash to fund operations into mid-year 2006. The current financial condition among other factors indicates that there is significant doubt about the corporation’s ability to continue as a going concern.

We are actively exploring various financing alternatives, including equity financing transactions, as well as corporate collaborations. Equity financings could include, but are not limited to, private investments in public equity (PIPE) transactions, as well as public offerings. Corporate collaborations could include licensing of one or more of our products for upfront and milestone payments, or co-development and co-funding of our products. We have initiated cost reduction programs and will continue to control and reduce expenses until sufficient funding is in place. We have re-aligned our spending from administration and manufacturing to maintain key development programs while carefully managing our overall cash usage. WorldHeart intends to engage an investment banker to assist the Corporation in the evaluation and completion of financing and implementation of strategic alternatives. While the Corporation is exploring all opportunities to improve its financial condition within the next several months, there is no assurance that these programs will be successful. This would result in a significant delay in the completion,  reduction in scope, or termination of our development programs and raise further doubt about our ability to continue to do business.

Our long-term working capital and capital requirements will depend upon numerous factors, including the following: our continued focus on improving commercial operations; expanded Novacor LVAS kit sales and enrolment in the RELIANT Trial; decreasing production costs through a manufacturing cost reduction program; the rate of investment in our next-generation technologies, including our Novacor II and WorldHeart rotary VAD; the clinical trials costs and the approval process for the next-generation products; our general efforts to improve operational efficiency and conserve cash, including continued synergies from the MedQuest Acquisition and other cost improvement programs.

Contractual Obligations

The following table sets forth WorldHeart’s contractual obligations as of December 31, 2005.

	Total	Less than 1 year	1-3 Years	3-5 Years	Thereafter
Operating lease obligations	$1,703,575	$1,065,315	$636,340	$1,919	$—
Other long term obligations	203,000	51,000	152,000	—	—
Total	$1,906,575	$1,116,315	$788,340	$1,919	$—

Other long term obligations primarily include payments due under a license agreement.

Operating Leases

During 2003, $222,003 was drawn against the cash amount pledged as collateral for obligations under a facility lease for the Oakland, California operations. In 2004, the balance was restored to the original

B-1-12

pledged amount of $750,000. The cash remains pledged against a letter of credit issued by WorldHeart in support of its obligations and is not available for general operations. The Salt Lake City facility lease has a security deposit of $9,200. The Contractual Obligations table shows a reduction in operating lease obligations in future years. This reduction is mainly due to the expiration of the current operating leases for the Oakland facility in April 2007 and expiration of the Salt Lake City facility lease in 2009. We expect to renew these leases on approximately the same terms.

Novacor LVAS Royalties

WorldHeart is committed, under the Novacor LVAS royalty agreement, to provide royalty payments to certain employees. Royalties are payable on annual consolidated gross revenues at a rate of 0.808% up to a maximum of $3,232,000. Cumulative royalty payments to December 31, 2005 total $1,121,226 (2004—$1,027,184). Royalty payments charged to cost of goods sold for the year ended December 31, 2005 were $94,042 (2004—$80,432).

Technology Partnerships Canada Contribution Agreement

During 2002, WorldHeart entered into a shared funding program with Technology Partnerships Canada (TPC) under which the Canadian government shares costs of certain research and development activities. Funding in the amount of  $6.6 million was claimed. Effective January 1, 2004, repayment is in the form of royalties on annual consolidated gross revenues at a rate of 0.65% for a nine year period ending December 31, 2012. If during this period royalty payments reach the maximum of  $20.3 million, no further repayments will be required. If the royalty payments do not exceed  $20.3 million during this period, they will continue until 2015 or until the maximum is reached, whichever comes first. In connection with the agreement, we also granted TPC 92,857 warrants to purchase an equivalent number of our common shares exercisable until December 4, 2006, at an exercise price of $29.05 per share.

During 2005, the Government of Canada reassessed the TPC program and delayed a final closing meeting required to disburse $209,543 in remaining payments to WorldHeart. As there is uncertainty as to whether these amounts will be received, the Corporation has provided for the full amount of this receivable.

CAPITAL EXPENDITURES

	2005	2004	2003
Capital Expenditures	$306,296	$363,224	$150,135

Capital expenditures for 2005 were reduced from 2004 as part of WorldHeart’s cost reduction program. WorldHeart anticipates that capital expenditures for 2006 will be similar to 2005, with sufficient manufacturing capacity and office space to accommodate its operations.

At December 31, 2005, WorldHeart occupied three facilities. WorldHeart’s Oakland, California headquarters facility consists of approximately 40,000 square feet of manufacturing, research and office space. The Oakland leases were renewed in 2002 for a five-year term expiring on April 30, 2007. The Salt Lake City facility consists of 24,044 square feet of research and office space with a lease that expires on January 31, 2008. WorldHeart’s European location is in Heesch, Netherlands consists of approximately 2,500 square feet of warehouse and office space. The Heesch lease was signed in 2004 for a three-year term expiring on December 31, 2007. The former Ottawa, Canada facility originally comprised 22,755 square feet of manufacturing and office space with a lease that originally expired on December 31, 2006. The Ottawa location was shut down and the building lease was terminated as part of the restructuring plan in August 2004.

B-1-13

MARKET RISK

WorldHeart is subject to investment risk on investments that it makes with excess cash.

Investment risk is mitigated by close adherence to an established investment policy, which has been approved by the Board of Directors. The policy sets liquidity criteria, and counter party risk diversification criteria and restricts investments to investment grade quality instruments of AA or better or R1 medium or better in the case of commercial paper. Income exposure resulting from a decline in interest rates is not significant due to the short term maturity of investments, all of which were in money market funds during 2005.

WorldHeart has assets and liabilities denominated in foreign currencies, including primarily the Euro. WorldHeart’s current foreign currency exposure is small. However, it may, in the future, enter into foreign exchange contracts in order to mitigate its foreign exchange risks. WorldHeart did not enter into foreign exchange forward contracts or hedging transactions in 2005.

CRITICAL ACCOUNTING ESTIMATES AND POLICIES

WorldHeart’s management makes certain assumptions and estimates that impact the reported amounts of assets, liabilities and stockholders’ equity, and revenues and expenses. These assumptions and estimates are inherently uncertain. Management judgements that are currently the most critical are related to revenue recognition, inventory valuation, valuation of goodwill and long-lived assets, restructuring and stock based compensation. Below we describe these policies as well as the estimates involved. For a more detailed discussion on accounting policies, see the notes to the audited consolidated financial statements.

Revenue recognition

Revenue from product and service sales is recognized when all of the following criteria are met:  persuasive evidence of an agreement exists; delivery has occurred or services have been rendered; the price is fixed and determinable; and collection is reasonably assured. WorldHeart occasionally rents certain in-hospital equipment to customers. Rental income is included in revenue when earned. WorldHeart provides for returns based on prior experience.

For multiple element offerings, WorldHeart allocates the proceeds to the elements based on their relative fair values. Revenue from each element is recognized when the product is delivered or services are deemed to have been completed.

Certain products are covered by a limited warranty. Warranty costs are based on historical experience and estimated and recorded when the related sales are recognized. Any additional costs are recorded when incurred or when they can reasonably be estimated.

Inventory valuation

WorldHeart may write-down certain inventory when, based on physical inventory or analysis of its records, it determines the inventory is obsolete or excess compared to its expected demand. To the extent inventory movement or product demand is not as anticipated, the write-down may be higher or lower than the usage that is ultimately experienced. Once written down, the inventory is not written back up.

Valuation of goodwill and long-lived assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” WorldHeart reviews the carrying value of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Such events or circumstances might include a significant decline in market share, a significant decline in revenue and/or profits, changes in technology, significant litigation or other items.

B-1-14

In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” WorldHeart completes on an annual basis an impairment test of goodwill. In evaluating whether there is an impairment of goodwill, management compares the carrying amounts of such assets with the related enterprise value. Enterprise value is used to measure the value of the goodwill. Estimates of the enterprise value at December 31, 2005 are determined in part by a discounted cash flow valuation using estimates of revenue and net income, a 30% discount rate and an eight year period. The fair value method and the revenue multiples method were also factored into the estimate of enterprise value.

Upon completion of its goodwill impairment test at December 31, 2005, WorldHeart determined that the entire amount of the Novacor goodwill was impaired resulting in a goodwill impairment charge of $17,179,643.

Stock Based Compensation

The Corporation accounts for its stock option plan in accordance with the Financial Accounting Standards Board’s (FASB) Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock Based Compensation,” and Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees.” compensation expense is recognized when shares are issued at prevailing market prices or options are issued to employees with exercise prices at the grant date equal to prevailing market prices. Any consideration paid by employees on the exercise of stock options or purchase of capital stock is credited to share capital. The pro-forma fair value expense of options issued by the Corporation is disclosed in Note 13.

Stock options issued in lieu of cash to non-employees for services performed are recorded at the fair value of the options at the time they are issued and are expensed as service is provided.

The fair value of options granted are determined using the Black-Scholes model. Use of this model requires management estimates and assumptions regarding: expected option life (estimated at six years), volatility (based on historical average daily stock prices), risk free interest rate (estimated based on United States Treasury rates), and dividend yields (nil). Option forfeitures are estimated at 25% based on our historical forfeiture rates.

CANADIAN GAAP

Significant differences between Canadian GAAP and U.S. GAAP are presented in the notes to the audited consolidated financial statements.

OUTSTANDING SHARE DATA

The outstanding share data as at December 31, 2005 and December 31, 2004, is a follows:

	Number of shares outstanding
	2005	2004
Common shares	55,479,549	15,744,522
Options to purchase common shares	6,803,803	3,172,771
Warrants to purchase common shares	13,048,363	24,424,233
Debentures convertible to common shares	—	10,655,000
Accrued interest convertible to common shares	—	1,997,813

In 2004, a conversion rate of $1.25 per common share was assumed for the interest on the convertible debentures. Interest accrued on the face value of the convertible debentures at an annual non-compounding rate of 3%. In conjunction with the MedQuest Acquisition in July 2005, 10,655,000 warrants were exercised and 10,891,097 debentures were converted into common shares.

B-1-15

NEW ACCOUNTING PRONOUNCEMENTS

On June 1, 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections,” (“SFAS 154”) which replaces APB 20, “Accounting Changes,” (“APB 20”) and SFAS 3, “Reporting Accounting Changes in Interim Financial Statements.” SFAS 154 applies to all voluntary changes in accounting principle and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS 154 requires retrospective application to prior periods financial statements of a voluntary change in accounting principle unless it is impracticable. APB 20 previously required that most voluntary changes in accounting principles be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS 154 carries forward many other provisions of APB 20 without change, including the provisions related to the reporting of a change in accounting estimate, a change in the reporting entity and the correction of an error. The Corporation will adopt this standard effective January 1, 2006.

On December 16, 2004, the FASB issued SFAS 123(R), “Share-Based Payment,” which is a revision of SFAS 123, “Accounting for Stock-Based Compensation.” SFAS 123(R) supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends SFAS 95, “Statement of Cash Flows.” SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values at the date of grant. Pro forma disclosure in the footnotes to financial statements is no longer an alternative.

SFAS 123(R) permits public companies to adopt its requirements using one of two methods. The “modified prospective” method recognizes compensation cost based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date, and based on the requirements of SFAS 123 for all awards granted to employees prior to the effective date of SFAS 123(R) that remain unvested on the effective date. The “modified retrospective” method includes the requirements of the modified prospective method described above, but also permits entities to restate their historical financial statements based on the amounts previously recognized under SFAS 123 for purposes of pro forma disclosures either for all prior periods presented, or for prior interim periods of the year of adoption. WorldHeart intends to adopt the “modified prospective” method beginning in the first quarter of 2006.

In December 2005, WorldHeart implemented a plan to accelerate vesting of all of its employee and consultant stock options, other that those held by non-employee directors, and took other actions to improve employee morale and minimize the impact of the adoption of FAS 123(R).

B-1-16

Appendix B-2

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION for the Nine month period ended September 30, 2006.

INTRODUCTION

World Heart Corporation and its subsidiaries are collectively referred to as WorldHeart. The following Management Discussion and Analysis of Financial Condition and Results of Operations (MD&A) discusses material changes in WorldHeart’s financial condition and results of operations and cash flows for the three month and nine month periods ended September 30, 2006 and September 30, 2005. Such discussion and comments on the liquidity and capital resources should be read in conjunction with the information contained in WorldHeart’s audited consolidated financial statements for the year ended December 31, 2005, prepared in accordance with U.S. GAAP included in our Annual Report on Form 10—KSB, as amended. Significant differences between Canadian GAAP and U.S. GAAP are presented in Note 8 to the interim unaudited consolidated financial statements. In this discussion, all amounts are in U.S. dollars unless otherwise stated.

The discussion and comments contained hereunder include both historical information and forward-looking information. The forward-looking information, which generally is information stated to be anticipated, expected, or projected by management, involves known and unknown risks, uncertainties and other factors that may cause the actual results and performance to be materially different from any future results and performance expressed or implied by such forward-looking information. Potential risks and uncertainties include, without limitation: continued slow market acceptance of and shift in demand away from first generation VAD products, including the Corporation’s Novacor® LVAS (Left Ventricular Assist Pump) product; costs and delays associated with clinical trials; limitations on third-party reimbursement; inability to protect proprietary technology; slow Destination Therapy adoption rate for VADs (Ventricular Assist Device), including our Novacor LVAS; continued loss of commercial market share to competitors due to WorldHeart’s financial condition;  failure to complete the private placement financing announced on November 14, 2006 for any reason and significant need for additional financings in the future; inability to enter into strategic relationships; delays in completion of the cost reduction programs associated with restructuring announced on November 14, 2006; and costs and delays associated with the development in clinical trials of the Levacor Rotary VAD product.

OVERVIEW

WorldHeart is a developer of mechanical circulatory support systems, including VADs , which are mechanical pumps that allow for the restoration of normal blood circulation to patients suffering from advanced heart failure. WorldHeart believes that both pulsatile and rotary pumps are required to treat the full spectrum of clinical needs of end and late-stage heart failure patients. The Corporation believes that pulsatile devices are best suited for end-stage patients with poor ventricular contractility, who require full support or functional replacement. Alternatively, rotary devices are best suited to late-stage patients, with some contractility, who require only partial support or an assist. The Corporation has facilities in Oakland, California, Salt Lake City, Utah and Heesch, Netherlands. WorldHeart currently derives substantially all of its revenue from its Novacor LVAS and related peripheral equipment which it manufactures in Oakland and sells directly to medical clinics and hospitals in the United States, most of Europe and Canada and through a distributor in certain other countries.

The Novacor LVAS is commercially approved as a bridge-to-transplantation device in the United States and Canada. In Europe, the Novacor LVAS has unrestricted approval for use as an alternative to transplantation, a bridge-to-transplantation, and to support patients who may have an ability to recover the use of their natural heart. In Japan, the device is commercially approved for use in cardiac patients at risk

B-2-1

of imminent death from non-reversible left ventricular failure for which there is no alternative except heart transplantation.

WorldHeart is conducting a long-term use pivotal trial in the United States called RELIANT (Randomized Evaluation of the Novacor LVAS in a Non-Transplant Population). Data from the RELIANT Trial is required to support a Pre-market Approval Supplement that will request approval for the use of the Novacor LVAS by non-transplant eligible, or Destination Therapy, patients in the United States. In April 2006, the FDA conditionally approved significant changes to the RELIANT Trial protocol, including an approximate 50% reduction in patient sample size and several changes in patient enrollment criteria.

The Corporation’s primary development program is for a magnetically levitated centrifugal rotary VAD (called Levacor). A successful first in-human clinical trial of the Levacor VAD was initiated in Europe in March 2006 with a second successful implant in May. The first and second implanted patients were weaned from the Leyacor VAD and discharged from the hospital in June and August 2006, respectively. Additional clinical implants are planned for North America. Assuming successful completion of the necessary financing, WorldHeart plans to develop in the future other next-generation devices including a small implantable pulsatile VAD (the Novacor II).

Research and development by WorldHeart’s competitors is proceeding for several next-generation non-pulsatile continuous flow assist devices. Certain of these devices have received the CE Mark in Europe and are advancing through clinical trials in the United States and Europe.

Although the Destination Therapy patient population continues to be largely untreated by cardiac assist devices, WorldHeart believes that the DT market will evolve more rapidly when next-generation VAD devices are shown, by the medical community, to be reliable and durable.

These interim unaudited consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assumes that World Heart Corporation (the Corporation or WorldHeart) will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations.

During the quarter ended September 30, 2006, the Corporation incurred a net loss of $7.6 million and used cash in its operations of $3.0 million. As at September 30, 2006, WorldHeart had cash and cash equivalents of $1.5 million and current liabilities of $5.3 million. As a result, there is substantial doubt about the ability of the Corporation to meet its obligations as they come due and the appropriateness of the use of accounting principles applicable to a going concern.

On November 13, 2006, the Corporation entered into a purchase agreement with certain new and current investors for a private placement financing. The completion of the private placement is subject to shareholder approval which is expected to occur at the Corporation’s Annual and Special Meeting to be held on December 20, 2006. Gross proceeds from the financing are expected to be about $14.1 million at a price of $0.25 per common share. A first closing of the financing of $2.75 million, is expected to occur on or before November 17, 2006. A second closing of about $11.3 million, is expected to occur immediately after shareholder approval. In addition, the Corporation will pay investment banking fees equal to 6% of the gross proceeds payable in common shares. Under the terms of the transaction, the Corporation is required to register for resale the common shares acquired pursuant to the private placement.

In addition, as part of the Corporation’s continuing efforts to control spending, and in response to changing market conditions for its Novacor LVAS product, WorldHeart also announced on November 14, 2006 a significant restructuring and realignment of its business operations. The restructuring program will reduce manufacturing, selling and administrative costs, primarily associated with the Novacor LVAS product. The program will include a reduction in workforce of 50-55 persons, or about 50% of its current workforce, primarily at its Oakland, California and Heesch, Netherlands locations. In addition, during the

B-2-2

quarter, the Corporation wrote off approximately $3.6 million of raw material, in-process and finished goods inventory associated with the Novacor LVAS product, which management has determined will not be utilized in future periods. In the fourth quarter of 2006, the Corporation expects to incur charges of about $0.7 million, primarily related to severance, in connection with the announced restructuring and may take a further write down of its Novacor LVAS inventory and fixed assets.

The Corporation’s continuation as a going concern is dependent on completion of the private placement and the restructuring and realignment of its business operations. The Company believes the financing, in combination with restructuring, will provide sufficient funds to continue operations into the first quarter of 2008. These interim unaudited consolidated financial statements do not include any adjustments relating to the carrying values of assets and liabilities and the reported expenses and balance sheet classifications that would be necessary, were the going concern assumption inappropriate, and these adjustments could be material.

MEDQUEST ACQUISITION

On July 29, 2005, WorldHeart completed the acquisition (MedQuest Acquisition) of all assets and assumption of certain liabilities of MedQuest Products, Inc. (MedQuest), raised approximately $22.7 million in gross financing proceeds from a private placement of common shares with Maverick Venture Management, LLC (Maverick) and the exercise of all the outstanding warrants. In addition, pursuant to the purchase agreement, WorldHeart repaid $3.5 million owed by MedQuest to Maverick upon closing of the MedQuest Acquisition. As a result, WorldHeart received net proceeds of approximately $8.5 million from the private placement.

The acquisition resulted in a one-time charge to earnings for the value of the acquired in-process research and development of approximately $18.1 million in the period ended September 30, 2005.

Summary of Quarterly Results
In thousands (000’s) except for per share amounts
(unaudited)

	Three Months Ended
	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005
Net revenue	$1,387	2,988	$3,285	$3,630
Net loss for the period	(7,619)	(3,888)	(3,442)	(21,998)
Net loss applicable to common shareholders	(7,619)	(3,888)	(3,442)	(21,998)
Basic and diluted loss per share	$(0.14)	(0.07)	$(0.06)	$(0.40)

	Three Months Ended
	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004
Net revenue	$2,150	2,449	$3,417	$2,987
Net loss for the period	(22,251)	(4,643)	(3,942)	(6,294)
Net loss applicable to common shareholders	(28,111)	(4,643)	(3,942)	(6,294)
Basic and diluted loss per share	$(0.64)	(0.27)	$(0.24)	$(0.41)

B-2-3

RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTH PERIODS ENDED
SEPTEMBER 30, 2006 COMPARED WITH THE THREE AND NINE MONTH PERIODS
ENDED SEPTEMBER 30, 2005
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue	$1,387	$2,150	$7,660	$8,016
Cost of goods sold	(4,524)	(1,726)	(7,846)	(5,980)
Gross margin	(3,137)	424	(186)	2,036
Operating expenses
Selling, general and administrative	1,964	2,540	6,695	9,003
Research and development	2,430	1,914	8,092	4,376
Restructuring costs	—	(8)	—	333
Acquired in-process research and development	—	18,147	—	18,147
Amortization of intangibles	48	31	144	287
Total operating expenses	4,442	22,624	14,931	32,146
Operating loss	(7,579)	(22,201)	(15,118)	(30,110)
Other income (expenses)	(40)	(50)	169	(726)
Net loss for the quarter	$(7,619)	$(22,251)	$(14,948)	$(30,836)
Effect of warrant exchange	—	(5,860)	—	(5,860)
Net loss applicable to common shareholders	$(7,619)	$(28,111)	$(14,948)	$(36,696)

Revenue: The sale of Novacor LVAS implant kits and related peripheral equipment and services accounts for substantially all of WorldHeart’s revenues. WorldHeart primarily sells its products directly, except for a few countries where it sells through distributors.

The composition of revenue in thousands ($000’s) is as follows except for units:

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2006		2005		2006		2005
	$	Units	$	Units	$	Units	$	Units
Implant kits	$656	9	$1,482	22	$4,725	68	$5,173	77
Peripherals and other	731	668	2,935	2,843
Revenue	$1,387	$2,150	$7,660	$8,016

Revenue for the quarter ended September 30, 2006 was $1,387,000 reflecting a decrease of $763,000, or 35%, compared with the quarter ended September 30, 2005. Implant kit revenue in the third quarter of 2006 decreased by $826,000, or 56%, compared with the third quarter of 2005. During the third quarter of 2006, the average price per kit was $73,000, compared with $67,000 during the third quarter of 2005, reflecting primarily a reduction in discounted sales in the 2006 third quarter. Implant kits recognized as revenue were 9 and 22 in the quarters ended September 30, 2006 and September 30, 2005, respectively. We believe that the decrease in sales of our implant kits during the three months ended September 30, 2006 is indicative of the continued shift in market demand away from the first generation VAD products, including our Novacor LVAS, to next generation VAD products. In addition, WorldHeart’s financial condition prevented us from pursuing our normal sales and marketing efforts during the quarter. We expect to see a recovery in Novacor LVAS sales with the completion of the financing but we will continue to monitor sales for the Novacor LVAS and realign our resources, as needed. We also plan to initiate revenue generating clinical trials of our Levacor Rotary VAD in the first half of 2007.

B-2-4

Peripherals and other revenues, including Novacor LVAS hardware and peripheral sales, services and other revenue for the quarter ended September 30, 2006 were $731,000, an increase of 9%, compared with peripherals and other revenue of  $668,000 recorded in the quarter ended September 30, 2005. Peripherals and other revenues for the nine months ended September 30, 2006 were $2,935,000, a 3% increase compared with peripherals and other revenue of $2,843,000 for the nine months ended September 30, 2005. Despite a reduction in Novacor LVAS implant kit sales, we will continue to sell Novacor LVAS hardware and peripherals in future periods.

Revenue during the first nine months of 2006 was $7,660,000, reflecting a decrease of $356,000, or 4%, over the same period in 2005. Implant kit revenue for the nine months ended September 30, 2006 decreased by $448,000, or 9%, compared with the nine months of 2005. Implant kits recognized as revenue were 68 and 77 for the nine months ended September 30, 2006 and September 30, 2005, respectively.

At September 30, 2006, one implant kit from June 30, 2006 remains in deferred revenue. There were no new deferred kits in the third quarter of 2006.

Cost of goods sold:  For the three months ended September 30, 2006, the cost of goods sold was $4,524,000, compared with $1,726,000 for the three months ended September 30, 2005. Cost of goods sold during the first nine months of 2006 was $7,846,000, compared with $5,980,000 for the same period in 2005. Based on reduced sales levels of our Novacor LVAS product during the third quarter, we determined that certain of our inventory would not be utilized in future periods, and have therefore written off approximately $3.6 million in raw material, in-process and finished goods inventory related to the Novacor LVAS product. Excluding the inventory write off, cost of goods sold for the three and nine month periods in 2006 were lower than the comparative periods in 2005 due to reduced levels of manufacturing variances. There was no inventory write off in 2005. We will continue to monitor Novacor LVAS sales in the future and may further reduce inventories to be aligned with market demand.

Selling, general and administrative: Selling, general and administrative expenses consist primarily of payroll and related expenses for executives, sales, marketing, accounting and administrative personnel, professional fees, communication expenses, promotional activities, costs associated with meeting multi-jurisdictional regulatory requirements, insurance premiums, facility costs and other general corporate expenses.

The composition of selling, general and administrative expenses in thousands ($000’s) is as follows: (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		m
	2006	2005	2006	2005
Selling	$804	$1,020	$2,831	$4,356
General and administrative	1,159	1,520	3,864	4,647
Total	$1,964	$2,540	$6,695	$9,003

Selling, general and administrative expense for the three months ended September 30, 2006 decreased by $576,000, or 23%, versus the same period in 2005, and for the nine months ended September 30, 2006 decreased by $2,308,000, or 26%, versus the same period in 2005. Selling expenses for the three months ended September 30,

2006 decreased by $216,000, or 21%, compared with the same period in 2005, and for the nine month period decreased by $1,525,000, or 35%, compared with the same period last year. Selling expenses decreased due to lower promotional costs, consulting, and travel expenses, as well as, reduced sales commissions on lower revenues and reduced personnel costs, particularly in Europe.

General and administrative expenses for the three months ended September 30, 2006 decreased by $361,000, or 24%, compared with the same period in 2005, and for the nine months ended September 30,

B-2-5

2006 decreased by $783,000, or 17%. These reductions were primarily due to lower consulting, capital taxes and insurance expenses in 2006. In addition, for the comparative nine month periods, there were lower costs in 2006 resulting from the consolidation of our North American Novacor operations which was completed in June 2005. Following the adoption of FAS123(R), WorldHeart recorded $51,000 and $134,000 in stock-based compensation expense for the three and nine month periods ended September 30, 2006, respectively. WorldHeart recorded $161,000 in stock based compensation expense for the three and nine month periods ended September 30, 2005. The stock-based compensation expense in 2005 related to the intrinsic value of September 2004 grants which were subject to shareholder approval of an increase in the number of options available under the employee stock option plan. Administrative expenses are expected to continue to decrease slightly in the next quarter resulting from previously implemented cost reduction programs.

Research and development: Research and development expenses consist principally of salaries and related expenses for research personnel, prototype manufacturing, testing, clinical trial expenses, factory costs and regulatory affairs expenses incurred at our Oakland and Salt Lake City facilities.

Research and development expenses for the three months ended September 30, 2006 were $2,430,000, an increase of $516,000 or 27%, compared with the three months ended September 30, 2005. Research and development expenses for the nine months ended September 30, 2006 increased by $3,716,000 or 85%, compared with the nine months ended September 30, 2005. These increases are primarily due to the acquisition of MedQuest in July 2005 and related development and clinical costs of our Levacor Rotary VAD. We expect to increase research and development spending on the Levacor Rotary VAD in the next quarters.

Restructuring costs:  On August 25, 2004, we approved a plan to consolidate the Ottawa, Ontario operations into our facilities in Oakland, California where the Novacor LVAS is manufactured. The consolidation of the North American Novacor operations into one location has reduced ongoing business expenses and improved operational efficiency and effectiveness. The restructuring was completed by the end of June 2005. During the three months and nine months ended September 30, 2006, no restructuring costs were recorded. During the nine months ended September 30, 2005, a restructuring cost of $333,000 was recorded. No restructuring costs were incurred during the three months ended September 30, 2005.

Amortization of intangibles:  Amortization of intangible assets for the three and nine month periods ended September 30, 2006 were $48,000 and $144,000, respectively. For the three month period ended in September 30, 2005, amortization of these intangible assets was $31,000. These intangible assets were recorded as part of the MedQuest acquisition and represent the estimated value of the MedQuest workforce of $765,000, which is being amortized on a straight-line basis over four years. Through the second half of 2005, amortization of $255,000 was recorded related to the Novacor asset. At June 30, 2005, the Novacor assets were fully amortized.

Effect of warrant exchange:  We recorded a one-time charge of $5.9 million in the third quarter of 2005 resulting from a reduction in the exercise price of about 10.7 million warrants originally issued, with convertible debentures, in a private placement in September 2004 and subsequently exercised during July 2005. The exercise price of these warrants was reduced by $0.55 from $1.55 to $1.00.

Acquired in-process research and development: During the third quarter of 2005, we recorded a one-time, non-cash charge of approximately $18.1 million associated with the MedQuest Acquisition. The $18.1 million valuation was based on an income approach, applying risk-adjusted discount rates to the estimated future revenues and expenses attributable to in-process research and development programs at MedQuest. An aggregate amount of approximately $14.6 million was allocated to purchased research and development. The estimated fair value of the purchased research and development was increased by approximately $3.5 million, the amount by which the value of the acquisition consideration of approximately $15.9 million exceeded the fair value of net assets acquired of approximately $12.4 million.

B-2-6

Foreign Exchange: Foreign exchange transactions resulted in a gain of $600 for the three month period ended September 30, 2006, compared with a loss of $51,000 for the three month period ended September 30, 2005. Foreign exchange transactions resulted in a gain of $41,000 for the nine month period ended September 30, 2006, compared with a loss of $69,000 for the nine month period ended September 30, 2005. The losses during the three and nine month periods in 2006 were primarily due to fluctuations of the U.S. dollar versus the Euro during these periods. The changes during the three and nine month periods in 2005 were primarily due to the fluctuations of the U.S. dollar against the Euro and the Canadian dollar.

Investment and other income: Investment and other income for the quarter ended September 30, 2006 was $37,000, compared with $92,000 during the quarter ended September 30, 2005. Investment and other income was $204,000 for the nine month period ended September 30, 2006, compared with $124,000 for the nine month period ended September 30, 2005. The decrease in investment and other income during the three months ended September 30, 2006, compared with the same period last year was due to a lower average cash balance during the 2006 quarter. Higher investment and other income for the nine months ended September 30, 2006, compared with the same period last year was due to higher average cash balances during the first nine months of 2006.

Interest, other expense and financing costs:  Interest, other expense and financing costs were $78,000 and $91,000 during the three months ended September 30, 2006 and September 30, 2005, respectively. Interest, other expense and financing costs were $76,000 and $780,000 for the nine month period ended September 30, 2006 and September 30, 2005, respectively. Interest, other expense and financing costs during the three month and nine month periods ended September 30, 2006 relate primarily to the write off of some old accounts receivable. Interest and other expense and financing costs during the three and nine month periods ended September 30, 2005 relate primarily to convertible debentures, all of which were converted in July 2005.

LIQUIDITY AND CAPITAL RESOURCES

Historically, WorldHeart has funded losses from operations through the sale of equity and issuance of debt instruments. Combined with revenues and investment income, these funds have provided WorldHeart with the resources to operate our business, sell and support our products, fund our research and development program and clinical trials, apply for and obtain the necessary regulatory approvals and develop new technologies and products.

At September 30, 2006, we had cash and cash equivalents of $1.5 million, a decrease of $9.1 million for the nine month period from December 31, 2005 and a decrease of $3.0 from June 30, 2006. During the third quarter of 2006, cash used to fund operating activities was $3.0 million reflecting our net loss for the period of  $7.6 million, offset primarily by $ 4.3 million of changes in working capital. Changes in working capital consisted primarily of an increase in accounts payable and accrued liabilities of $0.2 million, a decrease  in accounts receivable of $0.8 million, and a decrease in inventory of $3.4 million,  consisting primarily of the $3.6 million write down of inventory.

Investing activities in the third quarter of 2006 and nine months ended September 30, 2006 requiring cash resources consisted of capital equipment additions of $43,000 and $119,000 respectively. There were no financing activities during this year..

On November 13, 2006, the Corporation entered into a purchase agreement with certain new and current investors for a private placement financing. The completion of the private placement is subject to shareholder approval which is expected to occur at the Corporation’s Annual and Special Meeting to be held on December 20, 2006. Gross proceeds from the financing are expected to be about $14.1 million at a price of $0.25 per common share. A first closing of the financing of $2.75 million, is expected to occur on or before November 17, 2006. A second closing of about $11.3 million, is expected to occur immediately after shareholder approval. In addition, the Corporation will pay investment banking fees equal to 6% of

B-2-7

the gross proceeds payable in common shares at the time of the second closing. Under the terms of the transaction, the Corporation is required to register for resale the common shares issued pursuant to the private placement.

As part of our continuing efforts to control spending, and in response to changing market conditions for our Novacor LVAS product, we also announced on November 14, 2006 a significant the restructuring and realignment of our business operations. The restructuring program will reduce manufacturing, selling and administrative costs, primarily associated with the Novacor LVAS product. The program will include a reduction in workforce of 50-55 persons, or about 50% of our current workforce, primarily at our Oakland, California and Heesch, Netherlands locations. In the fourth quarter of 2006 the Corporation expects to incur charges of about $0.7 million, primarily related to severance, in connection with the announced restriction, and may take a further write down of it Novacor LVAS inventory and fixed assets.

The Company believes the financing, in combination with the restructuring, will provide sufficient funds to continue operations into the first quarter of 2008.

We do not expect to achieve Novacor LVAS sales levels experienced in previous periods. However, we expect to see an increase in Novacor LVAS sales levels over the third quarter 2006 sales level. We will continue to monitor sales for our Novacor LVAS and we intend to continue to realign our resources towards the development of our next generation Levacor Rotary VAD in future periods.

Our long-term working capital and capital requirements will depend upon numerous factors, including the following: our ability to maintain the current reduced level in Novacor LVAS kit sales, the rate of investment in our next-generation technologies, including the Levacor Rotary VAD; clinical trial costs and the approval process for the next-generation products; our ability to achieve operational efficiencies and planned cost reductions associated with our restructuring programs; and our ability to secure additional financing or enter in to strategic relationships or transactions.

IMPACT OF THE ADOPTION OF FAS 123(R)

Effective January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share—Based Payment. FAS 123(R) requires the recognition of the fair value of stock-based compensation as an expense in the calculation of net income. We recognize the stock compensation expense over the vesting period of the individual equity instruments.

WorldHeart has elected the modified prospective transition method for adopting FAS 123(R). Under this method, the provisions of  FAS 123(R) apply to all stock-based awards granted after the effective date. The unrecognized expense of awards not yet vested as of January 1, 2006, the date of FAS 123(R) adoption by the Corporation, are also recognized as an expense in the calculation of net income. For a detailed discussion of the impact of FAS123(R) on the Corporation’s financial statements, please refer to Note 3.

OFF- BALANCE SHEET ARRANGEMENTS

None

B-2-8

APPENDIX C

WORLD HEART CORPORATION

CORPORATE GOVERNANCE AND
NOMINATING COMMITTEE CHARTER

1.                 OVERALL PURPOSE/OBJECTIVES

The Corporate Governance and Nominating Committee is responsible for: (i) developing the Corporation’s approach to Board governance issues and the Corporation’s response to the corporate governance guidelines; (ii) reviewing the composition and contribution of the Board and its members and recommending Board nominees; (iii) producing a director’s manual to use in the orientation program for new directors; and (iv) helping to maintain an effective working relationship between the Board and management.

2.                 COMPOSITION

The Corporate Governance and Nominating Committee will consist of not fewer than three directors each of whom will be independent directors.

Members of the Committee will be appointed by the Board and will serve at the pleasure of the Board. Unless the Chair is appointed by the Board, the members of the Committee will select its Chair.

For purposes hereof, an “independent” director will be a director who meets the definition of “independence” as determined by the Board, from time to time, in accordance with applicable regulatory requirements.

3.                 MEETINGS

The Committee will meet at least two times annually, or more frequently as may be necessary or appropriate in its judgement and at such times and places as the Committee may determine. Minutes of all meetings of the Committee will be maintained and submitted to the Board. In addition, the Committee will report to the Board on the Committee’s activities at the Board meeting following each Committee meeting.

Meetings of the Committee may be called by its Chair or the Chair of the Board. Unless waived by a member, notice of meetings of the Committee will be given to each member not less than 48 hours before the time when the meeting is to be held. The notice need not state the purpose or purposes for which the meeting is being held.

A quorum for meetings will be a majority of the members present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to speak to and hear each other. At all meetings of the Committee every question will be decided by a majority of the votes cast on the question. All other procedures at meetings will be determined from time to time by the members.

The Committee may ask members of management of the Corporation or others to attend meetings and provide pertinent information, as necessary.

The members of the Committee will have the right, for the purposes of discharging the powers and responsibilities of the Committee, to inspect any relevant records of the Corporation and its subsidiaries. The Committee will also have the right, without Board approval, to hire independent counsel, accounting and other advisors at the Corporation’s expense, if deemed necessary by it, to carry out its duties. The Corporation will provide appropriate funding, as determined by the Committee, to compensate the advisors employed by the Committee.

4.                 RESPONSIBILITIES AND DUTIES

The Corporate Governance and Nominating Committee will:

(1)         review and report to the Board annually on the size, composition and profile of the Board (age, geographical representation, disciplines, independence, related vs. unrelated, etc.). In its review of the size of the Board, the Committee will evaluate the impact of the number of Board members upon its effectiveness and, if required, implement a program to modify the number of directors to facilitate more effective decision-making;

(2)         establish qualifications for nominees to be the Board and recommend suitable candidates for nominees for election or, when vacancies occur, appointment as directors;

(3)         maintain an overview of the entire membership of the Board;

(4)         review annually the continued compliance, by nominees to the Board to be named in management’s proxy circular for re-election, with the criteria underlying the appointment of each director;

(5)         review annually: (i) compliance by the Board members with the Corporation’s policy on conflicts of interest; (ii) the status and contribution of members of the Board and committees of the Board; and (iii) the performance of the Board and its committees, and report to the Board thereon. This report, where appropriate, will include an assessment of the areas in which the Committee believes a better contribution could be made and recommendations to improve the performance of the Board, its members and its committees;

(6)         review from time to time the retirement age of the directors, if any;

(7)         in conjunction with the Chair of the Board, recommend to the Board the membership and Chair of the Committees of the Board after considering the skills and desires of individual Board members and the appropriateness of periodically rotating committee members;

(8)         review annually the relationship between the Board and management and recommend to the Board structures and procedures to ensure that the Board can function independently of management;

(9)         advise the Chair of the Board on the disposition of a tender of resignation which a director offers or is expected to offer: (i) when such director retires; (ii) when such director is in a position of conflict of interest; or (iii) when one or more of the criteria underlying the appointment of such director are no longer met;

(10)  advise the Board on the disclosure to be contained in the Corporation’s public disclosure documents, such as the Corporation’s annual management information circular and annual information form, on matters of corporate governance as required by the Toronto Stock Exchange, any other applicable exchange or by any regulator, or to reflect best practices;

(11)  review the management information circular and annual information form, verify the accuracy and completeness of the information contained therein, and report to the Board thereon;

(12)  through its Chair, evaluate and, if appropriate, approve any requested engagement by individual directors of outside advisors at the Corporation’s expense;

(13)  approve and implement an appropriate orientation and education program for new members of the Board and a continuing education program for all Board members and review, from time to time, the value and benefit of the orientation and educational program; and, the Committee will ensure that prospective candidates for Board membership have received the appropriate information to permit them to fully understand the role of the Board and its committees and the contributions expected from individual directors;

(14)  review periodically corporate preparedness for change of control transactions such as take-over bids or other forms of significant reorganization transactions; and

(15)  review such other matters relating to corporate governance as the Committee may consider suitable or the Board may specifically direct.

APPENDIX D

WORLD HEART CORPORATION

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

1.                 OVERALL PURPOSE/OBJECTIVES

The Audit Committee will assist the Board in fulfilling its oversight responsibilities. The Audit Committee will review the financial reporting and accounting process, the system of internal control and management of financial risks, the audit process, and the Corporation’s process for monitoring compliance with applicable laws, regulations and policies, and its own corporate policies. In performing its duties, the Committee will maintain effective working relationships with the Board, management of the Corporation, the internal auditors, if any, and the external auditors.

While the Committee has the responsibilities and powers set forth in the Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation’s financial statements. Management of the Corporation is responsible for maintaining appropriate accounting and financial reporting principles and policies, and internal controls and procedures that provide for compliance with accounting standards and applicable laws, regulations and policies. The external auditors are responsible for planning and carrying out a proper audit of the Corporation’s annual financial statements and reviewing the Corporation’s quarterly financial statements.

2.                 COMPOSITION

The Audit Committee will consist of not fewer than three directors each of whom will be an independent director.

All of the members of the Committee will be “financially literate” and have a working familiarity with basic finance and accounting practices. At least, one member of the Committee shall be a “financial expert” as determined by the Board in its business     judgement and in accordance with applicable laws, regulations and policies.

Members of the Committee will be appointed by the Board and will serve at the pleasure of the Board. Unless the Chair is appointed by the Board, the members of the Committee will select its Chair.

For purposes hereof, an “independent” director will be a director who meets the definition of “independence” as determined by the Board, from time to time, in accordance with applicable laws, regulations and policies.

3.                 MEETINGS

The Committee will meet at least four times annually, or more frequently as may be necessary or appropriate in its judgement, and at such times and places as the Committee may determine. Minutes of all meetings of the Committee will be maintained and submitted to the Board. In addition, the Committee will report to the Board on the Committee’s activities at the Board meeting following each Committee meeting.

Meetings of the Committee may be called by its Chair or the Chair of the Board. Unless waived by a member, notice of meetings of the Committee will be given to each member not less than 48 hours before the time when the meeting is to be held. The notice need not state the purpose or purposes for which the meeting is being held.

A quorum for meetings will be a majority of the members present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to speak to and hear each other. At all meetings of the Committee every question will be decided by a majority of the votes cast on the question. All other procedures at meetings will be determined from time to time by the members.

The Committee may ask members of management of the Corporation or others to attend meetings and provide pertinent information, as necessary.

The members of the Committee will have the right, for the purposes of discharging the powers and responsibilities of the Committee, to inspect any relevant records of the Corporation and its subsidiaries. The Committee will also have the right, without Board approval, to hire independent counsel, and accounting and other advisors at the Corporation’s expense, if deemed necessary by it to carry out its duties. The Corporation will provide appropriate funding, as determined by the Committee, to compensate the advisors employed by the Committee.

4.                 RESPONSIBILITIES AND DUTIES

The Audit Committee will:

Documents/Reports Review

(1)         Review and reassess the adequacy of this Charter annually and report to the Board thereon.

(2)         Review and recommend for approval by the Board prior to any disclosure:

(i)             interim unaudited financial statements;

(ii)         audited annual financial statements, in conjunction with the report of the external auditors; and

(iii)     all public disclosure documents, including press releases, containing audited or unaudited financial information, including management’s discussion and analysis of financial position and results of operations (“MD&A”), and any prospectus or registration statement or similar document.

The review, quarterly and annually, of the financial statements and the MD&A, by the Committee, with management of the Corporation and with the external auditors, will include an examination of:

(i)             the existence and substance of significant accruals, estimates, critical accounting policies and practices, and accounting judgements including alternative treatments of financial information within generally accepted accounting principles and the ramifications of alternative treatments;

(ii)         transactions with related parties and adequacy of disclosure with respect to such transactions; and

(iii)     qualifications, if any, contained in letters of representation and contents of review or audit reports from the Corporation’s external auditors, with respect to the Corporation’s financial statements.

(3)         Review of any report which accompanies published financial statements (to the extent such a report discusses financial condition or operating results) for consistency of disclosure with the financial statements themselves.

(4)         Obtain an explanation from management of the Corporation for all significant variances between comparative reporting periods and for items which vary from expected or budgeted amounts as well as from previous reporting periods.

(5)         Review uncertainties, commitments and contingent liabilities material to financial reporting.

(6)         Review the annual information form or equivalent disclosure document with respect to applicable regulatory disclosure related to the Committee, its members and its mandate including publishing the text of the Charter in the annual information form or equivalent disclosure document and considering whether to post the Charter in an up-to-date format on the Corporation’s website.

External Audit

(7)         Recommend to the Board and to the shareholders the nomination of the external auditors and the compensation of the external auditors, subject to shareholder approval. The external auditors are accountable to the Board and the Committee, as representatives of the Corporation’s shareholders.

(8)         The Committee will be responsible for overseeing the work of the external auditors including the resolution of disagreements between management and the external auditors regarding financial reporting. The external auditors will report to the Chair of the Committee.

(9)         Approve in advance all auditing services of the external auditors and related fees and terms.

(10)  Approve in advance any non-audit services mandates, if permitted by applicable laws, regulations and policies, of the external auditors including related fees and terms; the Committee may delegate to one or more members of the Committee the authority to pre-approve non-audit services to be provided by the external auditors, in accordance with laws, regulations and policies, provided that any such pre-approval by one or more members of the Committee will be reported to the full Committee at its next scheduled meeting.

(11)  On an annual basis, review and discuss a written report by the external auditors in accordance with applicable regulatory requirements, detailing all factors that might have an impact on the auditors’ independence, including all services provided and fees charged by the external auditors.

(12)  Review the performance of the external auditors and approve any proposed change of the external auditors. In such a case, approve the information required to be disclosed by applicable laws, regulations and policies.

(13)  Approve the scope and plan of the annual audit, and require the external auditor to review the quarterly financial statements and related documents.

(14)  Review the audit findings and recommendations and management of the Corporation’s response thereto.

(15)  Review annually with the external auditors the acceptability and the quality of implementation of generally accepted accounting principles focused on the accounting estimates and judgements made by management and management’s selection of accounting principles.

(16)  Review any significant disagreement between management of the Corporation and the external auditors in connection with the preparation of the financial statements.

(17)  At least annually, consult with the external auditors out of the presence of management of the Corporation about internal controls, the fullness and accuracy of the financial statements and any significant difficulties encountered during the course of the audit including any restrictions on the scope of work or access to required information.

(18)  Consider and, if appropriate under the circumstances or under applicable law, regulation or policy, recommend the rotation of the lead audit partner or partner responsible for reviewing the audit every five years; discuss with management of the Corporation the timing and process for implementing the rotation of the lead audit partner and the reviewing partner, as required by applicable laws,  regulations and policies.

(19)  Establish hiring practices for employees or former employees of the Corporation’s external auditors.

Risk Management

(20)  Review periodically, and inquire of management of the Corporation and the external auditors concerning, the financial and business risks or exposures of the Corporation and assess the steps management of the Corporation has taken to control such risks. Business risks include, but are not limited to, risks in the nature of treasury-related risks (including foreign exchange risks), information systems-related risks, disclosure quality and standards relating to financial reporting, and risks associated with employee conduct.

Financial Reporting Processes

(21)  In consultation with the external auditors, review the integrity of the financial reporting processes and controls, both internal and external

(22)  Consider and approve, if appropriate, changes to the accounting principles and practices as recommended by the external auditors and management of the Corporation.

Legal Compliance and Other Responsibilities

(23)  Ensure that management of the Corporation has the proper review system in place to ensure that financial statements, reports and other financial information disseminated to governmental organizations and the public satisfies legal requirements.

(24)  Review incidents of fraud, illegal acts, conflicts of interest and related party transactions.

(25)  Implement procedures to receive and handle complaints or concerns received by the Corporation regarding accounting, internal accounting controls or auditing matters, including procedures to permit the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

(26)  Review claims or potential claims and any other legal matters as reported to the Committee that could have an impact on financial statements.

(27)  Review the expenses of, including the use of Corporation’s assets by, senior officers.

(28)  Review material matters relating to the audit of subsidiaries, if any.

(29)  As applicable, review the Chief Executive Officer’s and Chief Financial Officer’s disclosure and certifications under Sections 302 and 906 of the Sarbanes-Oxley Act.

(30)  Perform any other activities consistent with this Charter, the Corporation’s by-laws and applicable laws, regulations and policies, as the Committee or the Board deems necessary or appropriate.

appendix e

WORLD HEART CORPORATION

2006 EQUITY INCENTIVE PLAN

Adopted November 10, 2006
Approved By Shareholders                         , 2006
Termination Date: November 10, 2016

1.                 Purposes.

(a)        The purpose of the Plan is to provide a means by which Employees, Directors and Consultants may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following types of awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards; (v) Restricted Stock Units Awards; (vi) Performance Shares and (vii) Other Share-Based Awards.

(b)        The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.                 DEFINITIONS.

(a)        “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

(b)        “Board” means the Board of Directors of the Company.

(c)        “Cause” means the occurrence of any one or more of the following: (i) the Participant’s conviction of any felony or crime involving fraud, dishonesty or moral turpitude; (ii) the Participant’s participation in a fraud or act of dishonesty against the Company, an Affiliate of the Company or any successor to the Company that result in material harm to the business of the Company, an Affiliate of the Company or any successor to the Corporation; or (iii) the Participant’s intentional, material violation of any contract between the Company, an Affiliate of the Company or any successor to the Company and the Participant or any statutory duty the Participant owes to the Company, an Affiliate of the Company or any successor to the Company that the Participant does not correct within 30 days after written notice thereof has been provided to the Participant.

(d)        “Code” means the Internal Revenue Code of 1986, as amended.

(e)        “Committee” means a Committee appointed by the Board in accordance with Section 3(c) of the Plan.

(f)         “Common Stock” means the common shares of the Company.

(g)        “Company” means World Heart Corporation, a Canadian corporation.

(h)        “Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services, which involved spending a significant amount of time and attention on the affairs of the Company, and who is compensated for such services pursuant to a written contract with the Company or an Affiliate, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

(i)         “Continuous Service” means that the Participant’s employment or service with the Company or an Affiliate of the Company, whether in the capacity of an Employee, a Director or a Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders employment or service to the Company or an Affiliate or the Company or a change in the entity for which the Participant renders such employment or service, provided that there is no interruption or termination of the Participant’s Continuous Service. The Board or the Chief Executive Officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Board or the Chief Executive Officer of the Company, including sick leave, military leave, or any other personal leave.

(j)         “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)         a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)       a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iii)      a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(k)        “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(l)         “Director” means a member of the Board.

(m)      “Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate of the Company because of the sickness or injury of the person.

(n)        “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(o)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)        “Fair Market Value” means, as of any date, the value of the Common Stock of the Company determined as follows:

(1)        If the Common Stock is listed on any established stock exchange, traded on the Nasdaq Global Market or the Nasdaq Capital Market, or quoted on the OTC Bulletin Board, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange, market or board (or the exchange or market with the greatest volume of trading in Common Stock) on the trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

(2)        In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(q)        “Full Value Award” means a Stock Award that does not provide for full payment in cash or property by the Participant.

(r)        “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(s)        “Non-Employee Director” means a Director who either (i) is not currently an employee or officer of the Company or its parent or a subsidiary, does not receive compensation, either directly or indirectly, from the Company or its parent or a subsidiary, for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(t)         “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(u)        “Option” means a stock option granted pursuant to the Plan.

(v)        “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(w)       “Other Share-Based Award” means an Award granted pursuant to Section 7(d).

(x)        “Other Share-Based Award Agreement” means the agreement between the Corporation and the recipient of an Other Share-Based Award which contains the terms and conditions pertaining to the Other Share-Based Award.

(y)        “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation”, and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(z)        “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(aa)     “Performance Share” means a Stock Award denominated in shares of Common Stock equivalents granted pursuant to Section 7(c) that may be earned in whole or in part based upon attainment of performance objectives established by the Board pursuant to Section 7(c).

(bb)     “Performance Share Agreement” means a written agreement between the Company and a holder of Performance Shares evidencing the terms and conditions of an individual Performance Share award. Each Performance Share Agreement shall be subject to the terms and conditions of the Plan.

(cc)      “Plan” means this World Heart Corporation 2006 Equity Incentive Plan.

(dd)     “Restricted Stock Award” means shares of Common Stock granted pursuant to the terms and conditions of Section 7(a).

(ee)      “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of Restricted Stock evidencing the terms and conditions of an individual Restricted Stock Award. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ff)       “Restricted Stock Unit Award” means a Stock Award denominated in shares of Common Stock equivalents granted pursuant to the terms and conditions of Section 7(b) in which the Participant has the right to receive a specified number of shares of Common Stock over a specified period of time.

(gg)      “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of an individual Restricted Stock Unit Award. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(hh)     “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ii)       “Securities Act” means the Securities Act of 1933, as amended.

(jj)       “Stock Appreciation Right” means a right, granted pursuant to Section 6, to receive an amount equal to the value of a specified number of Shares which will be payable in Shares or cash as established by the Board.

(kk)     “Stock Appreciation Right Agreement” means the agreement between the Corporation and the recipient of the Stock Appreciation Right which contains the terms and conditions pertaining to the Stock Appreciation Right.

(ll)       “Stock Award” means any right granted under the Plan, including any Option or Restricted Stock Award.

(mm)   “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(nn)     “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(oo)     “Tax Act” means the Income Tax Act (Canada).

(pp)     “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Affiliates.

3.                 ADMINISTRATION.

(a)        Administration by Board.   The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

(b)        Powers of Board.   The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(1)        To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(2)        To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(3)        To amend the Plan or a Stock Award as provided in Section 13.

(4)        To terminate or suspend the Plan as provided in Section 14.

(5)        Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c)        Delegation to Committee.

(1)        General.   The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(2)        Section 162(m) and Rule 16b-3 Compliance.   In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (c) not then subject to Section 16 of the Exchange Act.

(d)        Effect of Board’s Decision.   All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.                 SHARES SUBJECT TO THE PLAN.

(a)        Share Reserve.   Subject to the provisions of Section 12(a) relating to adjustments upon changes in stock and subject to Section 4(c) below, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate 14,772,505 shares of Common Stock. If any Stock Award granted under the Plan shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

(b)        Source of Shares.   The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.                 ELIGIBILITY.

(a)        Eligibility for Specific Stock Awards.   Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)        Ten Percent Shareholders.   A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)        Section 162(m) Limitation on Annual Grants.   Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, no Employee shall be eligible to be granted Stock Awards covering more than 3,000,000 shares of Common Stock during any calendar year.

(d)        Consultants.   A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.                 OPTION AND STOCK APPRECIATION RIGHT PROVISIONS.

Each Option or Stock Appreciation Right shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options and Stock Appreciation Rights need not be identical, but each Option and Stock Appreciation Right shall include (through incorporation of provisions hereof by reference in the Option or Stock Appreciation Right Agreement) the substance of each of the following provisions:

(a)        Term.   Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, no Option or Stock Appreciation Right shall be exercisable after the expiration of seven years from the date it was granted.

(b)        Exercise Price.   Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, the exercise price of each Option or Stock Appreciation Right shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or Stock Appreciation Right on the date of grant. Notwithstanding the foregoing, an Option or Stock Appreciation Right may be granted with an exercise price lower than that set forth in the preceding sentence if such Option or Stock Appreciation Right is granted pursuant to an assumption or substitution for another option or stock appreciation right in a manner satisfying the provisions of Section 424(a) of the Code.

(c)        Consideration.   The purchase price of Common Stock acquired pursuant to an Option or Stock Appreciation Right shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time of exercise or (ii) at the discretion of the Board at the time of the grant (or subsequently in the case of a Nonstatutory Stock Option or Stock Appreciation Right) (l) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Participant, (3) by a “net exercise” of the Option or Stock Appreciation Right (as further described below) (4) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds or (5) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option or Stock Appreciation Right, the purchase price of Common Stock acquired pursuant to an Option or Stock Appreciation Right that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock that have been held for more than six (6) months (or such longer or shorter period of the time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (l) the treatment as interest, under any applicable provisions of the Code or the Tax Act, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of an Option as a variable award for financial accounting purposes.

In the case of a “net exercise” of an Option or Stock Appreciation Right, the Company will not require a payment of the exercise price from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, the Company shall accept a cash payment from the Participant. The shares of Common Stock so used to pay the exercise price under a “net exercise” will be considered to have resulted from the exercise of the Option or Stock Appreciation Right, and accordingly, the Option or Stock Appreciation Right will not again be exercisable with respect to such shares, the shares actually delivered to the Participant, and any shares withheld for purposes of tax withholding.

(d)        Transferability of an Incentive Stock Option.   An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.

(e)        Transferability of a Nonstatutory Stock Option or Stock Appreciation Right.   A Nonstatutory Stock Option or Stock Appreciation Right shall be transferable to the extent provided in the Option or Stock Appreciation Right Agreement. If the agreement does not provide for transferability, then the Nonstatutory Stock Option or Stock Appreciation Right shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or Stock Appreciation Right.

(f)         Vesting.   The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments (which may, but need not, be equal). The Option or Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or Stock Appreciation Rights may vary.

(g)        Termination of the Participant’s Continuous Service without Cause.   In the event a Participant’s Continuous Service terminates without Cause (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Option or Stock Appreciation Right at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Option or Stock Appreciation Right Agreement, which period shall not be less than thirty (30) days), or (ii) the expiration of the term of the Option or Stock Appreciation Right as set forth in the agreement. If, at the date of termination, the Participant is not entitled to exercise his or her entire Option or Stock Appreciation Right, the shares covered by the unexercisable portion of the Option or Stock Appreciation Right shall revert to and again become available for issuance under the Plan. If, after termination, the

Participant does not exercise his or her Option or Stock Appreciation Right within the time specified in the agreement, the Option or Stock Appreciation Right shall terminate, and the shares covered by such Option or Stock Appreciation Right shall revert to and again become available for issuance under the Plan.

(h)        Termination of the Participant’s Continuous Service with Cause.   In the event a Participant’s Continuous Service terminates with Cause (other than upon the Participant’s death or Disability), the shares covered by the Option or Stock Appreciation Right shall revert to and again become available for issuance under the Plan and the Participant shall have no further opportunity to exercise any vested or unvested portion of the Option or Stock Appreciation Right.

(i)         Disability of Participant.   In the event a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Option or Stock Appreciation Right at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option or Stock Appreciation Right Agreement, which period shall not be less than six (6) months), or (ii) the expiration of the term of the Option or Stock Appreciation Right as set forth in the agreement. If, at the date of termination, the Participant is not entitled to exercise his or her entire Option or Stock Appreciation Right, the shares covered by the unexercisable portion of the Option or Stock Appreciation Right shall revert to and again become available for issuance under the Plan. If, after termination, the Participant does not exercise his or her Option or Stock Appreciation Right within the time specified herein, the Option or Stock Appreciation Right shall terminate, and the shares covered by such Option or Stock Appreciation Right shall revert to and again become available for issuance under the Plan.

(j)         Death of Participant.   In the event of the death of a Participant during, or within a period specified in the Option or Stock Appreciation Right Agreement after the termination of, the Participant’s Continuous Service, the Option or Stock Appreciation Right may be exercised (to the extent the Participant was entitled to exercise such Option or Stock Appreciation Right at the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or Stock Appreciation Right by bequest or inheritance or by a person designated to exercise the Option or Stock Appreciation Right upon the Participant’s death pursuant to Sections 6(d) and 6(e), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option or Stock Appreciation Right Agreement, which period shall not be less than six (6) months), or (ii) the expiration of the term of such Option or Stock Appreciation Right as set forth in the agreement. If, at the time of death, the Participant was not entitled to exercise his or her entire Option or Stock Appreciation Right, the shares covered by the unexercisable portion of the Option or Stock Appreciation Right shall revert to and again become available for issuance under the Plan. If, after death, the Option or Stock Appreciation Right is not exercised within the time specified herein, the Option or Stock Appreciation Right shall terminate, and the shares covered by such Option or Stock Appreciation Right shall revert to and again become available for issuance under the Plan.

7.                 PROVISIONS OF OTHER STOCK AWARDS.

(a)        Restricted Stock Awards.   Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Restricted Stock Award Agreement may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, but each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)         Consideration.   At the time of grant of a Restricted Stock Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Award. To the extent required by applicable law, the consideration to be paid by the Participant for each share of Common Stock subject to a Restricted Stock Award will not be less that the par value of a share of Common Stock. Such consideration may be paid in any form permitted under applicable law.

(ii)       Vesting.   Shares of Common Stock acquired pursuant to the Restricted Stock Award shall be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board. The Board may condition the vesting of the shares acquired pursuant to the Restricted Stock Award upon the attainment of specified performance objectives established by the Board pursuant to Section 8 or such other factors as the Board may determine in its sole discretion, including time-based vesting; provided, however, that if the vesting schedule is a time-based vesting schedule, such shares shall vest not faster than one-third per year over three years and if the vesting schedule is a performance-based vesting schedule, such shares shall vest not earlier than the first anniversary of the date of grant.

(iii)      Termination of Participant’s Continuous Service.   In the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Award Agreement. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise provided in the Restricted Stock Award Agreement.

(iv)       Transferability.   Rights to acquire shares of Common Stock pursuant to the Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its discretion, so long as Common Stock awarded pursuant to the Restricted Stock Award remains subject to the terms of the Restricted Stock Award Agreement.

(b)        Restricted Stock Unit Awards.   Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical, but each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)         Consideration.   At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. To the extent required by applicable law, the consideration to be paid by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award will not be less that the par value of a share of Common Stock. Such consideration may be paid in any form permitted under applicable law.

(ii)       Vesting.   At the time of grant of a Restricted Stock Unit Award, the Board shall impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its absolute discretion, deems appropriate. The Board may condition the vesting of the Restricted Stock Unit Award upon the attainment of specified performance objectives established by the Board pursuant to Section 8 or such other factors as the Board may determine in its sole discretion, including time-based vesting; provided, however, that if the vesting schedule is a time-based vesting schedule, such Stock Award shall vest not faster than one-third per year over three years and if the vesting schedule is a performance-based vesting schedule, such Stock Award shall vest not earlier than the first anniversary of the date of grant.

(iii)      Payment.   A Restricted Stock Unit Award will be denominated in shares of Common Stock equivalents. A Restricted Stock Unit Award will be settled by the delivery of shares of Common Stock.

(iv)       Dividend Equivalents.   Dividend equivalents may be credited in respect of shares of Common Stock equivalents covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock equivalents covered by the Restricted Stock Unit Award by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of shares of Common Stock equivalents covered by the Restricted Stock Unit Award then credited by (2) the Fair Market Value per share of Common Stock on the payment date for such dividend, or in such other manner as determined by the Board. Any additional share equivalents covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(v)        Termination of Participant’s Continuous Service.   Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service for any reason.

(vi)       Transferability.   Restricted Stock Units shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Unit Agreement, as the Board shall determine in its discretion.

(c)        Performance Shares.   Each Performance Share Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Performance Share Agreements may change from time to time, and the terms and conditions of separate Performance Share Agreements need not be identical; provided, however, that each Performance Share Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)         Consideration.   At the time of grant of Performance Shares, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Performance Shares. To the extent required by applicable law, the consideration to be paid by the Participant for each share of Common Stock subject to a Performance Shares will not be less that the par value of a share of Common Stock. Such consideration may be paid in any form permitted under applicable law.

(ii)       Vesting.   At the time of grant of Performance Shares, the Board shall impose such restrictions or conditions to the vesting of the Performance Shares as it, in its discretion, deems appropriate. The Board may condition the grant of Performance Shares upon the attainment of specified performance objectives established by the Board pursuant to Section 8 or such other factors as the Board may determine in its sole discretion; provided, however, that such Performance Shares shall vest not earlier than the first anniversary of the date of grant.

(iii)      Payment.   Performance Shares will be denominated in shares of Common Stock Equivalents. Performance Shares will be settled by the delivery of shares of Common Stock.

(iv)       Dividend Equivalents.   Dividend equivalents may be credited in respect of shares of Common Stock equivalents covered by Performance Shares, as determined by the Board and contained in the Performance Share Agreement. At the discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock equivalents covered by the Performance Shares by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of shares of Common Stock equivalents covered by the Performance Shares then credited by (2) the Fair Market Value per share of Common Stock on the payment date for such dividend, or in such other manner as determined by the Board. Any additional share equivalents covered by the Performance Shares credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Performance Share Agreement to which they relate.

(v)        Termination of Participant’s Continuous Service.   Except as otherwise provided in the applicable Performance Share Agreement, such portion of the Performance Shares that have not vested will be forfeited upon the Participant’s termination of Continuous Service for any reason.

(vi)       Transferability.   Performance Shares shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Agreement, as the Board shall determine in its discretion.

(d)        Other Share-Based Awards.   Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (“Other Share-Based Awards”), may be granted either alone or in addition to or in conjunction with other Awards under this Plan. Each Other Share-Based Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Other Share-Based Award Agreements may change from time to time, and the terms and conditions of separate Other Share-Based Award Agreements need not be identical; provided, however, that each Other Share-Based Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)         Termination of Participant’s Continuous Service.   Except as otherwise provided in the applicable Other Share-Based Award Agreement, such portion of the Other Share-Based Award that have not vested will be forfeited upon the Participant’s termination of Continuous Service for any reason.

(ii)       Transferability.   Other Share-Based Awards shall be transferable by the Participant only upon such terms and conditions as are set forth in the Other Share-Based Award Agreement, as the Board shall determine in its discretion.

(e)        Deferral of Award Payment.   The Board may establish one or more programs under the Plan to permit selected Participants to elect to defer receipt of consideration upon exercise of a Stock Award, the satisfaction of performance objectives, or other events which, absent such an election, would entitle such Participants to payment or receipt of Common Stock or other consideration under a Stock Award. The Board may establish the election procedures of such deferrals, the mechanisms for payment of Common Stock or other consideration subject to deferral (including accrual of interest or other earnings, if any, on amounts with respect thereto) and such other terms, conditions, rules and procedures that the Board deems advisable and in compliance with Section 409A of the Code and in compliance with the Tax Act.

8.                 Performance Objectives.

The Board shall determine the terms and conditions of Stock Awards at the date of grant or thereafter; provided that performance objectives, if any, related to Stock Awards granted to Covered Employees shall be established by the Board not later than the latest date permissible under Section 162(m) of the Code. To the extent that such Stock Awards are paid to Covered Employees the performance objectives to be used, if any, shall be expressed in terms of one or more of the following: return on total shareholder equity; net income; stock price; net earnings; related return ratios cash flow; earnings before interest, taxes, depreciation, and amortization; revenues; return on total capital; profit before taxation; product development milestones; clinical trial milestones.

9.                 COVENANTS OF THE COMPANY.

(a)        During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)        The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.          USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

11.          MISCELLANEOUS.

(a)        Acceleration of Exercisability and Vesting.   The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)        Shareholder Rights.   Neither the recipient of a Stock Award nor any person to whom a Stock Award is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c)        No Employment or Other Service Rights.   Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any recipient or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate or to continue serving as a Consultant or a Director, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant’s agreement with the Company or any Affiliate or service as a Director pursuant to the Company’s Bylaws and the provisions of the corporate law of the state in which the Company is incorporated.

(d)        Incentive Stock Option $100,000 Limitation.   To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e)        Investment Assurances.   The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(f)         Withholding Obligations.   To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to such Participant by the Company) or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares of Common Stock from the shares of the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

12.          ADJUSTMENTS UPON CHANGES IN STOCK.

(a)        Capitalization Adjustments.   If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company”.)

(b)        Dissolution or Liquidation.   In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

(c)        Asset Sale, Merger, Consolidation or Reverse Merger.   In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction described in this Section 11(c) for those outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Award shall terminate if not exercised (if applicable) prior to such event.

13.          AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a)        The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12(a) relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code.

(b)        The Board may in its sole discretion submit any other amendment to the Plan for shareholder approval.

(c)        It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Participants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)        Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

(e)        The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

14.          TERMINATION OR SUSPENSION OF THE PLAN.

(a)        The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Notwithstanding the foregoing, all Incentive Stock Options shall be granted, if at all, no later than the last day preceding the tenth (10th) anniversary of the earlier of (i) the date on which the latest increase in the maximum number of shares issuable under the Plan was approved by the shareholders of the Company or (ii) the date such amendment was adopted by the Board.

(b)        Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

15.          EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised, unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan was adopted by the Board.

16.          CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

APPENDIX F

BY-LAW NO. 1

A by-law relating generally to
the transaction of the business
and affairs of

WORLD HEART CORPORATION

DIRECTORS

1.    Calling of and notice of meetings   Meetings of the board will be held on such day and at such time and place as the President or Secretary of the Corporation or any two directors may determine. Notice of meetings of the board will be given to each director not less than 48 hours before the time when the meeting is to be held. Each newly elected board may without notice hold its first meeting for the purposes of organization and the appointment of officers immediately following the meeting of shareholders at which such board was elected.

2.    Votes to govern   At all meetings of the board every question will be decided by a majority of the votes cast on the question; and in case of an equality of votes the chair of the meeting will not be entitled to a second or casting vote.

3.    Interest of directors and officers generally in contracts   No director or officer will be disqualified by his or her office from contracting with the Corporation nor will any contract or arrangement entered into by or on behalf of the Corporation with any director or officer or in which any director or officer is in any way interested be liable to be voided nor will any director or officer so contracting or being so interested be liable to account to the Corporation for any profit realized by any such contract or arrangement by reason of such director or officer holding that office or of the fiduciary relationship thereby established provided that, in each case, the director or officer has complied with the provisions of the Canada Business Corporations Act.

SHAREHOLDERS’ MEETINGS

4.    Quorum   A quorum for the transaction of business at any meeting of shareholders of the Corporation shall be shareholders present in person or represented by proxy, holding not less than 33 1/3% of the shares of the Corporation entitled to be voted at such meeting.

If at any such meeting a quorum is not present within thirty minutes after the time appointed for the meeting, then the meeting shall be adjourned to such date being not less than seven days later. At such adjourned meeting the holders of shares carrying voting rights of not less than 10% of the shares of the Corporation who are present in person or represented by proxy shall constitute a quorum thereat and may transact the business for which the meeting was originally called notwithstanding that such quorum is not present throughout the meeting.”

5.    Meetings by telephonic or electronic means   A meeting of the shareholders may be held by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

6.    Postponement or cancellation of meetings   A meeting of shareholders may be postponed or cancelled by the board at any time prior to the date of the meeting.

7.    Procedures at meetings   The board may determine the procedures to be followed at any meeting of shareholders including, without limitation, the rules of order. Subject to the foregoing, the chair of a meeting may determine the procedures of the meeting in all respects.

INDEMNIFICATION

8.    Indemnification of directors and officers   The Corporation will indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer, or in a similar capacity, of another entity, and his or her heirs and legal representatives to the extent permitted by the Canada Business Corporations Act.

9.    Indemnity of others   Except as otherwise required by the Canada Business Corporations Act and subject to paragraph 9, the Corporation may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee, agent of or participant in another entity against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which he or she served at the Corporation’s request and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction will not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Corporation or other entity and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his or her conduct was lawful.

10. Right of indemnity not exclusive   The provisions for indemnification contained in the by-laws of the Corporation will not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in another capacity, and will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of that person’s heirs and legal representatives.

11. No liability of directors or officers for certain matters   To the extent permitted by law, no director or officer for the time being of the Corporation will be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation will be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to the Corporation will be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his or her respective office or trust or in relation thereto unless the same will happen by or through his or her failure to act honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Corporation is employed by or performs services for the Corporation otherwise than as a director or officer or is a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact that the person is a director or officer of the Corporation will not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

BANKING ARRANGEMENTS, CONTRACTS, ETC.

12. Banking arrangements   The banking business of the Corporation, or any part thereof, will be transacted with such banks, trust companies or other financial institutions as the board may designate, appoint or authorize from time to time and all such banking business, or any part thereof, will be transacted on the Corporation’s behalf by one or more officers or other persons as the board may designate, direct or authorize from time to time.

13. Execution of instruments   Contracts, documents or instruments in writing requiring execution by the Corporation will be signed by hand by any officer or director and all contracts, documents or instruments in writing so signed will be binding upon the Corporation without any further authorization or formality. The board is authorized from time to time by resolution

(a)           to appoint any officer or any other person on behalf of the Corporation to sign by hand (whether under the corporate seal of the Corporation, if any, or otherwise) and deliver either contracts, documents or instruments in writing generally or to sign either by hand or by facsimile or mechanical signature or otherwise (whether under the corporate seal of the Corporation, if any, or otherwise) and deliver specific contracts, documents or instruments in writing, and

(b)          to delegate to any two officers of the Corporation the powers to designate, direct or authorize from time to time in writing one or more officers or other persons on the Corporation’s behalf to sign either by hand or by facsimile or mechanical signature or otherwise (whether under the corporate seal of the Corporation, if any, or otherwise) and deliver contracts, documents or instruments in writing of such type and on such terms and conditions as such two officers see fit.

Contracts, documents or instruments in writing that are to be signed by hand may be signed electronically. The term “contracts, documents or instruments in writing” as used in this by-law includes without limitation deeds, mortgages, charges, conveyances, powers of attorney, transfers and assignments of property of all kinds (including specifically but without limitation transfers and assignments of shares, warrants, bonds, debentures or other securities), proxies for shares or other securities and all paper writings.

MISCELLANEOUS

14. Invalidity of any provisions of this by-law   The invalidity or unenforceability of any provision of this by-law will not affect the validity or enforceability of the remaining provisions of this by-law.

15. Omissions and errors   The accidental omission to give any notice to any shareholder, director, officer or auditor or the non-receipt of any notice by any shareholder, director, officer or auditor or any error in any notice not affecting its substance will not invalidate any action taken at any meeting to which the notice related or otherwise founded on the notice.

INTERPRETATION

16. Interpretation   In this by-law and all other by-laws of the Corporation words importing the singular number only include the plural and vice versa; words importing any gender include all genders; words importing persons include individuals, corporations, limited and unlimited liability companies, general and limited partnerships, associations, trusts, unincorporated organizations, joint ventures and governmental authorities; “board” means the board of directors of the Corporation; “Canada Business Corporations Act” means Canada Business Corporations Act, R.S.C. l985, c. C-44 as from time to time amended, re-enacted or replaced; terms that are not otherwise defined in this by-law have the meanings attributed to them in the Canada Business Corporations Act; and “meeting of shareholders” means an annual meeting of shareholders or a special meeting of shareholders.

APPENDIX G

TEXT OF AMENDMENT TO ARTICLES OF WORLD HEART CORPORATION
FOR PURPOSES OF REVERSE STOCK SPLIT

RESOLVED, as a special resolution, that:

The Company is hereby authorized to amend its articles of incorporation to provide that:

1.   The authorized capital of the Company is altered by consolidating all of the issued and outstanding common shares of the Company without par value on the basis of a consolidation ratio to be selected by the Company’s board of directors, in its sole discretion, provided that (i) the ratio may be no smaller than one post-consolidation share for every two pre-consolidation shares and no larger than one post-consolidation share for every ten pre-consolidation shares, and (ii) the number of pre-consolidation shares in the ratio must be a whole number of common shares;

2.   In the event that the consolidation would otherwise result in the issuance of a fractional share, no fractional share shall be issued and the holder will not receive any cash amount in respect of the fractional share;

3.   The effective date of such consolidation shall be the date shown in the certificate of amendment issued by the Director appointed under the Canada Business Corporations Act or such other date indicated in the articles of amendment provided that, in any event, such date shall be prior to December 20, 2007;

4.   Any officer or director of the Company is hereby authorized to execute and deliver all documents and to do all acts and things necessary or desirable to give effect to this special resolution, including, without limitation, the determination of the effective date of the consolidation and the delivery of articles of amendment in the prescribed form to the Director appointed under the Canada Business Corporations Act, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination; and

5.   Notwithstanding the foregoing, the directors of the Company are hereby authorized, without further approval of or notice to the shareholders of the Company, to revoke this special resolution at any time before a certificate of amendment is issued by the Director.

APPENDIX H

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made as of the 13th day of November, 2006 by and among World Heart Corporation, a corporation continued under the laws of Canada (the “Company”), and the Investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).

Recitals

A.         The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended.

B.         The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, 56,420,000 of the Company’s Common Shares (the “Common Stock”) at a price of $0.25 per share.

C.         Subject to the terms and conditions set forth herein, 11,000,000 shares of Common Stock (the “Initial Shares”) will be issued and sold to the initial Investors listed on the signature pages hereto as Initial Investors (the “Initial Investors”) on the First Closing Date (as defined below) for an aggregate purchase price of $2,750,000 (the “Initial Purchase Price”).

D.         Subject to the terms and conditions set forth herein, up to 45,420,000 shares of Common Stock (the “Remaining Shares”) will be issued and sold to the Remaining Investors listed on the signature pages hereto as Remaining Investors (the “Remaining Investors”) on the Second Closing Date (as defined below) for an aggregate purchase price of up to $11,355,000 (the “Remaining Purchase Price”).

E.         Contemporaneous with the sale of the Initial Shares, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.          Definitions.   In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly Controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City and Oakland, California are open for the general transaction of business.

“Common Stock” means the common shares of the Company and any securities into which the Common Stock may be reclassified.

“Company’s Knowledge” means the actual knowledge of the officers of the Company, after due inquiry.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Dollars” or “$” means United States dollars.

“Effective Date” means the date on which the initial Registration Statement is declared effective by the SEC.

“Effectiveness Deadline” means the date on which the initial Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Investors” means the Initial Investors and the Remaining Investors.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Nasdaq” means the Nasdaq Global Market or the Nasdaq Capital Market, as applicable, or their successors and assigns on which the Common Stock is quoted.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“SEC Filings” has the meaning set forth in Section 4.06.

“Shares” means the Initial Shares and the Remaining Shares.

“Subsidiary” has the meaning set forth in Section 4.01.

“Transaction Documents” means this Agreement and the Registration Rights Agreement.

“TSX” means the Toronto Stock Exchange, Inc., its successors and assigns.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.          Purchase and Sale of the Shares.

(a)        Subject to the terms and conditions of this Agreement, on the First Closing Date, each of the Initial Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Initial Investors, the Initial Shares in the respective amounts set forth opposite the Initial Investors’ names on the signature pages attached hereto in exchange for the Initial Purchase Price as specified in Section 3(a) below.

(b)        Subject to the terms and conditions of this Agreement, on the Second Closing Date, each of the Remaining Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Remaining Investors, the Remaining Shares in the respective amounts set forth opposite the Remaining Investors’ names on the signature pages attached hereto in exchange for the Remaining Purchase Price as specified in Section 3(b) below.

3.          Closing.

(a)        Upon confirmation that the other conditions to the First Closing specified herein have been satisfied or duly waived by the Initial Investors, the Company shall deliver to Lowenstein Sandler PC, in trust, a certificate or certificates, registered in such name or names as the Initial Investors may designate, representing the Initial Shares, with instructions that such certificates are to be held for release to the Initial Investors only upon payment in full of the Initial Purchase Price to the Company by all the Initial Investors. Upon such receipt by Lowenstein Sandler PC of the certificates, each Initial Investor shall promptly cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Initial Investor’s pro rata portion of the Initial Purchase Price as set forth on the signature pages to this Agreement. On the date (the “First Closing Date”) the Company receives the Initial Purchase Price, the certificates evidencing the Initial Shares shall be released to the Initial Investors (the “First Closing”). The First Closing shall take place at the offices of Lowenstein Sandler PC, 1330 Avenue of the Americas, 21st Floor, New York, New York, or at such other location and on such other date as the Company and the Initial Investors shall mutually agree.

(b)        Upon confirmation that the other conditions to the Second Closing specified herein have been satisfied or duly waived by the Remaining Investors, the Company shall deliver to Lowenstein Sandler PC, in trust, a certificate or certificates, registered in such name or names as the Remaining Investors may designate, representing the Remaining Shares with instructions that such certificates are to be held for release to the Remaining Investors only upon payment in full of the Remaining Purchase Price to the Company by all the Remaining Investors. Upon such receipt by Lowenstein Sandler PC of the certificates, each Remaining Investor shall promptly, but no more than one Business Day thereafter, cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Remaining Investor’s pro rata portion of the Remaining Purchase Price as set forth on the signature pages to this Agreement. On the date (the “Second Closing Date”) the Company receives the Second Purchase Price, the certificates evidencing the Remaining Shares shall be released to the Remaining Investors (the “Second Closing”). The Second Closing shall take place at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, or at such other location and on such other date as the Company and the Remaining Investors shall mutually agree.

4.          Representations and Warranties of the Company.   The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

4.01     Organization, Good Standing and Qualification.   Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect. The Company’s subsidiaries are reflected on Schedule 4.01 hereto (the “Subsidiaries”).

4.02     Authorization.   The Company has full power and except for (a) approval of the Proposal by the shareholders as contemplated in Section 7.07, and (b) filing of such securities filings relating to the offer, sale and issuance of the Shares with the relevant authorities, has authority and has taken all requisite action on the part of the Company, its officers, directors and shareholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.03     Capitalization.   Schedule 4.03 sets forth (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable law and any rights of third parties. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 4.03, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 4.03 and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described in the SEC Filings and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

Schedule 4.03 sets forth a true and complete table setting forth the pro forma capitalization of the Company on a fully diluted basis giving effect to (i) the issuance of the Shares, (ii) any adjustments in other securities resulting from the issuance of the Shares, and (iii) the exercise or conversion of all outstanding securities. Except as described on Schedule 4.03, the issuance and sale of the Shares hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

The Company does not have outstanding shareholder purchase rights or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.04     Valid Issuance.   The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

4.05     Consents.   Except for approval of the Proposal by the shareholders as contemplated in Section 7.07, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (i) approvals required to be obtained from Nasdaq and the TSX, all of which shall be obtained and shall be in full force and effect prior to the Closing, and (ii) filings that have been made pursuant to applicable securities laws and post-sale filings pursuant to applicable state, federal and provincial securities laws which the Company undertakes to file within the applicable time periods. The Company has taken all action necessary to exempt (i) the issuance and sale of the Shares, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject or any provision of the Company’s Articles of Incorporation, By-laws or any shareholder rights agreement that is or could become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Shares and the ownership, disposition or voting of the Shares by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.06     Delivery of SEC Filings; Business.   The Company has provided the Investors through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (the “10KSB”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10 KSB and prior to the date hereof (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

4.07     Use of Proceeds.   The proceeds of the sale of the Shares hereunder shall be used by the Company to repay indebtedness and for working capital and general corporate purposes.

4.08     No Material Adverse Change.   Since December 31, 2005, except as identified and described in the SEC Filings or as described on Schedule 4.08, there has not been:

(a)        any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the 10KSB, except for changes in the ordinary course of business which have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(b)        any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(c)        any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(d)        any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(e)        any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(f)         any change or amendment to the Company’s Articles of Incorporation or by-laws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(g)        any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(h)        any transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(i)         the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(j)         the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(k)        any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.09     SEC Filings; S-3 Eligibility.

(a)        At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)        Each registration statement and any amendment thereto filed by the Company since January 1, 2003 pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c)        The Company is eligible to use Form S-3 to register the Registrable Securities (as such term is defined in the Registration Rights Agreement) for sale by the Investors as contemplated by the Registration Rights Agreement.

4.10     No Conflict, Breach, Violation or Default.   Subject to the approval of the Proposal by its shareholders as contemplated in Section 7.07, the execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Shares will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Articles of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (copies of which have been made available to the Investors through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

4.11     Tax Matters.   Except as described in SEC Filings, the Company and each Subsidiary has timely prepared and filed all material tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state, local or provincial taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All material taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. Except as described on Schedule 4.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

4.12     Title to Properties.   Except as disclosed in the SEC Filings or as described on Schedule 4.12, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.13     Certificates, Authorities and Permits.   The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.14     No Labor Disputes.   No material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company’s Knowledge, is imminent.

4.15     Intellectual Property.

(a)        All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. To the Company’s Knowledge, no Intellectual Property of the Company or its Subsidiaries which is material to the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened. To the Company’s Knowledge, no material patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b)        All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are material to the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

(c)        The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is material to the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

(d)        To the Company’s Knowledge, the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are material to the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

(e)        The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information which is material to the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(f)         To the Company’s Knowledge, as currently used all software owned by the Company or any of its Subsidiaries and all software licensed from third parties by the Company or any of its Subsidiaries, (i) is free from any material defect, bug, virus, or programming, design or documentation error; (ii) operates and runs in a reasonable and efficient business manner; and (iii) conforms in all material respects to the specifications and purposes thereof.

(g)        The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is material to the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has either (i) executed an agreement to maintain the confidentiality of such Confidential Information; (ii) executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof or (iii) undertaken similar safeguards to protect and preserve the confidentiality of all Confidential Information. Except under confidentiality obligations, to the Company’s Knowledge there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

4.16     Environmental Matters.   Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and to the Company’s Knowledge there is no pending or threatened investigation that might lead to such a claim.

4.17     Litigation.   Except as described on Schedule 4.17, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.

4.18     Financial Statements.   The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements as permitted by Form 10-QSB under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 4.18, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.19     Insurance Coverage.   The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.20     Compliance with Nasdaq Continued Listing Requirements.   The Company is in compliance with applicable Nasdaq continued listing requirements, except as set out in Schedule 4.20. Except as set out in Schedule 4.20, there are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Company’s Common Stock on the Nasdaq and the Company has not received any notice of, nor to the Company’s Knowledge is there any basis for, the delisting of the Common Stock from the Nasdaq.

4.21     Brokers and Finders.   No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 4.21.

4.22     No Directed Selling Efforts or General Solicitation.   Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.

4.23     No Integrated Offering.   Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the 1933 Act.

4.24     Private Placement.   The offer and sale of the Shares to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.25     Questionable Payments.   Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former shareholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.26     Transactions with Affiliates.   Except as disclosed in SEC Filings made on or prior to the date hereof or as disclosed on Schedule 4.26, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.27     Internal Controls.   The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the 1934 Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-B) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

5.          Representations and Warranties of the Investors.   Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.01     Organization and Existence.   Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Shares pursuant to this Agreement.

5.02     Authorization.   The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of the Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.03     Purchase Entirely for Own Account.   The Shares to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act. The Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

5.04     Investment Experience.   The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.05     Disclosure of Information.   The Investor has had an opportunity to receive all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares. The Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.06     Restricted Shares.   The Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities cannot be resold unless they are registered pursuant to the 1933 Act or unless an exemption from registration is available.

5.07     Legends.   It is understood that, except as provided below, certificates evidencing such Securities may bear the following or any similar legend:

(a)        “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF APPLICABLE (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAW OR (2) IN A TRANSACTION THAT DOES NOT OTHERWISE REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW, PROVIDED THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THAT EFFECT REASONABLY SATISFACTORY TO THE COMPANY OR (3) PURSUANT TO A REGISTRATION STATEMENT PURSUANT TO THE U.S. SECURITIES ACT.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CAN NOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING

SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE.”

(b)        “THE HOLDER, BY ITS ACCEPTANCE OF THIS SECURITY, REPRESENTS, ACKNOWLEDGES, AND AGREES THAT IT WILL NOT AND WILL NOT BE ENTITLED TO, DIRECTLY OR INDIRECTLY, SELL OR TRANSFER THE SECURITIES INTO CANADA OR TO RESIDENTS OF CANADA, EXPECT IN COMPLIANCE WITH APPLICABLE CANADIAN SECURITIES LAWS. NO SALE OR TRANSFER INTO CANADA OR TO A CANADIAN RESIDENT WILL BE REGISTERED BY WORLD HEART CORPORATION’S TRANSFER AGENT AND ANY ATTEMPT TO EFFECT SUCH A TRANSFER IS INVALID UNLESS MADE IN COMPLIANCE WITH THE ABOVE-NOTED RESTRICTIONS. UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [FOUR MONTHS PLUS ONE DAY FOLLOWING CLOSING].”

(c)        If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement and receipt by the Company of the Investor’s written confirmation that such Shares will not be disposed of except in compliance with the prospectus delivery requirements of the 1933 Act or (ii) Rule 144(k) becoming available the Company shall, upon an Investor’s written request, promptly cause certificates evidencing the Shares to be replaced with certificates which do not include the restrictive legend set forth in paragraph (a) above. From and after the anniversary of four months and one day of the Closing, the Company shall, upon an Investor’s written request, promptly cause certificates evidencing the Shares to be replaced with certificates which do not include the restrictive legend set forth in paragraph (b) above. When the Company is required to cause unlegended certificates (removing all legends) to replace previously issued legended certificates, if unlegended certificates (removing all legends) are not delivered to an Investor within three (3) Business Days of submission by that Investor of legended certificate(s) to the Company’s transfer agent together with a representation letter in customary form, the Company shall be liable to the Investor for a penalty equal to 1.0% of the aggregate purchase price of the Shares evidenced by such certificate(s) for each thirty (30) day period (or portion thereof) beyond such three (3) Business Day that the unlegended certificates (removing all legends) have not been so delivered.

5.08     Accredited Investor.   The Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

5.09     No General Solicitation.   The Investor did not learn of the investment in the Shares as a result of any public advertising or general solicitation.

5.10     Brokers and Finders.   No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investors.

5.11     Prohibited Transactions.   Since the earlier of (a) such time when such Investor was first contacted by the Company or any other Person regarding the transactions contemplated hereby or (b) thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor nor any Person acting on behalf of or pursuant to any understanding with such Investor (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Shares (each, a “Prohibited Transaction”). Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the Effective Date or (iii) the Effectiveness Deadline, such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction. Such Investor acknowledges that the representations, warranties and covenants contained in this Section 5.11 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.11.

6.          Conditions to Closing.

6.01     Conditions to the Initial Investors’ Obligations—First Closing.   The obligation of each Initial Investor to purchase the Initial Shares at the First Closing is subject to the fulfillment to such Initial Investor’s satisfaction, on or prior to the First Closing Date, of the following conditions, any of which may be waived by such Initial Investor (as to itself only):

(a)        The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the First Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the First Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the First Closing Date.

(b)        The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers (including, without limitation, any required approval of Nasdaq and TSX) necessary or appropriate for consummation of the purchase and sale of the Initial Shares and the consummation of the other transactions contemplated hereby on or prior to the First Closing Date, all of which shall be in full force and effect.

(c)        The Company shall have received confirmation from Nasdaq to the effect that (i) the issuance and sale of the Initial Shares as contemplated hereby will not require shareholder approval pursuant to the requirements of Nasdaq Marketplace Rule 4350(i), and (ii) that the Initial Shares have been approved for inclusion on Nasdaq upon official notice of issuance.

(d)        The Company shall have executed and delivered the Registration Rights Agreement.

(e)        No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(f)         The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the First Closing Date, certifying to the fulfilment of the conditions specified in subsections (a), (b), (d) and (e) of this Section 6.01.

(g)        The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the First Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Initial Shares, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(h)        The Investors shall have received opinions from the Company’s counsel dated as of the First Closing Date, in form and substance reasonably acceptable to the Initial Investors and addressing such legal matters as the Initial Investors may reasonably request.

(i)         No stop order or suspension of trading shall have been imposed by Nasdaq, TSX, the SEC or any other governmental regulatory body with respect to public trading in the Common Stock.

6.02     Conditions to Obligations of the Company—First Closing.   The Company’s obligation to sell and issue the Initial Shares at the First Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the First Closing Date of the following conditions, any of which may be waived by the Company:

(a)        The representations and warranties made by the Initial Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.03, 5.04, 5.05, 5.06, 5.07, 5.08, 5.10 and 5.11 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the First Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the First Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the First Closing Date.

(b)        The Initial Investors and Remaining Investors shall have executed and delivered the Registration Rights Agreement.

(c)        The Initial Investors shall have delivered the Initial Purchase Price to the Company.

6.03     Conditions to the Remaining Investors’ Obligations—Second Closing.   The obligation of the Remaining Investors to purchase the Remaining Shares at the Second Closing is subject to the fulfillment to each Remaining Investor’s satisfaction, on or prior to the Second Closing Date, of the following conditions, any of which may be waived by such Remaining Investor (as to itself only):

(a)        The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct on the date hereof and at all times prior to and on the Second Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct on the date hereof and as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects on the date hereof and at all times prior to and on the Second Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects on the date hereof and as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Second Closing Date.

(b)        The Company shall have obtained any and all consents, permits, approvals, registrations and waivers (including, without limitation, approval of the Proposal by its shareholders in accordance with applicable law and applicable Nasdaq requirements) necessary or appropriate for consummation of the purchase and sale of the Remaining Shares and the consummation of the other transactions contemplated by the Transaction Documents to be consummated on or prior to the Second Closing Date, all of which shall be in full force and effect.

(c)        The First Closing shall have been consummated in accordance with the terms of this Agreement.

(d)        No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(e)        The Remaining Shares shall have been approved for inclusion on Nasdaq upon official notice of issuance.

(f)         The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Second Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (e) and (i) of this Section 6.03.

(g)        The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Second Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents, the calling of the Special Meeting (as defined below), and the issuance of the Shares, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(h)        The Remaining Investors shall have received opinions from the Company’s counsel, dated as of the Second Closing Date, in form and substance substantially similar to the opinion delivered in the First Closing, or otherwise reasonably acceptable to the Remaining Investors and addressing such legal matters as the Remaining Investors may reasonably request.

(i)         No stop order or suspension of trading shall have been imposed by Nasdaq, TSX, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock, that remains in effect.

6.04     Conditions to Obligations of the Company—Second Closing.   The Company’s obligation to sell and issue the Remaining Shares at the Second Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Second Closing Date of the following conditions, any of which may be waived by the Company:

(a)        The representations and warranties made by the Remaining Investors in Section 5 hereof, other than the Investment Representatives, shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Second Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Second Closing Date with the same force and effect as if they had been made on and as of said date. The Remaining Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Second Closing Date.

(b)        The Remaining Investors shall have delivered the Remaining Purchase Price to the Company.

(c)        The Company shall have obtained the approval of the Proposal by its shareholders in accordance with applicable law and applicable Nasdaq requirements.

6.05     Termination of Obligations to Effect Closing; Effects.

(a)        The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect any Closing shall terminate as follows:

(i)         Upon the mutual written consent of the Company and the Initial Investors or Remaining Investors, as applicable;

(ii)       By the Company if any of the conditions set forth in Section 6.02 or 6.04 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)      By an Initial Investor (with respect to itself only) if any of the conditions set forth in Section 6.01 shall have become incapable of fulfillment, and shall not have been waived by the Initial Investors;

(iv)       By a Remaining Investor (with respect to itself only) if any of the conditions set forth in Section 6.03 shall have become incapable of fulfillment, and shall not have been waived by the Remaining Investors; or

(v)        By either the Company or any Remaining Investor (with respect to itself only) if the Second Closing has not occurred on or prior to December 31, 2006;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)        In the event of termination by the Company or any Investor of its obligations to effect a Closing pursuant to this Section 6.03, written notice thereof shall forthwith be given to the other Investors and, if such notice is of termination by any Investor, any other Investor (with respect to itself only) will have the right to terminate its obligation to effect such Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.03 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

(c)        A termination of the obligation to effect the Second Closing pursuant to the terms of this Section 6.03 shall not affect this Agreement or the other Transaction Documents which shall otherwise continue in full force and effect.

7.          Covenants and Agreements of the Company.

7.01     Reports.   The Company will furnish to such Investors and/or their assignees such information relating to the Company and its Subsidiar ies as from time to time may reasonably be requested by such Investors and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

7.02     No Conflicting Agreements.   The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Investors under the Transaction Documents.

7.03     Insurance.   The Company shall not materially reduce the insurance coverages described in Section 4.19.

7.04     Compliance with Laws.   The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.05     Listing of Underlying Shares and Related Matters.   Promptly following the date hereof, the Company shall take all necessary action to cause (i) the Initial Shares to be listed on Nasdaq and TSX no later than the First Closing Date; and (ii) the Remaining Shares to be listed on Nasdaq and TSX no later than the Second Closing Date. Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares and will take such other action as is necessary to cause such Common Stock to be so listed. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

7.06     Termination of Covenants.   The provisions of Sections 7.02 through 7.05 shall terminate and be of no further force and effect upon the earlier of (i) the mutual consent of the Company and the Required Investors or (ii) the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

7.07     Proxy Statement; Shareholders Meeting.

(a)        Promptly following the execution and delivery of this Agreement the Company shall take all action necessary to call a meeting of its shareholders (the “Shareholders Meeting”), which shall be completed not later than December 31, 2006, for the purpose of seeking approval of the Company’s shareholders for (i) the issuance and sale to the Investors of the Remaining Shares (the “Proposal”). In connection therewith, the Company will promptly prepare and file with the SEC proxy materials (including a proxy statement and form of proxy) for use at the Shareholders Meeting and, after receiving and promptly responding to any comments of the SEC thereon, shall promptly mail such proxy materials to the shareholders of the Company. Each Investor shall promptly furnish in writing to the Company such information relating to such Investor and its investment in the Company as the Company may reasonably request for inclusion in the Proxy Statement. The Company will comply with Section 14(a) of the 1934 Act and the rules promulgated thereunder in relation to any proxy statement (as amended or supplemented, the “Proxy Statement”) and any form of proxy to be sent to the shareholders of the Company in connection with the Shareholders Meeting, and the Proxy Statement shall not, on the date that the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or the Shareholders Meeting which has become false or misleading; provided however, that the Company may rely on all information furnished by an Investor to the Company as true and correct. If the Company should discover at any time prior to the Shareholders Meeting, any event relating to the Company or any of its Subsidiaries or any of their respective affiliates, officers or directors that is required to be set forth in a supplement or amendment to the Proxy Statement, in addition to the Company’s obligations under the 1934 Act, the Company will promptly inform the Investors thereof.

(b)        Subject to their fiduciary obligations under applicable law (as determined in good faith by the Company’s Board of Directors after consultation with the Company’s outside counsel), the Company’s Board of Directors shall recommend to the Company’s shareholders (and, subject to their fiduciary obligations, not revoke or amend such recommendation) that the shareholders vote in favor of the Proposal and shall cause the Company to take all commercially reasonable action (including, without limitation, the hiring of a proxy solicitation firm of nationally recognized standing) to solicit the approval of the shareholders for the Proposal. Whether or not the Company’s Board of Directors determines at any time after the date hereof that, due to its fiduciary duties, it must revoke or amend its recommendation to the Company’s shareholders, the Company shall be required to, and will take, in accordance with applicable law and its Certificate of Incorporation and Bylaws, all action necessary to convene the Shareholders Meeting as promptly as practicable, but no later than the Shareholders Meeting Deadline, to consider and vote upon the approval of the Proposal.

8.          Survival and Indemnification.

8.01     Survival.   All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the execution and delivery of this Agreement for a period of two (2) years from the date of this Agreement; provided, however, that the provisions contained in Section 7 hereof shall survive in accordance therewith.

8.02     Indemnification.   The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person. Notwithstanding the foregoing, the Company will not indemnify the Investors in the event that the Company is (i) delisted from Nasdaq or the TSX (unless such delisting constitutes a breach of any representation, warranty, covenant or agreement of the Company set forth herein), or (ii) the Company is unable to obtain shareholder approval of the Proposal as contemplated in Section 7.07 (unless such failure constitutes a breach of any representation, warranty, covenant or agreement of the Company set forth herein).

8.03     Conduct of Indemnification Proceedings.   Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.02, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

9.          Miscellaneous.

9.01     Successors and Assigns.   This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Required Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Shares in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company and the other Investors, provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.02     Counterparts; Faxes.   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

9.03     Titles and Subtitles.   The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.04     Notices.   Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:
7799 Pardee Lane
Oakland California 94621
Attention: Chief Financial Officer
Fax: (510) 563-4800
With a copy to:
McCarthy Tétrault LLP
Suite 1400, 40 Elgin Street
Ottawa, Ontario
K1P 5K6
Attention: Virginia K. Schweitzer, Esq.
Fax: (613) 563-9386
If to the Investors:

to the addresses set forth on the signature pages hereto.

9.05     Expenses.   The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable fees and expenses of counsel to the Investors, not to exceed a total aggregate amount of $20,000 for all Investors. Such expenses shall be paid not later than the Second Closing. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys’ fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.06     Amendments and Waivers.   Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

9.07     Publicity.   No public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or Special Situations Fund III, L.P. (“SSF”) and Greenway Capital Inc. (“Greenway”) (in the case of a release or announcement by the Company), (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow SSF and Greenway or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

9.08     Severability.   Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.09     Entire Agreement.   This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10     Further Assurances.   The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11     Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.   This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.12     Independent Nature of Investors’ Obligations and Rights.   The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	WORLD HEART CORPORATION
By:
Name:
Title:

The Initial Investors:	[Name]
By:
Name:
Title:
Aggregate Purchase Price: $
Number of Shares:
Address for Notice:
[Name]
By:
Name:
Title:
Aggregate Purchase Price: $
Number of Shares:
Address for Notice:

[Name]
By:
Name:
Title:
Aggregate Purchase Price: $
Number of Shares:
Address for Notice:

The Remaining Investors:	[Name]
By:
Name:
Title:
Aggregate Purchase Price: $
Number of Shares:
Address for Notice:
[Name]
By:
Name:
Title:
Aggregate Purchase Price: $
Number of Shares:
Address for Notice:

[Name]
By:
Name:
Title:
Aggregate Purchase Price: $
Number of Shares:
Address for Notice:
[Name]
By:
Name:
Title:
Aggregate Purchase Price: $
Number of Shares:
Address for Notice:

Exhibit B

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of this     day of November, 2006 by and among World Heart Corporation, a corporation continued under the laws of the Canada (the “Company”), and the “Investors” named in that certain Purchase Agreement by and among the Company and the Investors (the “Purchase Agreement”) and the agent. Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

The parties hereby agree as follows:

1.          Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Agent” shall mean ThinkEquity Partners LLC.

“Agent Shares” shall mean the common shares to be issued to the Agent on the Second Closing.

“Common Stock” shall mean the Company’s Common Shares, and any securities into which such shares may hereinafter be reclassified.

“Initial Registrable Securities” shall mean (i) the Initial Shares, and (ii) any other securities issued or issuable with respect to or in exchange for Initial Registrable Securities; provided, that, a security shall cease to be an Initial Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale by the Investors pursuant to Rule 144(k).

“Investors” shall mean the Investors identified in the Purchase Agreement and any Affiliate or permitted transferee of any Investor who is a subsequent holder of any Registrable Securities.

“Prospectus” shall mean (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” shall mean the Initial Registrable Securities and the Remaining Registrable Securities.

“Registration Statement” shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Remaining Registrable Securities” shall mean (i) the Remaining Shares, (ii) the Agent Shares and (iii) any other securities issued or issuable with respect to or in exchange for Remaining Registrable Securities; provided, that, a security shall cease to be a Remaining Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale by the Investors or the Agent, as applicable, pursuant to Rule 144(k).

1

“Required Investors” means the Investors holding a majority of the Initial Registrable Securities and/or the Remaining Registrable Securities, as applicable, not counting any Remaining Registrable Securities that are held by the Agent.

2.          Registration.

(a)        Registration Statements.

(i)         Promptly following the First Closing but no later than five (5) business days after the First Closing Date (the “First Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Initial Registrable Securities) covering the resale of the Initial Registrable Securities. Such Registration Statement shall include the plan of distribution attached hereto as Exhibit A, subject to any SEC comments thereon. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Initial Registrable Securities. Except as provided in clause (ii) below, such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Investors. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and their counsel prior to its filing or other submission. If a Registration Statement covering the Initial Registrable Securities is not filed with the SEC on or prior to the First Filing Deadline, the Company will make pro rata payments to each Initial Investor, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Initial Investor for each 30-day period or pro rata for any portion thereof following the First Filing Deadline for which no Registration Statement is filed with respect to the Initial Registrable Securities. Such payments shall constitute the Initial Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Initial Investors to seek injunctive relief. Such payments shall be made to each Initial Investor in cash.

(ii)       Promptly following the Second Closing but no later than five (5) business days after the Second Closing Date (the “Second Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 or amend the Registration Statement filed in connection with the First Closing, if not yet effective, (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Remaining Registrable Securities) covering the resale of the Remaining Registrable Securities. Such Registration Statement shall include the plan of distribution attached hereto as Exhibit A, subject to any SEC comments thereon. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Remaining Registrable Securities. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Investors. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and their counsel prior to its filing or other submission. If a Registration Statement covering the Remaining Registrable Securities is not filed with the SEC on or prior to the Second Filing Deadline, the Company will make pro rata payments to each Remaining Investor, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such

2

Remaining Investor for each 30-day period or pro rata for any portion thereof following the Second Filing Deadline for which no Registration Statement is filed with respect to the Remaining Registrable Securities. Such payments shall constitute the Remaining Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Remaining Investors to seek injunctive relief. Such payments shall be made to each Remaining Investor in cash.

(iii)      Notwithstanding the provisions of Section 2(a)(ii), if at any time the SEC takes the position that the offering of the Remaining Registrable Securities as contemplated by the Registration Statement violates the provisions of Rule 415 under the 1933 Act because of the number of shares included in such Registration Statement, the Company shall (i) remove from the Registration Statement such portion of the Remaining Registrable Securities and/or (ii) agree to such restrictions and limitations on the registration and resale of the Remaining Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415. Any cut-back imposed pursuant to this Section 2(a)(iii) shall be allocated among the Remaining Investors on a pro rata basis. The provisions of this Section 2(a)(iii) shall not limit or otherwise affect the obligations of the Company, which are absolute and unconditional, to effect the registration of the Registrable Securities as provided in this Agreement. In the event of any cut-back imposed pursuant to this Section 2(a)(iii), the Company shall use commercially reasonable efforts to effect the registration of any Registrable Securities excluded from a Registration Statement as promptly as practicable.

(b)        Expenses.   The Company will pay all expenses associated with each registration, including filing and printing fees, counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, fees and expenses of one counsel to the Investors and the Investors’ reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

(c)        Effectiveness.

(i)         The Company shall use commercially reasonable efforts to have each Registration Statement declared effective as soon as practicable. The Company shall notify the Initial Investors or the Remaining Investors, as applicable, by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Initial Investors or the Remaining Investors, as applicable, with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If (A)(x) a Registration Statement covering the Initial Registrable Securities is not declared effective by the SEC on or prior to the earlier of (i) five (5) Business Days after the SEC shall have informed the Company that no review of the Registration Statement will be made or that the SEC has no further comments on the Registration Statement, or (ii) the 60th day after the First Closing Date (the 90th day if the SEC comments on the Registration Statement), or (y) a Registration Statement covering the Remaining Registrable Securities is not declared effective by the SEC on or prior to the earlier of (i) five (5) Business Days after the SEC shall have informed the Company that no review of the Registration Statement will be made or that the SEC has no further comments on the Registration Statement, or (ii) the 60th day after the Second Closing Date (the 90th day if the SEC comments on the Registration Statement), or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), but excluding the inability of any Investor to sell the Registrable Securities covered thereby due to

3

market conditions and except as excused pursuant to subparagraph (ii) below, then the Company will make pro rata payments to each Initial Investor or Remaining Investor, as applicable , as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the “Blackout Period”); provided, however, that no liquidated damages shall be payable to any Remaining Investor resulting solely from the application of the provisions of Section 2(a)(iii). Such payments shall constitute the Initial Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Initial Investors to seek injunctive relief. Such payments shall be made to each Initial Investor in cash. The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) Business Days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period. Such payments shall be made to each Investor in cash.

(ii)       No more than twice in any twelve (12) month period for an aggregate of not more than thirty (30) day, the Company may delay the disclosure of material non-public information concerning the Company, by suspending the use of any Prospectus included in any registration contemplated by this Section containing such information, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the affected Investors in writing of the existence of (but in no event, without the prior written consent of an affected Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, and (b) advise the affected Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay.

3.          Company Obligations.   The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a)        use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144(k) and shall advise the affected Investors when such period has expired;

(b)        prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c)        provide copies to and permit counsel designated by the Investors to review each Registration Statement and all amendments and supplements thereto no fewer than three (3) Business Days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

(d)        furnish to the Investors and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof

4

which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by the related Registration Statement;

(e)        use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(f)         prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g)        use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(h)        immediately notify the Investors, at any time when the Company is required to maintain the effectiveness of a Registration Statement on behalf of such Investors, upon discovery that, or upon the happening of any event as a result of which, the Prospectus as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such holder, promptly prepare, file with the SEC and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i)         otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Investors in writing if, at any time during the period during which the Company is required to maintain an effective Registration Statement, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last

5

quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter); and

(j)         With a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent Annual Report on Form 10-KSB and most recent Quarterly Report on Form 10-QSB, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

4.          Due Diligence Review; Information.   The Company shall make available, during normal business hours, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), all financial and other records, all SEC Filings (as defined in the Purchase Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

The Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

5.          Obligations of the Investors and Agent.

(a)        Each Investor and the Agent shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor and the Agent of the information the Company requires from such Investor or the Agent if such Investor or the Agent elect to have any of the Registrable Securities included in the Registration Statement. An Investor and the Agent shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Investor or the Agent elect to have any of the Registrable Securities included in the Registration Statement.

6

(b)        Each of the Investor and the Agent, by its acceptance of the Registrable Securities agree to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor or the Agent have notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)        Each of the Investor and the Agent agree that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(j) hereof, such Investor and the Agent will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor’s or the Agent’s receipt of the copies of the supplemented or amended prospectus filed with the SEC and declared effective and, if so directed by the Company, the Investor and the Agent shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor’s and the Agents possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

6.          Indemnification.

(a)        Indemnification by the Company.   The Company will indemnify and hold harmless each Investor and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Investor and the Agent within the meaning of the 1933 Act against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor’s or the Agent’s behalf and will reimburse such Investor or the Agent, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or the Agent or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b)        Indemnification by the Investors and the Agent.   In connection with any registration pursuant to the terms of this Agreement, each Investor and the Agent will furnish to the Company in writing such information as the Company reasonably requests concerning the holders of Registrable Securities or the proposed manner of distribution for use in connection with any Registration Statement or Prospectus and agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a

7

material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor or the Agent to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Investor or the Agent be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor or the Agent in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor or the Agent upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)        Conduct of Indemnification Proceedings.   Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)        Contribution.   If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7.          Miscellaneous.

(a)        Amendments and Waivers.   This Agreement may be amended only by a writing signed by the Company and the Required Investors. The Company may take any action herein prohibited, or omit to

8

perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Investors.

(b)        Notices.   All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.4 of the Purchase Agreement.

(c)        Assignments and Transfers by Investors and the Agent.   The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and the Agent and their respective successors and assigns. An Investor and the Agent may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor or the Agent to such person, provided that such Investor or the Agent complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

(d)        Assignments and Transfers by the Company.   This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Required Investors, after notice duly given by the Company to each Investor.

(e)        Benefits of the Agreement.   The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)         Counterparts; Faxes.   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

(g)        Titles and Subtitles.   The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h)        Severability.   Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i)         Further Assurances.   The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j)         Entire Agreement.   This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k)        Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.   This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive

9

jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

10

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	WORLD HEART CORPORATION
By:
Name:
Title:

11

The Investors:	[name]
By:
Name:
Title:
[name]
By:
Name:
Title:
[name]
By:
Name:
Title:
[name]
By:
Name:
Title:

12

Exhibit A

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

·       ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

·       block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

·       purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

·       an exchange distribution in accordance with the rules of the applicable exchange;

·       privately negotiated transactions;

·       short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

·       through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

·       broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

·       a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such

13

broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

14

APPENDIX I

TEXT OF RESOLUTION FOR PRIVATE PLACEMENT TO CERTAIN INVESTORS

RESOLVED that

1.          the Company is hereby authorized to issue up to 45,420,000 common shares of the Corporation by way of a private placement, at a price of US$0.25 per share, to certain investors, on the terms and conditions set in the purchase agreement between the Company and the investors, dated as of November 13, 2006, all as more fully described in this proxy statement delivered to shareholders in connection with this meeting;

2.          the Company is hereby authorized to issue up to 3,385,200 common shares of the Corporation to ThinkEquity Partners LLC as consideration for the services provided by it as agent in connection with the private placement to certain investors, on the terms and conditions set in the purchase agreement between the Company and the investors, dated as of November 13, 2006, all as more fully described in this proxy statement delivered to shareholders in connection with this meeting; and

3.          any officer or director of the Company is authorized and directed to execute and deliver or cause to be executed and delivered all such documents and instruments and to take or cause to be taken all such other action as such director or officer may determine to be necessary or desirable to carry out the intent of the foregoing resolution, such determination to be conclusively evidenced by the execution and delivery of such documents and instruments and the taking of such actions.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
WORLD HEART CORPORATION

FOR THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

Wednesday, December 20, 2006

9:00 a.m.

Suite 4700, Toronto Dominion Bank Tower, 66 Wellington Street, Toronto, Ontario

TO THE SHAREHOLDERS OF WORLD HEART CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting of Shareholders of WORLD HEART CORPORATION, a Canadian corporation (the “Company”), will be held on Wednesday, December 20, 2006, at 9:00 a.m. local time at Suite 4700, Toronto Dominion Bank Tower, 66 Wellington Street, Toronto, Ontario, for the purposes stated on the reverse.

By signing the proxy, you revoke all prior proxies and appoint Jal S. Jassawalla, or failing him, A. Richard Juelis, both officers and/or directors of the Company or, instead of either of them, ______________________ as nominee of the undersigned, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Shareholders have the right to appoint a person (who need not be a shareholder) to attend and act for them and on their behalf other than the nominees designated above and may exercise such right by inserting the name of their nominee in the blank space provided for that purpose.

All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible. In order to ensure your representation at the meeting, a return envelope (which is postage prepaid if mailed in the United States or Canada) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

The foregoing items of business are more fully described in the proxy statement accompanying this Proxy Card. The Board of Directors has fixed the close of business on November 17, 2006, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

  FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS.	Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

ITEM 1. ELECTION OF DIRECTORS Nominees: 01 C. Ian Ross 02 William C. Garriock 03 Robert J. Majteles 04 Jal S. Jassawalla	FOR ALL NOMINEES (except as marked) ☐	WITHHELD FOR ALL ☐

ITEM 2–To approve an amendment and restatement of the World Heart Corporation Employee Stock Option Plan to give the Company the flexibility to grant restricted stock awards, restricted stock unit awards, stock appreciation rights, performance shares and other share-based awards, in addition to incentive and non-statutory stock options, to the directors, employees and consultants of the Company and its affiliates under the plan and to make certain other changes to the plan including an increase in the maximum number of common shares that may be issued under the plan from 9,772,505 to 14,772,505.

				FOR ☐	AGAINST ☐	ABSTAIN ☐
			ITEM 3–To appoint PricewaterhouseCoopers LLP as independent auditors of the Company and authorize the Board of Directors to fix their remuneration.	☐	☐	☐

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

___________________________________________

___________________________________________

___________________________________________

			ITEM 4–To confirm the Company’s new by-law.	☐	☐	☐

ITEM 5–To approve the grant of discretionary authority to the Company’s Board of Directors to amend the Company’s articles to effect a reverse stock split of the Company’s common shares at a ratio within the range from one-to-two to one-to-ten at any time prior to the first anniversary of this Annual Meeting.

				☐	☐	☐
			ITEM 6–To approve the private placement of up to 45,420,000 common shares of WorldHeart to certain investors and the issuance of up to 3,385,200 common shares to the agent in the private placement.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL PROPOSALS.  IN ADDITION, THE UNDERSIGNED APPOINTS SUCH PERSON TO VOTE AND ACT AS AFORESAID UPON ANY AMENDMENTS TO THE MATTERS IDENTIFIED IN THE NOTICE OF THE ANNUAL MEETING AND ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.. Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. If this proxy is not dated in the space provided, it will be deemed to bear the date on which it is mailed to you by management.

Signature			Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

  FOLD AND DETACH HERE

Vote by Mail

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CIBC Mellon Trust Company, the Company’s transfer agent, at ___.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS